--------------------------------------------------------------------------------

                    REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC
                                       and
                               RTI CAPITAL CORP.,

                                   as Issuers

                                       and

               Republic Technologies International Holdings, LLC,
                         Nimishillen & Tuscarawas, LLC,
                              Bliss & Laughlin, LLC
                                       and
                       Canadian Drawn Steel Company Inc.,

                                  as Guarantors

                           --------------------------


                    United States Trust Company of New York,

                                   as Trustee

                                       and

                    United States Trust Company of New York,

                               as Collateral Agent

                           ---------------------------

                                    INDENTURE

                           Dated as of August 13, 1999

                           ---------------------------

--------------------------------------------------------------------------------

                              CROSS-REFERENCE TABLE

    TIA                                                         Indenture
  Section                                                         Section
  -------                                                       ---------------

Section 310  (a)(1) ......................................      7.10
             (a)(2) ......................................      7.10
             (a)(3) ......................................      7.12
             (a)(4) ......................................      N.A.
             (b) .........................................      7.8; 7.10; 12.2
             (c) .........................................      N.A.
Section 311  (a) .........................................      7.11
             (b) .........................................      7.11
             (c) .........................................      N.A.
Section 312  (a) .........................................      2.5
             (b) .........................................      12.3
             (c) .........................................      12.3
Section 313  (a) .........................................      7.6
             (b)(1) ......................................      7.6
             (b)(2) ......................................      7.6
             (c) .........................................      7.6; 12.2
             (d) .........................................      7.6
Section 314  (a) .........................................      4.7; 12.2
             (b) .........................................      10.2
             (c)(1) ......................................      12.4
             (c)(2) ......................................      12.4
             (c)(3) ......................................      N.A.
             (d) .........................................      10.6
             (e) .........................................      12.5
             (f) .........................................      N.A.
Section 315  (a) .........................................      7.1(b)
             (b) .........................................      7.5; 12.2
             (c) .........................................      7.1(a)
             (d) .........................................      7.1(c)
             (e) .........................................      6.11
Section 316  (a) (last sentence) .........................      2.9
             (a)(1)(A) ...................................      6.5
             (a)(1)(B) ...................................      6.4
             (a)(2) ......................................      N.A.
             (b) .........................................      6.7
Section 317  (a)(1) ......................................      6.8
             (a)(2) ......................................      6.9
             (b) .........................................      2.4
Section 318  (a) .........................................      12.1

----------
N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                              TABLE OF CONTENTS

                                                                         Page
                                                                         ----

                                  ARTICLE I

                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.   Definitions.................................................1
SECTION 1.2.   Incorporation by Reference of Trust Indenture Act..........28
SECTION 1.3.   Rules of Construction......................................28

                                  ARTICLE II

                                THE SECURITIES

SECTION 2.1.   Form and Dating............................................29
SECTION 2.2.   Execution and Authentication...............................29
SECTION 2.3.   Registrar and Paying Agent.................................30
SECTION 2.4.   Paying Agent To Hold Money in Trust........................30
SECTION 2.5.   Securityholder Lists.......................................31
SECTION 2.6.   Transfer and Exchange......................................31
SECTION 2.7.   Replacement Securities.....................................32
SECTION 2.8.   Outstanding Securities.....................................32
SECTION 2.9.   Treasury Securities........................................33
SECTION 2.10.  Temporary Securities.......................................33
SECTION 2.11.  Cancellation...............................................33
SECTION 2.12.  Defaulted Interest.........................................33
SECTION 2.13.  CUSIP Number...............................................34
SECTION 2.14.  Deposit of Moneys..........................................34
SECTION 2.15.  Book-Entry Provisions for Global Securities................34
SECTION 2.16.  Special Transfer Provisions................................35

                                 ARTICLE III

                                  REDEMPTION

SECTION 3.1.   Notices to Trustee.........................................39
SECTION 3.2.   Selection of Securities To Be Redeemed.....................39
SECTION 3.3.   Notice of Redemption.......................................39
SECTION 3.4.   Effect of Notice of Redemption.............................40
SECTION 3.5.   Deposit of Redemption Price................................41
SECTION 3.6.   Securities Redeemed in Part................................41

                                                                         Page
                                                                         ----

                                  ARTICLE IV

                                  COVENANTS

SECTION 4.1.   Payment of Securities......................................41
SECTION 4.2.   Maintenance of Office or Agency............................41
SECTION 4.3.   Corporate Existence........................................42
SECTION 4.4.   Payment of Taxes and Other Claims..........................42
SECTION 4.5.   Maintenance of Properties; Insurance; Books and Records;
                  Compliance with Law.....................................43
SECTION 4.6.   Compliance Certificates....................................43
SECTION 4.7.   Provision of Financial Information.........................44
SECTION 4.8.   Further Assurance to the Trustee or Collateral Agent.......44
SECTION 4.9.   Limitation on Additional Indebtedness and Certain
                  Preferred Stock.........................................45
SECTION 4.10.  Limitation on Sale-Leaseback Transactions..................48
SECTION 4.11.  Limitation on Liens........................................48
SECTION 4.12.  Limitation on Restricted Payments..........................48
SECTION 4.13.  Disposition of Proceeds of Asset Sales.....................52
SECTION 4.14.  Limitation on Transactions with Affiliates.................56
SECTION 4.15.  Change of Control..........................................57
SECTION 4.16.  Limitation on Dividends and Other Payment Restrictions
                  Affecting Subsidiaries..................................60
SECTION 4.17.  RTI Capital Corp...........................................60
SECTION 4.18.  Limitation on Designations of Unrestricted Subsidiaries....60
SECTION 4.19.  Impairment of Security Interest............................61
SECTION 4.20.  [Intentionally Omitted]....................................61
SECTION 4.21.  Waiver of Stay, Extension or Usury Laws....................61

                                  ARTICLE V

                            SUCCESSOR CORPORATION

SECTION 5.1.   When Company May Merge, Etc................................62
SECTION 5.2.   Successor Entity Substituted...............................63

                                  ARTICLE VI

                             DEFAULT AND REMEDIES

SECTION 6.1.   Events of Default..........................................63
SECTION 6.2.   Acceleration...............................................66
SECTION 6.3.   Other Remedies.............................................67
SECTION 6.4.   Waiver of Past Default.....................................67
SECTION 6.5.   Control by Majority........................................67
SECTION 6.6.   Limitation on Suits........................................68

                                                                         Page
                                                                         ----

SECTION 6.7.   Rights of Holders To Receive Payment.......................68
SECTION 6.8.   Collection Suit by Trustee.................................68
SECTION 6.9.   Trustee May File Proofs of Claim...........................69
SECTION 6.10.  Priorities.................................................69
SECTION 6.11.  Undertaking for Costs......................................69

                                 ARTICLE VII

                                   TRUSTEE

SECTION 7.1.   Duties of Trustee..........................................70
SECTION 7.2.   Rights of Trustee..........................................71
SECTION 7.3.   Individual Rights of Trustee...............................72
SECTION 7.4.   Trustee's Disclaimer.......................................72
SECTION 7.5.   Notice of Defaults.........................................73
SECTION 7.6.   Reports by Trustee to Holders..............................73
SECTION 7.7.   Compensation and Indemnity.................................73
SECTION 7.8.   Replacement of Trustee.....................................74
SECTION 7.9.   Successor Trustee by Merger, Etc...........................75
SECTION 7.10.  Eligibility; Disqualification..............................75
SECTION 7.11.  Preferential Collection of Claims Against Issuers..........76
SECTION 7.12.  Co-Trustee.................................................76

                                 ARTICLE VIII

                      DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1.   Satisfaction and Discharge.................................77
SECTION 8.2.   Legal Defeasance and Covenant Defeasance...................78
SECTION 8.3.   Application of Trust Money.................................81
SECTION 8.4.   Repayment to Company or the Guarantors.....................81
SECTION 8.5.   Reinstatement..............................................82

                                  ARTICLE IX

                     AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1.   Without Consent of Holders.................................82
SECTION 9.2.   With Consent of Holders....................................83
SECTION 9.3.   Compliance with Trust Indenture Act........................85
SECTION 9.4.   Revocation and Effect of Consents..........................85
SECTION 9.5.   Notation on or Exchange of Securities......................85
SECTION 9.6.   Trustee and Collateral Agent To Sign Amendments, Etc.......86

                                                                         Page
                                                                         ----

                                  ARTICLE X

                                  GUARANTEE

SECTION 10.1.  Unconditional Guarantee....................................86
SECTION 10.2.  Severability...............................................87
SECTION 10.3.  Release of a Guarantor.....................................87
SECTION 10.4.  Limitation of Guarantor's Liability........................87
SECTION 10.5.  Guarantors May Consolidate, etc., on Certain Terms.........88
SECTION 10.6.  Contribution...............................................88
SECTION 10.7.  Waiver of Subrogation......................................89
SECTION 10.8.  Execution of Guarantee.....................................89
SECTION 10.9.  Waiver of Stay, Extension or Usury Laws....................89
SECTION 10.10. Canadian Drawn Steel Company Inc...........................89

                                  ARTICLE XI

                              SECURITY DOCUMENTS

SECTION 11.1.  Collateral and Security Documents..........................90
SECTION 11.2.  Recording, Etc.............................................90
SECTION 11.3.  Certain Dispositions of Collateral Without Release.........92
SECTION 11.4.  Release of Collateral......................................94
SECTION 11.5.  Substitute Collateral......................................98
SECTION 11.6.  New Bar Mill..............................................101
SECTION 11.7.  [Intentionally Omitted]...................................102
SECTION 11.8.  Eminent Domain and Other Governmental Takings.............102
SECTION 11.9.  Trust Indenture Act Requirements..........................103
SECTION 11.10. Suits To Protect the Collateral...........................104
SECTION 11.11. Purchaser Protected.......................................104
SECTION 11.12. Powers Exercisable by Receiver or Trustee.................104
SECTION 11.13. Disposition of Obligations Received.......................104
SECTION 11.14. Determinations Relating to Collateral.....................105
SECTION 11.15. Renewal and Refunding.....................................105
SECTION 11.16. Release upon Termination of the Company's Obligations.....105

                                 ARTICLE XII

                         APPLICATION OF TRUST MONEYS

SECTION 12.1.  Trust Moneys..............................................106
SECTION 12.2.  Retirement of Securities..................................106
SECTION 12.3.  Withdrawals of Insurance Proceeds and Condemnation Awards.107
SECTION 12.4.  Withdrawal of Trust Moneys for Reinvestment...............111
SECTION 12.5.  Powers Exercisable Notwithstanding Event of Default.......113

                                                                         Page
                                                                         ----

SECTION 12.6.  Powers Exercisable by Collateral Agent or Receiver........113
SECTION 12.7.  Disposition of Securities Retired.........................113
SECTION 12.8.  Investment of Trust Moneys................................113

                                 ARTICLE XIII

                                MISCELLANEOUS

SECTION 13.1.  Trust Indenture Act Controls..............................114
SECTION 13.2.  Notices...................................................114
SECTION 13.3.  Communications by Holders with Other Holders..............115
SECTION 13.4.  Certificate and Opinion of Counsel as to Conditions
                  Precedent..............................................115
SECTION 13.5.  Statements Required in Certificate and Opinion of Counsel.115
SECTION 13.6.  Rules by Trustee, Paying Agent, Registrar, Collateral
                  Agent..................................................116
SECTION 13.7.  Legal Holidays............................................116
SECTION 13.8.  Governing Law.............................................116
SECTION 13.9.  No Recourse Against Others................................116
SECTION 13.10. Successors................................................116
SECTION 13.11. Duplicate Originals.......................................116
SECTION 13.12. Severability..............................................116
SECTION 13.13. Table of Contents, Headings, Etc..........................117

SIGNATURES...............................................................S-1

EXHIBIT A-1    -  Form of Series A Security
EXHIBIT A-2    -  Form of Series B Security
EXHIBIT B      -  Form of Legend for Book-Entry Securities
EXHIBIT C      -  Form of Certificate To Be Delivered in Connection with
                  Transfers to Non-QIB Accredited Investors
EXHIBIT D      -  Form of Certificate To Be Delivered in Connection with
                  Transfers Pursuant to Regulation S
EXHIBIT E      -  Form of Mortgage
EXHIBIT F      -  Form of Security Agreement
EXHIBIT G      -  Form of Master Pledge Agreement

            INDENTURE dated as of August 13, 1999, among REPUBLIC INTERNATIONAL TECHOLOGIES, LLC, a Delaware limited liability company (the "Company"), and RTI CAPITAL CORP., a Delaware corporation, as Issuers (the "Issuers"), REPUBLIC TECHNOLOGIES INTERNATIONAL HOLDINGS, LLC, a Delaware limited liability company, NIMISHILLEN & TUSCARAWAS, LLC, a Delaware limited liability company, BLISS & LAUGHLIN, LLC, a Delaware limited liability company, and CANADIAN DRAWN STEEL COMPANY, INC., a Canadian corporation, as Guarantors (the "Guarantors"), UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee"), and UNITED STATES TRUST COMPANY OF NEW YORK, in its capacity as Collateral Agent.

            The Issuers and the Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance of the (i) 13 3/4% Senior Secured Notes due 2009, Series A, and (ii) 13 3/4% Senior Secured Notes dues 2009, Series B, to be issued in exchange for the 13 3/4% Senior Secured Notes due 2009, Series A (the "Securities," such term to include the Initial Securities, the Private Exchange Securities, if any, and the Unrestricted Securities, if any, treated as a single class of securities under this Indenture) and the related Guarantees of the Guarantors.

            The parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            SECTION 1.1. Definitions.

            "Acquired Indebtedness" means (i) Indebtedness of any Person existing at the time such Person is or became a Restricted Subsidiary or is assumed in an Asset Acquisition by the Company excluding Indebtedness incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition and (ii) Indebtedness secured by a Lien encumbering any asset acquired by the Company or any Restricted Subsidiary.

            "Adjusted Net Assets" has the meaning provided in Section 10.6.

            "Affiliate" as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to cause the direction of the management or policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

            "Affiliate Transaction" has the meaning provided in Section 4.14.

            "Agent" means any Registrar, Paying Agent or co-registrar.

            "Asset Acquisition" means (a) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, by the Company or any of the Restricted Subsidiaries in any other Person, in either case pursuant to which such Person shall become a Restricted Subsidiary of an Issuer or shall be merged with or into the Company or any of the Restricted Subsidiaries or (b) any acquisition by the Company or any of the Restricted Subsidiaries of the assets of any Person which constitute substantially all of an operating unit or business of such Person.

            "Asset Sale" means (i) any direct or indirect sale, conveyance, transfer, lease or other disposition of property or assets (including by way of a sale and leaseback) of the Company or any Restricted Subsidiary (each referred to in this definition as a "disposition") or (ii) the direct or indirect issuance or sale of Capital Stock of any Restricted Subsidiary, in each case, other than: (a) a disposition of Cash Equivalents, Investment Grade Securities, or obsolete, worn out or surplus equipment in the ordinary course of business;
(b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described in Article V; (c) any Restricted Payment that is permitted to be made, and is made, under Section 4.12; (d) any disposition or series of related dispositions of assets not constituting Collateral with an aggregate Fair Market Value of less than $1.0 million; (e) any disposition of property or assets (including an issuance of Capital Stock) by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary; (f) any financing transaction with respect to the CAST-ROLL Facility and any other property not constituting Collateral built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including, without limitation, sale-leasebacks and asset securitizations, made in compliance with Section 4.10; (g) any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(h) dispositions of inventory and work-in-process in the ordinary course of business; (i) issuances of Capital Stock (other than Disqualified Stock) as directors' qualifying shares or as investments by foreign nationals mandated by applicable law; (j) the sale, conveyance or transfer of inventory in the ordinary course of business; and (k) the incurrence of any Permitted Lien.

            "Asset Sale Offer" has the meaning provided in Section 4.13.

            "Asset Sale Payment Date" means, with respect to any Available Amount from an Asset Sale, the earliest of (x) the 365th day following receipt of such Available Amount or (y) the Business Day following the date on which an Asset Sale Offer shall expire.

            "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be con-sidered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capitalized Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

            "Available Amount" has the meaning provided in Section 4.13.

            "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing
(a) the sum of the products of (i) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

            "Bank Agent" shall have the meaning assigned to the term "Agent" under the Principal Intercreditor Agreement.

            "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal, state or foreign law for the relief of debtors.

            "Blackstone" means Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Capital Partners III Merchant Banking Fund L.P. and their respective Affiliates.

            "Board of Directors" means, with respect to any Person, the Board of Directors or comparable governing body (which may be the Board of Directors of a managing general partner of a partnership or managing member of a limited liability company or the Board of Directors of its managing general partner or managing member, or, in the case of CDSC, the shareholder, as authorized pursuant to CDSC's unanimous shareholders agreement, as the case may be) of such Person or any committee thereof authorized to act for it hereunder. Unless the context requires otherwise, "Board of Directors" refers to the Board of Directors of the Company.

            "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary or other officer of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means any day except a Saturday, a Sunday or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

            "Capital Expenditures" means, with respect to Republic Technologies, for any period, on a consolidated basis for Republic Technologies and the Restricted Subsidiaries, the aggregate of all expenditures during such period which, as determined in accordance with GAAP, are required to be included in property, plant or equipment or a similar fixed asset account.

            "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock (including, without limitation, partnership or membership interests in a partnership or a limited liability company or any other interest or participation that confers on a Person the right to receive a share of the profits and loss of, or distributions of assets of, the issuing Person) whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

            "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purposes of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

            "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250.0 million; (iii) commercial paper with a maturity of 365 days or less issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poor's Corporation ("S&P") or at least P-1 by Moody's Investors Service, Inc. ("Moody's"); (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency; (v) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(iv) above; and (vi) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P.

            "CAST-ROLL Facility" has the meaning provided in the Principal Intercreditor Agreement.

            "Category of Collateral" means those classifications of the Collateral set forth in the Intercreditor Agreements for priority purposes.

            "Change of Control" means the occurrence of one or more of the following events: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, to a Person other than the Permitted Holders; or
(ii) (A) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any

Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of 35% or more of the total voting power of the Capital Stock of the Company and (B) the Permitted Holders beneficially own (as defined above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors.

            "Change of Control Date" has the meaning provided in Section 4.15.

            "Change of Control Offer" has the meaning provided in Section 4.15.

            "Change of Control Payment Date" has the meaning provided in Section 4.15.

            "Class of Secured Creditors" means, with respect to each Category of Collateral, a Secured Creditor or group of Secured Creditors identified in the priority provisions of the Intercreditor Agreements for purposes of setting forth relative Lien priorities on each Category of Collateral.

            "Closed Facilities" means, upon their shut down or closure and subsequent sale, scrapping or other disposition as contemplated by the Consolidation Plan, the No. 4 Blast Furnace, the No. 1 Billet Caster and the 4 Stand Billet Mill at the Lorain facility, the No. 4(B) and No. 4(C) Electric Arc Furnaces, the Blooming Mill and the ingot teeming facility at the Canton facility, the 12" bar mill in Canton, Ohio, the cold-finishing facilities in Medina, Ohio and Batavia, Illinois, the 18" bar mill in Masillon, Ohio and the 11" bar mill in Chicago, Illinois and one additional cold-finishing facility, in each case to the extent separable and identifiable and not in impairment in any material respect of any other Collateral.

            "Collateral" means, collectively, all of the property and assets (including, without limitation, Trust Moneys) that are from time to time subject or required to be made subject to the Lien of the Security Documents.

            "Collateral Agent" means United States Trust Company of New York, as collateral agent under the Intercreditor Agreements and the Security Documents until a successor replaces it in accordance with the provisions of this Indenture, the Intercreditor Agreements and the Security Documents, and thereafter, means each such successor.

            "Collateral Proceeds" has the meaning provided in Section 4.13.

            "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

            "Company" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

            "Consolidated Cash Flow Available for Fixed Charges" means, with respect to the Company for any period, (a) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (i) Consolidated Net Income, (ii) Consolidated Non-cash Charges, (iii) Consolidated Interest Expense, (iv) Consolidated Income Tax Expense, (v) any fees, expenses or non-recurring charges related to any issuance of Capital Stock, Permitted Investments, acquisitions, the acquisition or recapitalization of Indebtedness (in each case, whether or not successful) and fees, expenses or charges related to the acquisition of Republic Engineered Steels, Inc. by RES Holdings Corporation and the Transactions (including fees to Blackstone, Veritas, USX and
Kobe) to the extent reducing Consolidated Net Income for such period, (vi) the amount of any nonrecurring expenses associated with early retirement buy outs as part of the Consolidation Plan to the extent reducing Consolidated Net Income for such period, (vii) non-cash OPEB expense determined in accordance with GAAP to the extent reducing Consolidated Net Income for such period, and (viii) the amount of annual management, monitoring, consulting and advisory fees and related expenses paid to Blackstone, Veritas, USX and Kobe and their Affiliates consistent with past customary practices of Blackstone and Veritas with respect to portfolio companies, less (b) any non-cash items to the extent increasing Consolidated Net Income for such period.

            "Consolidated Fixed Charge Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated Cash Flow Available for Fixed Charges for the four quarter period of the most recent four consecutive fiscal quarters ending prior to the date of such determination (the "Calculation Date") for which financial statements are available (the "Four Quarter Period") to (ii) Consolidated Fixed Charges for such Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication, (a) the incurrence of any Indebtedness by the Company or any of the Restricted Subsidiaries (and the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Calculation Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first date of the Reference Period, (b) an adjustment to eliminate or include, as the case may be, the Consolidated Cash Flow Available for Fixed Charges and Consolidated Fixed Charges of such person directly or indirectly attributable to assets which are the subject of any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale (after giving effect to any Designation of Unrestricted Subsidiaries) or Asset Acquisition occurred on the first day of the Reference Period, (c) the retirement of Indebtedness during the Reference Period which cannot there-after be reborrowed occurring as if retired on the first day of the Reference Period, (d) an adjustment to eliminate any net after-tax extraordinary gains or losses, and (e) an adjustment to eliminate any charges arising out of the Transactions. For purposes of calculating "Consolidated Fixed Charges" for this "Consolidated Fixed Charge Coverage Ratio," (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the Calculation Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Calculation Date, (b) if interest on any Indebtedness actually incurred on the Calculation Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Calculation Date will be deemed to have been in effect during the Reference Period and (c) notwithstanding clauses (a) and (b) of this sentence, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations for the twelve month period following the Calculation Date, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements to the extent then applicable. If the Company or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third person, this definition shall give effect to the incurrence of such guaranteed Indebtedness as if such person or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness. Notwithstanding the foregoing, for the purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. In addition, for purposes of this definition, whenever pro forma effect is to be given to an Asset Acquisition or Investment, pro forma calculations (including, without limitation, with respect to cost savings and synergies) shall be determined in accordance with Regulation S-X under the Securities Act and the interpretations thereof by the SEC; provided that such computation shall be adjusted from time to time following the Asset Acquisition to eliminate cost savings and synergies that have either been realized (and therefore are reflected in actual results) or cannot reasonably be expected to be realized (whether based upon information and results obtained following the applicable Asset Acquisition or Investment or otherwise) by the Company and the Restricted Subsidiaries. In no event shall the Consolidated Fixed Charge Coverage Ratio reflect any anticipated, but unrealized, cost savings resulting from the Consolidation Plan (whether or not determined in accordance with Regulation S-X under the Securities Act and the interpretations thereof by the SEC).

            "Consolidated Fixed Charges" means, with respect to the Company for any period, the sum of, without duplication, the amounts for such period of (a) the Consolidated Interest Expense of the Company and (b) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Disqualified Capital Stock of the Company and the Restricted Subsidiaries and Preferred Stock of Restricted Subsidiaries on a consolidated basis.

            "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for federal, state, local and foreign income taxes of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of (i) the interest expense (whether cash or non-cash) of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP to the extent deducted in calculating Consolidated Net Income, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations relating to interest (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all capitalized interest and all accrued interest and (ii) the interest component of Capitalized Lease Obligations or any other obligations representative of interest expense associated with any Sale-Leaseback Transaction paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP to the extent deducted in calculating Consolidated Net Income.

            "Consolidated Net Income" means, with respect to the Company, for any period, the consolidated net income (or loss) of the Company and the Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) all net after-tax extraordinary gains or losses (including any net after-tax income (loss) from the Closed Facilities or the Specialty Steel Assets and any net after-tax gains or losses on disposal of discontinued operations), (b) the portion of net income (but not losses) of the Company and the Restricted Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by the Company or one of the Restricted Subsidiaries,
(c) net income (or loss) of any person combined with the Company or one of the Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (d) any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis, (e) gains or losses in respect of any Asset Sales by the Company or one of the Restricted Subsidiaries, (f) the cumulative non-cash effect of any change in any accounting principle, (g) the net income of any Unrestricted Subsidiary, except, for purposes of Section 4.12, to the extent that cash dividends or distributions have been actually received by the Company or one of the Restricted Subsidiaries, (h) the non-cash effect of compensation expense related to the contribution of shares held by any qualified employee stock ownership trust formed for employees of the Company and the Restricted Subsidiaries and (i) the net income of any Restricted Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, law, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholder(s).

            "Consolidated Non-cash Charges" means, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries (including any non-cash charges related to any employee stock ownership plan and workforce reduction charges) reducing Consolidated Net Income of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which required an accrual of or a reserve for cash charges for any future period).

            "Consolidated Tangible Assets" means, as of any date of determination, the total assets, less goodwill and other intangibles shown on the balance sheet of the Company and the Re-stricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP.

            "Consolidation Plan" means the consolidation plan described in the Offering Memorandum, as such plan may be modified from time to time.

            "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at United States Trust Company of New York, 114 West 47th Street, 25th Floor, New York, New York 10036, Attention: Cynthia Chaney.

            "covenant defeasance" has the meaning provided in Section 8.2.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect against fluctuations in currency values.

            "Custodian" has the meaning provided in Section 6.1.

            "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

            "Depository" means The Depository Trust Company, its nominees and successors.

            "Designation" has the meaning provided in Section 4.18.

            "Designation Amount" has the meaning provided in Section 4.18.

            "Disinterested Director" means, with respect to any transaction or series of transactions, a member of the Board of Directors of a particular Person other than a director who has any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

            "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Notes, but only to the extent such Capital Stock so matures or is exchangeable or redeemable.

            "Event of Default" has the meaning provided in Section 6.1.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Offer" means the Exchange Offer Registration described in the Registration Rights Agreement.

            "Exchange Securities" means the 13 3/4% Senior Secured Notes due 2009, Series B, to be issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement.

            "Existing Liens" has the meaning ascribed to that term under the definition of "Permitted Collateral Liens."

            "Existing Secured Creditors" has the meaning provided in the Principal Intercreditor Agreement.

            "Fair Market Value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution of the Company delivered to the Trustee except (a) any determination of Fair Market Value or fair value made with respect to any parcel of real property and related fixtures constituting a part of, or proposed to be made a part of, the Collateral shall be made by an Independent Appraiser, (b) any determination of Fair Market Value with respect to any assets to be valued at $10.0 million or more that is contributed as or received in exchange for Capital Stock of the Company that is to be included in clause (C) of paragraph (a) of Section 4.12 shall be made by an Independent Financial Advisor and (c) as otherwise indicated in this Indenture, the Security Documents or the Intercreditor Agreements.

            "Funding Guarantor" has the meaning provided in Section 10.6.

            "Funds" means Blackstone Capital Partners II Merchant Banking Fund L.P., a Delaware limited partnership, Blackstone Offshore Capital Partners II L.P., a Cayman Islands exempted limited partnership, and Blackstone Family Investment Partnership II L.P., a Delaware limited partnership.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the Issue Date.

            "Global Securities" means one or more Regulation S Global Securities, 144A Global Securities and IAI Global Securities.

            "Government Assisted Indebtedness" means Indebtedness of the Company or any of the Restricted Subsidiaries incurred from any federal, state or local governmental authority, agency or instrumentality, or for which any such authority, agency or instrumentality provides direct or indirect credit support, including under any industrial revenue bonds.

            "Government Assisted Refinancing Indebtedness" means Refinancing Indebtedness borrowed from any federal, state or local governmental authority, agency or instrumentality, or for which any such authority, agency or instrumentality provides direct or indirect credit support.

            "Governmental Authority" means any government or political subdivision of the United States or any other country or any agency, authority, board, bureau, central bank, commission, department or instrumentality thereof or therein, including, without limitation, any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision.

            "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

            "Guarantee" means the guarantee of the Guarantors set forth in
Article X and any additional guarantee of the Securities executed by any Person.

            "Guarantor" means any of the Parent Guarantor or Subsidiary Guarantors.

            "Hazardous Materials" means pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, including, without limitation, petroleum, including crude oil or any petroleum product or any fraction thereof, and asbestos and asbestos-containing materials.

            "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

            "Holdings" means Republic Technologies International Holdings, LLC.

            "IAI Global Security" means a permanent global note in registered form representing the aggregate principal amount of Securities sold to Institutional Accredited Investors in reliance on Rule 506 under the Securities Act.

            "incur" means, with respect to any Indebtedness, to directly or indirectly, create, incur, assume, issue, guarantee or otherwise become liable for or with respect to such Indebtedness, and the terms "incurred," "incurrence" and "incurring" having meanings correlative to the foregoing.

            "Indebtedness" means, with respect to any Person, without duplication, (a) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, excluding (1) any trade accounts payables and other accrued current liabilities incurred in the ordinary course of business and which are not overdue by more than 180 days and (2) other payables owed to USX, Kobe and their respective Affiliates in amounts not to exceed amounts outstanding on the Issue Date, after giving effect to the Transactions, but including, without limitation, all obligations, contin-gent or otherwise, of such Person in connection with any letter of credit, bankers' acceptance or other similar credit transaction, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,
(c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than statutory Liens) upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such Person, (g) all Disqualified Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (h) all Interest Rate Protection Obligations of such Person and (i) any amendment, supplement, modification, deferral, renewal, extension, refinancing or refunding of any liability of the types referred to in clauses (a) through (h) above. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuers of such Disqualified Capital Stock. For purposes of Section 4.9, in determining the principal amount of any Indebtedness
(a) to be incurred by the Company or a Restricted Subsidiary or which is outstanding at any date, (x) the principal amount of any Indebtedness which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination and (y) effect shall be given to the impact of any Currency Agreements with respect to such Indebtedness and (b) outstanding at any time under any Currency Agreement of the Company or any Restricted Subsidiary shall be the net payment obligation under such Currency Agreement at such time. When any Person becomes a Restricted Subsidiary, there shall be deemed to have been an incurrence by such Restricted Subsidiary of all Indebtedness for which it is liable at the time it becomes a Restricted Subsidiary. If the Company or any of the Restricted Subsidiaries, directly or indirectly, guarantees Indebtedness of a third Person, there shall be deemed to be an incurrence of such guaranteed Indebtedness as if the Company or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

            "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms hereof.

            "Independent Appraiser" means a Person who in the ordinary course of its business appraises property and, where real property is involved, is a member in good standing of the American Institute of Real Estate Appraisers, recognized and licensed to do business in the jurisdiction where such real property is situated who (a) does not, and whose directors, officers and employees and Affiliates do not, have a direct or indirect material financial interest in the Company or any of its Subsidiaries and (b) in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

            "Independent Financial Advisor" means a nationally recognized investment banking, appraisal, consulting or public accounting firm (a) which does not, and whose directors, officers and employees and Affiliates do not, have a direct or indirect material financial interest in the Company or any of its Subsidiaries and (b) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

            "Initial Purchasers" means Chase Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation and BancBoston Robertson Stephens Inc.,

            "Initial Securities" means the 13 3/4% Senior Secured Notes due 2009, Series A, of the Issuers.

            "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "Intercreditor Agreements" means (i) the Principal Intercreditor Agreement and (ii) the Pledge Intercreditor Agreement, as each may be amended, modified or waived in accordance with its respective terms.

            "interest," when used with respect to any Security, means the amount of all interest accruing on such Security, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.1(a)(vii) and
(viii) or which would have accrued but for any such event.

            "Interest Payment Date," when used with respect to any Security, means the Stated Maturity of an installment of interest specified in such Security.

            "Interest Rate," when used with respect to any Security, means the rate per annum specified in such Security as the rate of interest accruing on the principal amount of such Security.

            "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

            "Investment" means, with respect to any Person, (i) any direct or indirect loan, advance (other than advances to customers and employees for moving, entertainment, travel expenses and commissions, drawing accounts and similar expenditures in the ordinary course of business), extension of credit (other than trade credit) or capital contribution to any Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or (ii) any purchase or acquisition by such Person of any Capital Stock, bonds, notes, de-bentures or other securities or evidences of Indebtedness issued by, any other Person. "Investments" shall not include (x) accounts receivable and extensions of credit by any Person in the ordinary course of business and (y) Investments to the extent made with consideration which consists of Capital Stock (other than Disqualified Capital Stock) of the Company. In addition to the foregoing, any Currency Agreement shall constitute an Investment hereunder.

            "Investment Grade Securities" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (ii) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries, and (iii) investments in any fund that invests 95% of their assets in securities in the type described in clauses (i) and (ii) above.

            "Issue Date" means August 13, 1999, the date of original issuance of the Securities.

            "Issuers" means the parties named as such in this Indenture, in each case, until a successor replaces it in accordance with the terms of this Indenture and, thereafter, includes the successor.

            "Issuers Request" or "Issuers Order" means a written request or order signed in the name of each of the Issuers by any one of the Chairman of the Board, the Vice-Chairman, the Chief Executive Officer, the President or a Vice President of each of the Issuers, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of each of the Issuers, and delivered to the Trustee.

            "Junior Collateral Proceeds" has the meaning provided in Section
4.13.

            "Kobe" means Kobe Steel, Ltd.

            "legal defeasance" has the meaning provided in Section 8.2.

            "Legal Holiday" means any day other than a Business Day.

            "Lien" means any mortgage, charge, lease, lien (statutory or other), pledge, security interest, encumbrance, claim, hypothecation, assignment for security, deposit arrangement or preference or other security agreement of any kind or nature whatsoever. For purposes of the Indenture, a person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement. In no event shall an operating lease be deemed to constitute a Lien.

            "Master Pledge Agreement" means the master pledge agreement substantially in the form of Exhibit G hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

            "Maturity Date," when used with respect to the Securities, means the date specified in such Security as the fixed date on which the principal of such Security is due and payable.

            "Mortgage" means each mortgage instrument (or deed of trust) and assignment of leases and rents, substantially in the form of Exhibit E hereto (including such changes to such form as may be necessary or desirable to conform to applicable local laws or customs regarding property in the jurisdiction where such instrument is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

            "Mortgaged Property" means any Real Property that is subject to a Mortgage.

            "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents net of (a) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale; (b) provisions for all taxes payable as a result of such Asset Sale, including without limitation any tax distributions payable as determined under clause (vii) of paragraph (b) of Section 4.12 with respect to income from Asset Sales, (b) amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than required by Section 4.13 to be paid as a result of such transaction to the extent secured by a Lien on such Property that is permitted hereunder or under the applicable Security Document and to the extent the operative agreement relating to such Indebtedness requires or otherwise permits such a repayment; and (c) appropriate amounts to be provided by the Company or any of the Restricted Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any of the Restricted Subsidiaries, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any representation, warranties or indemnification obligations associated with such Asset Sale.

            "Net Proceeds" has the meaning ascribed to that term in Section 11.4(d).

            "New Bar Mill" means the new large size bar mill to be built as part of the Consolidation Plan.

            "New Bar Mill Lenders" has the meaning provided in the Principal Intercreditor Agreement.

            "New Credit Facility" means the Credit Agreement, dated as of the Issue Date, among Republic Technologies, and BankBoston, N.A. and Bank America National Trust & Savings Association, as Co-Agents, Bank of America National Trust & Savings Association, as Syndication Agent, and The Chase Manhattan Bank, N.A., as Documentation Agent, BancBoston Robertson Stephens Inc. and Bank of America National Trust & Savings Association, as Co-Arrangers, the lending institutions parties thereto, and their respective successors and assigns, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith that are permitted under the Indenture, each as the same may at any time be amended, amended and restated, supplemented or otherwise modified, including any refinancing, refunding, replacement or extension thereof and whether by the same or any other lender or group of lenders.

            "Non-Collateral Proceeds" has the meaning specified in Section 4.13.

            "Non-U.S. Person" has the meaning assigned to such term in Regulation S.

            "Offering Memorandum" means the Offering Memorandum dated August 6, 1999 pursuant to which the Securities were offered, and any supplement thereto.

            "Officer" means, with respect to an Issuer, the President, the Chief Executive Officer, any Vice President, any General Manager, the General Counsel, the Chief Financial Officer, the Secretary, the Associate General Counsel, the Treasurer, or the Controller of such Issuer, as the case may be.

            "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of each of the Issuers, as the case may be; provided, however, that any Officers' Certificate delivered pursuant to Section 4.6 of this Indenture shall be signed by either the principal executive officer, principal financial officer or principal accounting officer of each of the Issuers.

            "144A Global Security" means a permanent global note in registered form representing the aggregate principal amount of Securities sold in reliance on Rule 144A under the Securities Act.

            "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which may include counsel to the Issuers.

            "Parent Guarantor" means Republic Technologies International Holdings, LLC in its capacity as a Guarantor and any successors.

            "Pari Passu Proceeds" has the meaning provided in Section 4.13.

            "Paying Agent" has the meaning provided in Section 2.3.

            "Permanent Regulation S Global Security" means a permanent global security in registered form representing the aggregate principal amount of Securities sold in reliance on Regulation S under the Securities Act.

            "Permitted Collateral Liens" means (i) the Liens created by the Securities, the Guarantees, this Indenture and the Security Documents; (ii) Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date, but after giving effect to the Transactions ("Existing Liens"); (iii) Liens on Collateral other than Capital Stock of the Company or any of its Subsidiaries securing Government Assisted Refinancing Indebtedness incurred to refinance Indebtedness which has been secured by Existing Liens; provided that (x) such Liens are junior in priority to the Lien on such Collateral of the Trustee and the Holders, and (y) such Liens do not extend to or cover any Non-Shared Collateral (as defined in the Principal Intercreditor Agreement) or any property or assets not subject to Existing Liens; (iv) Liens on Collateral other than Capital Stock of the Company or any of its Subsidiaries securing Government Assisted Indebtedness incurred in accordance with Section
4.9 and not to exceed $20.0 million in aggregate principal amount outstanding at any time; provided (x) that such Liens are junior in priority to the Lien on such Collateral in favor of the Trustee and the Holders (except that a Lien in favor of any holder of such Government Assisted Indebtedness providing financing for the construction or acquisition of the New Bar Mill may be a prior Lien subject to the provisions of the Principal Intercreditor Agreement) and (y) such Liens do not extend to or cover any Non-Shared Collateral (other than the New Bar Mill); (v) Liens set forth in the preceding clauses (ii), (iii) and (iv) as permitted to be altered under the terms of the Intercreditor Agreements and under Articles XI and XII; (vi) pari passu Liens on the Pledged Securities to secure the New Credit Facility, provided such Liens are subject to the agreements set forth in the Pledge Intercreditor Agreement; (vii) Liens on the New Bar Mill to secure Indebtedness (other than Indebtedness under the New Credit Facility) incurred to finance the construction or acquisition of the New Bar Mill (or to refinance such Indebtedness if not under the New Credit Facility) in an aggregate principal amount not to exceed 65% of the aggregate cost of construction or acquisition of the New Bar Mill, and (viii) any other Liens expressly permitted by the applicable Security Documents.

            "Permitted Holders" means (i) Blackstone Capital Partners II Merchant Banking Fund L.P., a Delaware limited partnership, Blackstone Offshore Capital Partners II L.P., a Cayman Islands exempted limited partnership, and Blackstone Family Investment Partnership II L.P., a Delaware limited partnership, (ii) each general partner of any of the foregoing who is a partner or employee of The Blackstone Group L.P, (iii) USX, (iv) Kobe and (v) any Affiliate of the Persons specified in clauses (i)-(iv) of this definition; provided that to the extent a Change of Control occurs that results in a Change of Control Offer being made and consummated in accordance with Section 4.15, the Person or group deemed to have acquired control which triggered such Change of Control shall thenceforth, together with its Affiliates, be deemed to constitute additional Permitted Holders.

            "Permitted Investments" means any of the following: (a) (i) Investments in any Restricted Subsidiary (including any Person that pursuant to such Investment becomes a Restricted Subsidiary) and (ii) Investments in any Person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or any Restricted Subsidiary at the time such Investment is made; (b) Investments in Cash Equivalents or Investment Grade Securities; (c) Investments in deposits with respect to leases or utilities provided to third parties in the ordinary course of business; (d) Investments in the Notes; (e) Investments in Currency Agreements, Interest Rate Protection Obligations and commodities hedging arrangements permitted by clause
(viii) or (ix) of Section 4.9(b); (f) loans or advances to officers or employees of the Company and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and the Restricted Subsidiaries (including travel and moving expenses) not in excess of $2.0 million in the aggregate at any one time outstanding; (g) Investments in evidences of Indebtedness, securities or other property received from another Person by the Company or any of the Restricted Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such Person held by the Company or any of the Restricted Subsidiaries, or for other liabilities or obligations of such other Person to the Company or any of the Restricted Subsidiaries that were created in accordance with the terms of this Indenture; (h) so long as no Default has occurred and is continuing, Investments in an amount not to exceed the greater of (i) $15.0 million and (ii) 1.0% of Consolidated Tangible Assets of the Company at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), less the amount of any Investment under clause (j) below; (i) any Investment constituting a Restricted Payment received pursuant to and in compliance with Section 4.13; (j) Investments in Unrestricted Subsidiaries not to exceed $5.0 million at any time outstanding; (k) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; (l) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business; (m) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 4.13 or any other disposition of assets not constituting an Asset Sale; and (n) any Investment existing on the Issue Date.

            "Permitted Liens" means, with respect to any Person, (a) Liens to secure the New Credit Facility, (b) Liens for taxes, assessments or other governmental charges or levies not yet delinquent, or which are for less than $10.0 million in the aggregate, or which are being validly contested in good faith by appropriate proceedings or for property taxes on property that the Company or any of its Restricted Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property; (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's, laborers', employees' or suppliers' or other like Liens on property of the Company or any of the Restricted Subsidiaries arising in the ordinary course of business and securing obligations that are not due and payable or that are being contested in good faith by negotiations or appropriate proceedings and in respect of which, if applicable, the Company or the relevant Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP;
(d) pledges and deposits made in the ordinary course of business by the Company or any of the Restricted Subsidiaries in compliance with the Federal Employers Liability Act or any other workmen's compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations; (e) deposits by the Company or any of the Restricted Subsidiaries to secure the performance of tenders, bids, contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business; (f) zoning restrictions, easements, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of Real Property and other similar encumbrances incurred by the Company or any of the Restricted Subsidiaries in the ordinary course of business which, individually and in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries; (g) Liens consisting of interests of lessors under capital or operating leases permitted by Section 4.9;
(h) Liens securing judgments, decrees or orders against the Company or any of the Restricted Subsidiaries, so long as such Lien is being contested in good faith and is adequately bonded, any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such pro-ceedings may be initiated shall not have expired; (i) any leases or subleases to other Persons of properties or assets owned or leased by the Company or any of the Restricted Subsidiaries; (j) any Lien arising by operation of law pursuant to Section 107(1) of CERCLA, 42 U.S.C. Section 9607(1), or pursuant to analogous state law, for costs or damages which are not yet due (by virtue of a written demand for payment by a government authority) or which are being contested in good faith by appropriate proceedings, or on property that the Company or any of the Restricted Subsidiaries has determined to abandon if the sole recourse for such costs or damages is to such property; provided that the liability of the Company and the Restricted Subsidiaries with respect to the matter giving rise to all such Liens shall not, in the reasonable estimate of the Company (in the light of all attendant circumstances, including the likelihood of contribution by third parties), exceed $25.0 million; (k) Liens that are contractual rights of setoff (1) relating to the establishment by the Company or any of its Subsidiaries of depository relations with banks not given in connection with the issuance of Indebtedness or (2) pertaining to pooled deposit and/or sweep accounts of the Company and/or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and the Restricted Subsidiaries; (l) Liens securing obligations in respect of trade-related letters of credit permitted under
Section 4.9 and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit; (m) the sale of accounts receivable in connection with collection in the ordinary course of business; (n) construction Liens arising in the ordinary course of business, including Liens for work performed for which payment has not been made, securing obligations that are not due and payable or are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Company or the relevant Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP; (o) Liens securing Currency Agreements, Interest Rate Protection Obligations and commodity hedging agreements; (p) any other Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements, including rights of offset and set off;
(q) purchase money Liens to finance the acquisition of property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided that (1) the related purchase money Indebtedness shall not be secured by or extend to any Collateral or any other property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired, (2) the amount of Indebtedness secured by any such Lien shall not exceed the purchase price of the property or assets acquired and (3) Lien securing such Indebtedness either (x) exists at the time of such acquisition or construction or (y) shall be created within 180 days of such acquisition; (r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (s) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien or Liens permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided that such Liens do not extend to or cover any property or assets of the Company or any of the Restricted Subsidiaries not securing the Indebtedness so refinanced; (t) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(u) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (v) Liens securing Acquired Indebtedness incurred in accordance with Section 4.9; provided that (1) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary thereof and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary thereof and (2) such Liens do not extend to or cover any property or assets of the Company or any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or such Restricted Subsidiary and are no more favorable to the Lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or such Restricted Subsidiary; and (w) Liens on assets acquired or constructed after the Issue Date and not constituting Collateral securing Indebtedness not to exceed 70% of the lower of the cost of construction or acquisition of such assets or the fair market value of such assets, in each case determined at the time of incurrence of such Indebtedness.

            "Permitted Related Acquisition" has the meaning provided in Section 4.13.

            "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Physical Securities" has the meaning provided in Section 2.1.

            "Pledge Intercreditor Agreement" means the Pledge Intercreditor Agreement dated as of the date hereof by and among United States Trust Company of New York, as collateral agent, United States Trust Company of New York, as trustee and Bank Agent, as the same may be amended, supplemented or otherwise modified from time to time.

            "Pledged Securities" has the meaning provided in the Master Pledge Agreement.

            "Pledgor" means each of the Company, Holdings, RTI Capital Corp., Bliss & Laughlin, LLC, Canadian Drawn Steel Company, Inc., Nimshillen and Tuscarawas, LLC and each other Restricted Subsidiary that becomes a "Pledgor" under any Security Document.

            "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the date of this Indenture, and including, without limitation, all classes and series of preferred or preference stock of such Person.

            "principal" of a debt security means the principal amount of the security plus, when appropriate, the premium, if any, on the security.

            "Principal Intercreditor Agreement" means the Amended and Restated Intercreditor and Subordination Agreement dated as of the date hereof by and among United States Trust Company of New York, as Collateral Agent, United States Trust Company of New York, as Trustee with respect to the Securities issued under this Indenture, the Pennsylvania Lenders (as defined therein), BankBoston, N.A., as Agent (as defined therein), those parties who in the future become Government Lenders (as defined therein), those parties who in the future become Notes Refinancing Lenders (as defined therein), those parties who in the future become New Bar Mill Lenders, the Issuers, the Guar-antors, and each of the other Pledgors from time to time made party thereto, as the same may be amended, modified or waived in accordance with its terms.

            "Prior Lien" has the meaning assigned to such term in the applicable Security Document.

            "Private Exchange Securities" shall have the same meaning specified in the Registration Rights Agreement for "Private Exchange Notes."

            "Private Placement Legend" shall mean a legend substantially in the form of the first two paragraphs of the legend initially set forth in the Securities in the form set forth on Exhibit A-1.

            "Property" means any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including ownership interests of any Person.

            "Public Equity Offering" means a public offering of Common Stock of the Company, Parent Guarantor, RTI or any other direct or indirect parent company of the Company pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (excluding registration statements filed on Form S-8).

            "Qualified Institutional Buyer" or "QIB" shall have the meaning assigned to such term in Rule 144A under the Securities Act.

            "Real Property" means any interest in any real property or any portion thereof whether owned in fee or leased or otherwise owned.

            "Redemption Date" means, with respect to any Security, the Maturity Date of such Security or the date on which such Security is to be redeemed pursuant to the terms of the Securities.

            "Refinancing Indebtedness" means (a) Indebtedness of an Issuer or a Subsidiary Guarantor to the extent the proceeds thereof are used solely to refinance (whether by amendment, renewal, extension or refunding) all or any part of any Indebtedness of an Issuer or any of the Restricted Subsidiaries and
(b) Indebtedness of any Restricted Subsidiary (other than a Subsidiary Guarantor) to the extent the proceeds thereof are used solely to refinance (whether by amendment, renewal, extension or refunding) all or any part of any Indebtedness of a Restricted Subsidiary (other than a Subsidiary Guarantor), in each such event, incurred under paragraph (a) of Section 4.9 or clause (i) or
(ii) of paragraph (b) (other than the Indebtedness refinanced, redeemed or retired in connection with the offering and sale of the Securities) of Section 4.9; provided that (i) the principal amount of Indebtedness incurred pursuant to this definition (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the accreted value of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced (less any discount from principal amount due upon payment pursuant to the terms of such Indebtedness), plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium rea-sonably determined by the Board of Directors of the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of reasonable expenses in connection therewith, (ii) in the case of Indebtedness incurred pursuant to this definition by the Company or any Subsidiary Guarantor, such Indebtedness (x) has no scheduled principal payment prior to the earlier of (A) the final maturity of the corresponding portion of the Indebtedness being refinanced or (B) the 91st day after the final maturity date of the Securities and (y) has an Average Life to Stated Maturity greater than either (A) the Average Life to Stated Maturity of the Indebtedness refinanced or (B) the remaining Average Life to Stated Maturity of the Securities and (iii) if the Indebtedness to be refinanced is Subordinated Indebtedness, the Indebtedness to be incurred pursuant to this definition shall also be Subordinated Indebtedness.

            "Registrar" has the meaning provided in Section 2.3.

            "Registration Rights Agreement" means the Notes Exchange and Registration Rights Agreement dated as of August 13, 1999 by and among the Issuers, the Guarantors and the Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

            "Regulation S" means Regulation S under the Securities Act.

            "Regulation S Global Security" means a permanent global security in registered form representing the aggregate principal amount of Securities sold in reliance on Regulation S under the Securities Act.

            "Release Notice" has the meaning provided in Section 11.4.

            "Released Mortgaged Property" shall mean any vacant and unimproved portion of any Mortgaged Property (other than the Mortgaged Property located in Lackawanna, New York and Johnstown, Pennsylvania) which the Company or any other applicable Pledgor, subject to Section 11.3(b), elects to develop free and clear of the Lien of the Security Documents.

            "Required Filing Dates" has the meaning provided in Section 4.7.

            "Requisite Managers" means a majority of the Board of Directors (including a majority of the Disinterested Directors) of the Company, or if it has no such governing body, then a majority of the Board of Directors (including a majority of the Disinterested Directors) of the managing member of the Company or the managing member of the Parent Guarantor (initially RTI).

            "Resale Restriction Termination Date" means the date which is two years after the later of the Issue Date and the last date on which the Issuers or any of their respective Affiliates held any beneficial interest in a Security being acquired or a predecessor to such Securities.

            "Responsible Officer" means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Vice President, Assistant Vice President, Assistant Secretary or any officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            "Restricted Payment" has the meaning provided in Section 4.12.

            "Restricted Period" has the meaning provided in Section 2.16.

            "Restricted Security" means a Security that constitutes a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

            "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with provided in Section 4.18. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant. For purposes of the definitions of "Consolidated Income Tax Expense," "Consolidated Interest Expense" and "Consolidated Net Income," RTI Capital Corp. shall be considered a Restricted Subsidiary.

            "Revocation" has the meaning provided in Section 4.18.

            "Roll-up Transaction" means any merger or consolidation of the Company with, or any transfer of all of the assets of, or Capital Stock of, the Company to, any newly organized Affiliate thereof (having no material liabilities other than Investments in or liabilities with respect to the Company or the Restricted Subsidiaries) or to RTI (provided it has no material liabilities other than Investments in or liabilities with respect to the Company and the Restricted Subsidiaries) if such transaction and any series of related transactions are for the sole purpose of creating or having a corporation that will own all of the assets that the Company owned immediately prior to such transaction.

            "RTI" means Republic Technologies International, Inc. and any successors.

            "Rule 144A" means Rule 144A under the Securities Act.

            "Sale-Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

            "SEC" means the Securities and Exchange Commission.

            "Secured Creditors" shall mean, for so long as they are entitled to the benefits of the security interests in the Collateral pursuant to the terms of the Principal Intercreditor Agreement, the Trustee, any Bank Agent on its behalf and on behalf of the Holders, the Existing Secured Creditors, any holders of Secured Refinancing Indebtedness; any holders of Secured Government Assisted Indebtedness and any New Bar Mill Lenders.

            "Secured Government Assisted Indebtedness" means Indebtedness incurred pursuant to clause (xiv) of paragraph (b) of Section 4.9 secured by a Lien on Collateral permitted under Section 4.11.

            "Secured Refinancing Indebtedness" means Refinancing Indebtedness secured by a Lien on Collateral permitted under Section 4.11.

            "Securities" means the 13 3/4% Senior Secured Notes Due 2009 issued, authenticated and delivered under this Indenture, as amended or supplemented from time to time pursuant to the terms of this Indenture.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Security Agreement" means the security agreement substantially in the form of Exhibit F hereto (including such changes to such form as may be necessary or desirable to conform to applicable local laws), as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

            "Security Documents" means, collectively, (i) the Security Agreement, (ii) the Master Pledge Agreement, (iii) the Mortgages made by or to be made by the Company in favor of the Collateral Agent, (iv) the Mortgages made by Bliss & Laughlin, LLC and Canadian Drawn Steel Company, Inc. in favor of the Collateral Agent and (v) all security agreements, mortgages, deeds of trust, pledges, collateral assignments and other agreements or instruments evidencing or creating any security in favor of the Collateral Agent in any or all of the Collateral and the New Bar Mill, in each case as amended, amended or restated, supplemented or otherwise modified from time to time in accordance with their terms.

            "Security Interests" means the Liens on the Collateral created by the Security Documents in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the holders of Securities or in favor of the Trustee for its benefit and the benefit of the holders of the Securities.

            "Securityholders' Pro Rata Share" means a fraction, (i) the numerator of which is the aggregate principal amount of Notes outstanding on the date the applicable Net Cash Proceeds are received and (ii) the denominator of which is the sum of (x) the aggregate principal amount of Notes outstanding on such applicable date and (y) if the New Credit Facility requires such Net Cash Proceeds to be applied to repay or collateralize (in the case of letters of credit) extensions of credit thereunder, the aggregate principal amount of Indebtedness outstanding under the New Credit Facility on such applicable date.

            "Senior Collateral Proceeds" has the meaning provided in Section
4.13.

            "Significant Subsidiary" means a Restricted Subsidiary which is a "Significant Subsidiary" under Rule 1.02(v) of Regulation S-X under the Securities Act.

            "Specialty Steel Assets" means those assets associated exclusively with the specialty steel business of Republic Engineered Steels, Inc., including the equipment of No. 3 Melt Shop and No. 4 Grinding Department in the Canton, Ohio 8th Street Plant, the equipment and property of the Canton, Ohio Harrison Road Specialty Plant and the equipment and property of the Baltimore, Maryland specialty steels plant.

            "Stated Maturity" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

            "Subordinated Indebtedness" means Indebtedness of an Issuer or a Subsidiary Guarantor which is expressly subordinated in right of payment to the Securities or the Guarantee of such Guarantor, as the case may be.

            "Subsidiary" means, with respect to any Person, (a) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof and (b) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, have at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Persons performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

            "Subsidiary Guarantor" means (a) each Subsidiary of the Company that owns or holds any Collateral and (b) any other Subsidiary of the Company that guarantees the Securities, but shall not include RTI Capital Corp., Oberlin Insurance Company or the Utility Unrestricted Subsidiaries.

            "Substitute Collateral" has the meaning provided in Section 11.5.

            "Supply and Services Agreements" means the Round Supply Agreement dated on or about the Issue Date between the Company and the new tubular steel products joint venture between Kobe and USX and U.S. Steel Group, the Coke Supply Agreement dated on or about the Issue Date between the Company and U.S. Steel Group, the Pellet Supply Agreement dated on or about the Issue Date between U.S. Steel Group and the Company, the Transition Services Agreement between the Company and USX Corporation, the Tubular Utilities Agreement and certain related agreements between the Company and the new tubular steel products joint venture between Kobe and USX, the

Technology Transfer Agreements and certain related agreements each dated on or about the Issue Date among the Company, Kobe and one of its affiliates and the Safe Harbor Lease Matters Agreement relating to the Safe Harbor Lease Property.

            "Survey" means a survey of any parcel of real property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state or province in which such property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof (unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery),
(iii) certified by the surveyor in a manner reasonably acceptable to the title company providing title insurance in respect of the Liens granted under the Mortgages (provided, however, that such certification shall not be required with respect to any survey of any parcel of real property located in Canada) and (iv) complying in all respects with the minimum detail requirements of the American Land Title Association, or local or foreign equivalent, as such requirements are in effect on the date of preparation of such survey, or that is otherwise reasonably acceptable to the Trustee (giving consideration to the applicable transaction).

            "Surviving Entity" has the meaning provided in Section 5.1.

            "Temporary Regulation S Global Security" means a temporary global security in registered form representing the aggregate principal amount of Securities sold in reliance on Regulation S under the Securities Act. No interest shall be paid in respect of Securities in the form of the Temporary Regulation S Global Security until such time as such Securities are exchanged for interests in the Permanent Regulation S Global Security.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

            "Transactions" means the transactions contemplated by the Master Restructuring Agreement, dated as of August 13, 1999, among Bar Technologies Inc., RES Holding Corporation, Republic Engineered Steels, Inc., Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P., Blackstone Family Investment Partnership II L.P., The Veritas Capital Fund, L.P., HVR Holdings, L.L.C., FirstEnergy Services Corp., USX, Kobe, USS Lorain Holdings Company, Inc., USX RTI Holdings, Inc., Kobe/Lorain Inc., Kobe RTI Holdings, Inc. and USS/Kobe Steel Company.

            "Trust Moneys" means all cash or Cash Equivalents received by the Trustee or the Collateral Agent, as the case may be: (a) upon the release of property from the Lien of any of the Security Documents, including all moneys received in respect of the principal of all purchase money, governmental and other obligations; (b) as compensation for, or proceeds of the sale of all or any part of the Collateral taken by eminent domain or purchased by, or sold pursuant to any order of, a governmental authority or otherwise disposed of; (c) as proceeds of insurance upon any, all or part of the Collateral (other than any liability insurance proceeds payable to the Trustee or the Collateral Agent, as the case may be, for any loss, liability or expense incurred by it); (d) pursuant to certain provisions of the Mortgages; (e) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or the Collateral Agent, as the case may be, or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Security Documents or otherwise; or (f) for application under this Indenture as provided in the Indenture, any Security Document or the Intercreditor Agreements, or whose disposition is not otherwise specifically provided for in this Indenture, any Security Document or the Intercreditor Agreements; provided, however, that "Trust Moneys" shall not include any property deposited with the Trustee pursuant to Section 4.15 or
Article III or VIII or delivered to or received by the Trustee pursuant to
Section 6.10.

            "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor, and shall in addition include any Person designated or constituted as a co-trustee or separate trustee pursuant to
Section 7.12 for the limited purposes of such designation or constitution.

            "Unrestricted Securities" means one or more Securities that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit A-1, including, without limitation, the Exchange Securities.

            "Unrestricted Subsidiary" means any Subsidiary of the Company (other than a Subsidiary Guarantor or a Subsidiary of the Company which owns or holds any Collateral) designated as such pursuant to and in compliance with Section
4.18. Any such designation may be revoked by a Board Resolution of an Issuer delivered to the Trustee, subject to the provisions of such covenant.

            "U.S. Government Obligations" has the meaning provided in Section
8.1.

            "USX" means USX Corporation.

            "Veritas" means The Veritas Capital Fund, L.P. and its Affiliates.

            "Voting Stock" means any class or classes of Capital Stock of a Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote in the election of the Board of Directors, managers or trustees of such Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

            "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary of which 100% of the outstanding Capital Stock is owned by an Issuer or one or more Wholly-Owned Restricted Subsidiaries of an Issuer. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

            "Wholly-Owned Subsidiary" means any Subsidiary of an Issuer 99% (other than shares of Capital Stock representing any directors' qualifying shares or investments by foreign nation-als mandated by applicable law) of the total voting power of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned by the Company, by a Wholly-Owned Subsidiary of the Company or by the Company and a Wholly-Owned Subsidiary of the Company.

            SECTION 1.2. Incorporation by Reference of Trust Indenture Act.

            Whenever this Indenture refers to a provision of the TIA, the provision shall be deemed incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            (a) "Commission" means the SEC;

            (b) "indenture securities" means the Securities;

            (c) "indenture security holder" means a Securityholder;

            (d) "indenture to be qualified" means this Indenture;

            (e) "indenture trustee" or "institutional trustee" means the Trustee; and

            (f) "obligor" on the Indenture securities means the Company.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings so assigned to them therein.

            SECTION 1.3. Rules of Construction.

            Unless the context otherwise requires:

            (a) a term has the meaning assigned to it;

            (b) "or" is not exclusive;

            (c) words in the singular include the plural, and words in the plural include the singular;

            (d) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision;

            (e) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Company; and

            (f) "including" means including, without limitation, unless the context otherwise requires.

                                   ARTICLE II

                                 THE SECURITIES

            SECTION 2.1. Form and Dating.

            The Initial Securities and the Private Exchange Securities and the Trustee's certificates of authentication with respect thereto shall be substantially in the form set forth in Exhibit A-1 annexed hereto. The Securities other than Initial Securities and the Private Exchange Securities and the Trustee's certificates of authentication with respect thereto shall be substantially in the form set forth in Exhibit A-2 annexed hereto. The Securities may have notations, legends or endorsements required by law, rule, the rules of any stock exchange on which the Securities are listed, usage or agreement to which any Issuer is subject (provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Issuers). Each Security shall be dated the date of issuance and shall show the date of its authentication. The terms and provisions contained in the Securities set forth in Exhibit A-1 and Exhibit A-2 shall constitute, and are expressly made, a part of this Indenture.

            Securities offered and sold in reliance on Rule 144A and Securities offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A-1, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit B. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

            Securities issued in exchange for interests in a Global Security pursuant to Section 2.15 hereof may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A-1 (the "Physical Securities").

            SECTION 2.2. Execution and Authentication.

            Two Officers shall execute the Securities on behalf of each of the Issuers by either manual or facsimile signature.

            If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security or at any time thereafter, the Security shall be valid nevertheless.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall authenticate Securities for original issue in an aggregate principal amount not to exceed $425,000,000, upon receipt of an Officers' Certificate signed by two Officers of each of the Issuers. The Officers' Certificate shall specify the amount of Securities to be authenticated, the date on which the Securities are to be authenticated and the aggregate principal amount of Securities outstanding on the date of authentication and certify that all conditions precedent to the issuance of the Securities contained herein and in the Security Documents have been complied with. The aggregate principal amount of Securities outstanding at any time may not exceed $425,000,000 except as provided in Sections 2.7 and 2.8.

            The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Issuers or with any of the Issuers' respective Affiliates.

            SECTION 2.3. Registrar and Paying Agent.

            The Issuers shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan, The City of New York, State of New York) where Securities may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Issuers in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. Neither of the Issuers nor any of their respective Affiliates may act as Paying Agent.

            The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, or fail to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.7.

            The Issuers initially appoint the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities to serve until such time as the Trustee has resigned or a successor is appointed in accordance with this Indenture.

            SECTION 2.4. Paying Agent To Hold Money in Trust.

            Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Issuers or any other obligor on the Securities), and the Issuers and the Paying Agent shall notify the Trustee of any default by the Issuers (or any other obligor on the Securities) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Issuers at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Sections 6.1(a) and (b), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment and accounting to the satisfaction of the Trustee, the Paying Agent shall have no further liability for the money delivered to the Trustee.

            SECTION 2.5. Securityholder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Securityholders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Securityholders.

            SECTION 2.6. Transfer and Exchange.

            The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When Securities are presented to the Registrar or a co-registrar with a request from the Holder of such Securities to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuers shall issue and execute and the Trustee shall authenticate new Securities evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Securityholder for any registration of transfer or exchange. The Issuers may require from the Securityholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.10, 3.6, 4.13, 4.15 or 9.5 and the Issuers will be responsible for the payment of such taxes in such events, unless the Securities transferred or exchanged are issued to a different Securityholder in which event the Issuers may require from the Securityholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to such transfer or exchange. The Trustee shall not be required to exchange or register a transfer of any Security for a period of 15 days immediately preceding the first mailing of notice of redemption of Securities to be redeemed or of any Security selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not to be redeemed. Prior to the due presentation of transfer of any Security, the Issuers, the Trustee, or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security, except as provided in the face of such Security, and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, the Trustee or Registrar shall be affected by notice to the contrary.

            All Securities issued on any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

            SECTION 2.7. Replacement Securities.

            If a mutilated Security is surrendered to the Registrar or the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the Holder of such Security furnishes to the Issuers and to the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Security and the requirements of Section 8-405 of the Uniform Commercial Code are met. If required by the Trustee or the Issuers, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Issuers, the Trustee or any Paying Agent from any loss that any of them may suffer if such Security is replaced. The Issuers may charge such Holder for the Issuers' expenses in replacing such Security and the Trustee may charge the Issuers for the Trustee's expenses in replacing such Security. Every replacement Security shall constitute an additional obligation of the Issuers.

            SECTION 2.8. Outstanding Securities.

            The Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections
8.1 and 8.2, on or after the date on which the conditions set forth in Sections
8.1 and 8.2 have been satisfied, those Securities theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Issuers, the Guarantors or any one of their respective Affiliates holds the Security.

            If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser in whose hands such Security is a legal, valid and binding obligation of each of the Issuers. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to
Section 2.7.

            If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date, money sufficient to pay all accrued interest and principal with respect to such Securities (or portions thereof) payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.9. Treasury Securities.

            In determining whether the Holders of the required principal amount of Securities have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Securities owned by the Issuers, the Guarantors or any of their respective Affiliates shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

            SECTION 2.10. Temporary Securities.

            Until definitive Securities are prepared and ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Issuers in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

            SECTION 2.11. Cancellation.

            The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) dispose of cancelled Securities unless the Issuers direct the Trustee to return such Securities to the Issuers, and, if so disposed of, shall deliver a certificate as to the disposal thereof to the Issuers. The Issuers may not reissue or resell, or issue new Securities to replace, Securities that the Issuers or the Guarantors have redeemed pursuant to Article III or paid at maturity, or that have been delivered to the Trustee for cancellation, subject to Section 2.15(d).

            SECTION 2.12. Defaulted Interest.

            If the Issuers default on a payment of interest on the Securities, they shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Securityholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuers shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Issuers shall mail to the Trustee and each Securityholder of such series a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

            SECTION 2.13. CUSIP Number.

            The Issuers in issuing the Securities may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Issuers will promptly notify the Trustee of any change in the CUSIP number.

            SECTION 2.14. Deposit of Moneys.

            On each Interest Payment Date and Maturity Date, the Issuers shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

            SECTION 2.15. Book-Entry Provisions for Global Securities.

            (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

            Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

            (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and this Indenture. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Issuers notify the Trustee in writing that the Depository is no longer willing or able to act as a Depository or the Depository ceases to be registered as a clearing agency under the Exchange Act and a successor Depository is not appointed within 90 days of such notice of cessation, (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of the Securities in certificated form under the Indenture or (iii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Securities.

            (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and principal amount of authorized denominations.

            (d) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b), the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount at maturity of Physical Securities of like tenor of authorized denominations.

            (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to subparagraph (b), (c) or (d) of this Section 2.15 shall, except as otherwise provided by Section 2.16 hereof, bear the Private Placement Legend.

            (f) The Holder of any Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            SECTION 2.16. Special Transfer Provisions.

            (a) Transfers to Non-QIB Institutional Accredited Investors. The following additional provisions shall apply with respect to the registration of any proposed transfer of a Security to any Institutional Accredited Investor which is not a QIB:

            (i) the Registrar shall register the transfer of any Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the Resale Restriction Termination Date or
      (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and any legal opinions and certifications required thereby;

            (ii) if the proposed transferor is an Agent Member and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the IAI Global Security, upon receipt by the Registrar of (x) written instructions given in accordance with the Depositary's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph
      (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its book and records the date an increase in the principal amount of the IAI Global Security in an amount equal to the principal amount of Physical Securities to be transferred, and the Trustee shall cancel the Physical Security so transferred; and

            (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Security, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Security from which such interests are to be transferred in an amount equal to the principal amount of the Securities to be transferred and (B) an increase in the principal amount of the IAI Global Security in an amount equal to the principal amount of the Global Security to be transferred.

            (b) Transfers to Non-U.S. Persons. The following additional provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to any Non-U.S. Person:

            (i) the Registrar shall register the transfer of any Initial Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the Resale Restriction Termination Date or (y) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto and, if requested by the Company or Trustee, the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them;

            (ii) if the proposed transferee is an Agent Member and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Regulation S Global Security upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph
      (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred;

            (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Security, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Security from which such interests are to be transferred in an amount equal to the principal amount of the Securities to be transferred and (B) an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of the Global Security to be transferred; and

            (iv) until the 41st day after the Issue Date (the "Restricted Period"), an owner of a beneficial interest in the Temporary Regulation S Global Security may not transfer such interest to a transferee that is a U.S. person or for the account or benefit of a U.S. person within the meaning of Rule 902(o) of the Securities Act. During the Restricted Period, all beneficial interests in the Temporary Regulation S Global Security shall be transferred only through Cedel or Euroclear, either directly if the transferor and transferee are participants in such systems, or indirectly through organizations that are participants, in accordance with (x) the written instructions given in accordance with the Depository's, Euroclear or Cedel's and the Registrar's procedures and (y) if the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto and, if requested by the Company or Trustee, the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them; and

            (v) upon the expiration of the Restricted Period, beneficial ownership interests in the Temporary Regulation S Global Security may be exchanged for interests in the Permanent Regulation S Global Security upon certification to the Registrar that such interest are owned either by Non-U.S. persons or U.S. persons who purchased such interests pursuant to an exemption from, or transfer not subject to, the registration requirements of the Securities Act. Upon the expiration of the Restricted Period, the Issuers shall prepare and execute the Permanent Regulation S Global Security in accordance with the terms of this Indenture and deliver it to the Trustee for authentication. The Trustee shall retain the Permanent Regulation S Global Security as custodian for the Depository. Any transfers of beneficial ownership interests in the Temporary Regulation S Global Security made in reliance on Regulation S shall thenceforth be recorded by the Trustee by making an appropriate increase in the principal amount of the Permanent Regulation S Global Security and a corresponding decrease in the principal amount of the Temporary Regulation S Global Security. At such time as the principal amount of the Temporary Regulation S Global Security has been reduced to zero, the Trustee shall cancel the Temporary Regulation S Global Security and deliver it to the Issuers.

            (c) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to a QIB (excluding Non-U.S. Persons):

            (i) the Registrar shall register the transfer of any Initial Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the Resale Restriction Termination Date or (y) such transfer is being made by a proposed transferor who has represented to the Issuers and the Registrar, in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Issuers and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

           (ii) if the proposed transferee is an Agent Member and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the 144A Global Security, upon receipt by the Registrar of written instructions given in ac-cordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Security in an amount equal to the principal amount of Physical Securities to be transferred, and the Trustee shall cancel the Physical Security so transferred; and

            (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Security, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Security from which interests are to be transferred in an amount equal to the principal amount of the Securities to be transferred and (B) an increase in the principal amount of the 144A Global Security in an amount equal to the principal amount of the Global Security to be transferred.

            (d) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraph (a)(i)(x) of this Section 2.16 exist, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

            (e) Other Transfers. If a Holder proposes to transfer a Security constituting a Restricted Security pursuant to any exemption from the registration requirements of the Securities Act other than as provided for by
Section 2.16(a), (b) and (c) hereof, the Registrar shall only register such transfer or exchange if such transferor delivers an Opinion of Counsel satisfactory to the Issuers and the Registrar that such transfer is in compliance with the Securities Act and the terms of this Indenture; provided, however, that the Issuers may, based upon the opinion of their counsel, instruct the Registrar by an Issuers Order not to register such transfer in any case where the proposed transferee is not a QIB, Non-U.S. Person or Institutional Accredited Investor.

            (f) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

            The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 hereof or this Section
2.16. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any time upon the giving of reasonable prior written notice to the Registrar.

                                   ARTICLE III

                                   REDEMPTION

            SECTION 3.1. Notices to Trustee.

            If the Issuers elect to redeem Securities pursuant to the terms of the Securities, they shall do so by notifying the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of Securities to be redeemed as soon as reasonably practicable but in no event later than 3 Business Days prior to the last day on which notice can be given under Section 3.3.

            Each notice provided for in this Section 3.1 shall be accompanied by an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Securities.

            SECTION 3.2. Selection of Securities To Be Redeemed.

            If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate, provided that no Securities of a principal amount of $1,000 or less shall be redeemed in part and provided, further, that, if a partial redemption is made with the net proceeds of a Public Equity Offering, selection of the Securities or portions thereof for redemption shall be made by the Trustee on a pro rata basis or on as nearly a pro rata basis as possible (provided that no Securities of a principal amount of $1,000 or less shall be redeemed in part and subject to the procedures of the Depository, unless such method is otherwise prohibited). The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. The Trustee shall promptly notify the Company in writing of such Securities selected for redemption and, in the case of Securities selected for partial redemption, the principal amount to be redeemed. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000. Securities and portions thereof the Trustee selects shall be in amounts of $1,000 or integral multiples of $1,000. No Securities that have denominations of $1,000 or less shall be selected by the Trustee for partial redemption. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

            SECTION 3.3. Notice of Redemption.

            At least 30 days but not more than 60 days before a Redemption Date, the Issuers shall mail or cause the mailing of a notice of redemption by first-class mail to each Holder of Securities to be redeemed and the Trustee and any Paying Agent.

            The notice shall identify the Securities to be redeemed and shall state:

            (a) the Redemption Date;

            (b) the redemption price and the amount of accrued and unpaid interest, if any, to be paid;

            (c) the name and address of the Paying Agent;

            (d) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price and accrued and unpaid interest, if any;

            (e) that, unless the Issuers default in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities of such series is to receive payment of the redemption price upon surrender to the Paying Agent of the Securities redeemed;

            (f) if any Security is to be redeemed in part only, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that, on or after the Redemption Date;

            (g) if there is to be a partial redemption of certificated Securities, upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Securityholder upon cancellation of the original Securities;

            (h) if less than all of the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities estimated to be outstanding after such partial redemption; and

            (i) the CUSIP number(s), if any, pursuant to Section 2.13 and, at the option of the Issuers or the Trustee, the disclaimer permitted by
      Section 2.13.

            At the Issuers' written request, the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' expense.

            SECTION 3.4. Effect of Notice of Redemption.

            Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Securities. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            SECTION 3.5. Deposit of Redemption Price.

            On or before the Redemption Date, the Issuers shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date. The Paying Agent shall return to the Issuers any of such money not required for such purpose. All money earned on funds held in trust by the Paying Agent for payment pursuant to this Article III shall be remitted to the Issuers.

            If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Issuers to deposit sufficient funds with the Paying Agent, interest will continue to accrue from the Redemption Date until such payment is made on the unpaid principal and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the date and in the manner provided in the Securities.

            SECTION 3.6. Securities Redeemed in Part.

            Upon surrender to the Paying Agent of a Security that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                    COVENANTS

            SECTION 4.1. Payment of Securities.

            The Issuers shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture.

            An installment of principal or interest shall be considered paid on the date due if the Trustee or the Paying Agent holds by 12:00 Noon on such date immediately available funds designated for and sufficient to pay such installment.

            The Issuers shall pay interest on overdue principal and (to the extent permitted by law) on overdue installments of interest at the rate specified therefor in the Securities.

            SECTION 4.2. Maintenance of Office or Agency.

            The Issuers shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuers in respect of the Securities and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

            The Issuers may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Issuers hereby initially designates the Corporate Trust Office of the Trustee as an agency of the Issuers in accordance with Section 2.3.

            SECTION 4.3. Corporate Existence.

            Subject to Article V, the Company shall do or cause to be done, at its own cost and expense, all things necessary to and will cause each of its Restricted Subsidiaries to, preserve and keep in full force and effect the corporate, limited liability company or partnership existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Restricted Subsidiaries; provided, however, that subject to Article XI and the terms of any Security Document, the Company or any of its Restricted Subsidiaries shall not be required to preserve any such rights, licenses or franchises if the Board of Directors of the Company shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and the loss thereof is not adverse in any material respect to the Holders; and provided, further, that this covenant shall not prohibit the combination of any Restricted Subsidiary with the Company or with any other Restricted Subsidiary.

            SECTION 4.4. Payment of Taxes and Other Claims.

            The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon its or its Restricted Subsidiaries' income, profits or property and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property; provided, however, that, subject to the terms of the applicable Security Documents, the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts adequate reserves (in the good faith judgment of the Board of Directors of the Company) have been made or where the failure to so pay would not have a material adverse affect upon the Company and its Restricted Subsidiaries, taken as a whole.

            SECTION 4.5. Maintenance of Properties; Insurance; Books and
                         Records; Compliance with Law.

            (a) Subject to, and in compliance with, the provisions of Sections
11.3 and 11.4 and to the provisions of each applicable Security Document, the Company shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear and casualty excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto.

            (b) The Company and each of its Restricted Subsidiaries shall maintain insurance subject to the provisions of each applicable Security Document in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations.

            (c) The Company shall and shall cause each of its Restricted Subsidiaries to keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Restricted Subsidiary of the Company, in accordance with GAAP.

            (d) The Company shall and shall cause each of its Restricted Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole.

            SECTION 4.6. Compliance Certificates.

            (a) The Issuers shall deliver to the Trustee within 120 days after the end of each fiscal year, Officers' Certificates of the Issuers stating (i) that a review of the activities of the Issuers during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their respective obligations under this Indenture, and (ii) that, to the best knowledge of each Officer signing such certificate, the applicable Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which such Officers may have knowledge, their status and what action the Issuers are taking or propose to take with respect thereto).

            (b) So long as (and to the extent) not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.7 shall be accompanied by a written statement of the Company's independent public accountants that in making the examination necessary for certification of such annual financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV, V or VI of this Indenture insofar as they relate to accounting mat-ters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) The Issuers shall, so long as any of the Securities are outstanding, deliver to the Trustee, within 10 days of either Issuer becoming aware of any Event of Default, an Officers' Certificate specifying such Event of Default and what action the Issuers are taking or propose to take with respect thereto.

            SECTION 4.7. Provision of Financial Information.

            Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (but only if the SEC accepts such filings) the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) (each, an "Exchange Act Report") or any successor provision thereto if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. If, at any time prior to the consummation of the Exchange Offer when the Company is not subject to such
Section 13(a) or 15(d), the information which would be required in an Exchange Act Report is included in a public filing of the Company under the Securities Act at the applicable Required Filing Date, such public filing shall fulfill the filing requirement with the SEC with respect to the applicable Exchange Act Report. The Company shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC) (i) transmit (or cause to be transmitted) by mail to all Holders, as their names and addresses appear in the Security register, without cost to such Holders, and
(ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company is required to file with the SEC pursuant to this Section, or, if such filing is not so permitted (or, prior to the consummation of the Exchange Offer, when the Company is not subject to Section 13(a) or 15(d) of the Exchange Act), information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any Holder. Notwithstanding the foregoing, if Parent Guarantor remains a Guarantor with ownership of 100% of the Capital Stock of the Company and with no material assets other than its interests in the Company, all of the information, reports and filings otherwise required of the Company may instead be supplied by and relate to Parent Guarantor and none of the information or reporting obligations shall apply with respect to the period ended June 30, 1999. In addition, for so long as any Securities remain outstanding, the Company will furnish to the Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

            SECTION 4.8. Further Assurance to the Trustee or Collateral Agent.

            The Issuers shall, upon request of the Trustee or the Collateral Agent, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the provisions of this Indenture and any Security Document.

            SECTION 4.9. Limitation on Additional Indebtedness and Certain
                         Preferred Stock.

            (a) The Issuers will not (A) incur any Indebtedness (including any Acquired Indebtedness) and (B) permit any of the Restricted Subsidiaries to incur any Indebtedness (including Acquired Indebtedness) or issue any Preferred Stock; provided that (i) the Issuers and the Subsidiary Guarantors will be permitted to incur Indebtedness (including Acquired Indebtedness) and the Subsidiary Guarantors may issue Preferred Stock and (ii) a Restricted Subsidiary that is not a Subsidiary Guarantor will be permitted to incur Acquired Indebtedness if, in either case, immediately after giving pro forma effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company would be greater than or equal to (a) 2.25 to 1, if such Indebtedness is to be incurred on or prior to July 15, 2001, and (b) 2.50 to 1, if such Indebtedness is to be incurred after July 15, 2001.

            (b) Notwithstanding the provisions of paragraph (a) above, the Issuers and the Restricted Subsidiaries, as applicable, may incur or issue each and all of the following (each of which shall be given independent effect):

            (i) Indebtedness under the Securities, the Exchange Securities, the Guarantees and this Indenture;

            (ii) Indebtedness of the Company and the Restricted Subsidiaries outstanding on the Issue Date;

            (iii) Indebtedness of the Company and the Restricted Subsidiaries outstanding from time to time pursuant to the New Credit Facility in a principal amount not to exceed the sum of (1) the greater of (i) $325.0 million and (ii) the sum of (x) 85% of the aggregate book value of the accounts receivable (determined in accordance with GAAP) of the Company and the Restricted Subsidiaries and (y) 60% of the aggregate book value of the inventory (determined in accordance with GAAP) of the Company and the Restricted Subsidiaries and (2) if such Indebtedness is secured by the CAST-ROLL Facility and related assets, $125.0 million less amounts incurred and outstanding under clause (iv) below;

            (iv) if Indebtedness outstanding under clause (iii) above is not secured by the CAST-ROLL Facility and related assets, Indebtedness of the Company and the Restricted Subsidiaries secured by the CAST-ROLL Facility in an amount not to exceed 80% of the liquidation value-in place (as such term is defined in the appraisals delivered in connection with the Transactions) of the CAST-ROLL Facility plus the appraised Fair Market Value of the related real estate (determined within 30 days of the date of any incurrence of Indebtedness secured by the CAST-ROLL Facility);

            (v) Indebtedness of a Restricted Subsidiary owed to and held by the Company or another Restricted Subsidiary, in each case which is not subordinated in right of payment to any Indebtedness of such Restricted Subsidiary, except that (i) any transfer of such Indebtedness by the Company or a Restricted Subsidiary (other than to the Company or to a Restricted Subsidiary) and (ii) the sale, transfer or other disposition by the Company or any Restricted

      Subsidiary of Capital Stock of or the occurrence of any other event which results in any Restricted Subsidiary which is owed Indebtedness of another Restricted Subsidiary ceasing to be a Restricted Subsidiary shall, in each such event, be deemed an incurrence of Indebtedness subject to the other provisions of this Section 4.9;

            (vi) Indebtedness of an Issuer owed to and held by a Restricted Subsidiary; provided that if such Indebtedness is owed to and held by a Restricted Subsidiary (other than RTI Capital Corp.) that is not a Subsidiary Guarantor, it shall be unsecured and subordinated in right of payment to the payment and performance of such Issuer's obligations under this Indenture and the Securities; provided, further, in any such case, that (i) any transfer of such Indebtedness by a Restricted Subsidiary (other than to another Restricted Subsidiary) and (ii) the sale, transfer or other disposition by an Issuer or any Restricted Subsidiary of Capital Stock or the occurrence of any other event which results in any Restricted Subsidiary which holds Indebtedness of such Issuer ceasing to be a Restricted Subsidiary shall, in each such event, be deemed an incurrence of Indebtedness subject to the other provisions of this Section 4.9;

            (vii) shares of Preferred Stock of a Restricted Subsidiary issued to and held by an Issuer or a Restricted Subsidiary; provided that (i) any transfer (other than to another Restricted Subsidiary) of such shares and
      (ii) the sale, transfer or other disposition by an Issuer or any Restricted Subsidiary of Capital Stock of any Restricted Subsidiary or the occurrence of any other event which results in any Restricted Subsidiary which holds such shares such that it ceases to be a Restricted Subsidiary shall, in each such event, be an issuance of Preferred Stock subject to the other provisions of this Section 4.9;

            (viii) Interest Rate Protection Obligations of the Company or a Restricted Subsidiary relating to Indebtedness of the Company or a Restricted Subsidiary; provided that (x) any Indebtedness to which any such Interest Rate Protection Obligations relate is otherwise permitted to be incurred under this Section 4.9 and (y) the notional principal amount of any such Interest Rate Protection Obligations at the time of incurrence does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

            (ix) Indebtedness of the Company or any of the Restricted Subsidiaries under (i) Currency Agreements relating to Indebtedness or other obligations of the Company or one of the Restricted Subsidiaries entered into to hedge actual currency exposure or (ii) commodities hedging agreements entered into to hedge actual commodity price exposure;

            (x) Indebtedness of the Company or any of the Restricted Subsidiaries (including Indebtedness represented by letters of credit for the account of the Company or a Restricted Subsidiary) in respect of financing workers' compensation, health, disability or other employee benefits, social security payments, property, casualty or liability insurance or other claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

            (xi) Indebtedness representing obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, completion guarantees and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced;

            (xii) Indebtedness arising from agreements of an Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition;

            (xiii) Indebtedness extinguished within five Business Days of incurrence arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds;

            (xiv) Government Assisted Indebtedness of the Company or any of the Restricted Subsidiaries; provided such Government Assisted Indebtedness does not have a Stated Maturity prior to the final Stated Maturity of the Securities and is not secured by any Lien on any Collateral that would not constitute a Permitted Collateral Lien with respect to such Collateral;

            (xv) Indebtedness secured by purchase money liens on equipment in an amount not to exceed $50.0 million at any time outstanding;

            (xvi) Indebtedness of the Company or any of the Restricted Subsidiaries, in addition to that described in clauses (i) through (xv) above or clause (xvii) below, in an aggregate principal amount not to exceed $50.0 million at any time outstanding; and

            (xvii) Refinancing Indebtedness.

            (c) For purposes of determining compliance with this Section 4.9, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xvii) of paragraph (b) above or is entitled to be incurred pursuant to paragraph (a) above, the Company shall, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this Section 4.9 and such item of Indebtedness will be treated as having been incurred pursuant to only one of clauses (i) through (xvii) of paragraph (b) or pursuant to paragraph (a) above. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.9.

            SECTION 4.10. Limitation on Sale-Leaseback Transactions.

            The Issuers will not, and will not permit any of the Restricted Subsidiaries to, enter into any Sale-Leaseback Transaction with respect to any property of the Company or any of the Restricted Subsidiaries. Notwithstanding the foregoing, the Company and the Restricted Subsidiaries may enter into Sale-Leaseback Transactions with respect to property not constituting Collateral which is acquired or constructed after the Issue Date; provided that (a) the Attributable Value of such Sale-Leaseback Transaction shall be deemed to be Indebtedness of the Company or such Restricted Subsidiary, as the case may be,
(b) after giving pro forma effect to any such Sale-Leaseback Transaction and the foregoing clause (a), the Company would be able to incur $1.00 of additional Indebtedness pursuant to paragraph (a) of Section 4.9 (or, in the case of a Sale-Leaseback Transaction involving the CAST-ROLL Facility, in accordance with clause (iii) or (iv) of paragraph (b) of Section 4.9) and (d) such Sale-Leaseback Transaction shall be in compliance with Section 4.11. Notwithstanding the foregoing, the Company and the Restricted Subsidiaries may enter into and assume certain safe harbor leases to which USS/Kobe Steel Company is a party in connection with the Transactions.

            SECTION 4.11. Limitation on Liens.

            The Issuers will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume, affirm or permit or suffer to exist or remain in effect any Liens:

            (a) upon any item of Collateral or upon the New Bar Mill other than Permitted Collateral Liens; and

            (b) upon any other properties or assets of the Company or of any of the Restricted Subsidiaries, whether owned on the Issue Date or acquired after the Issue Date, not constituting Collateral, except (i) Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date and (ii) Permitted Liens.

            The Company and the Pledgors will be permitted to incur and suffer to exist purchase money Liens to finance the acquisition or construction of personal property or fixtures of the Company or any Restricted Subsidiary free of the Liens securing the Securities under the Security Documents for so long as the related Indebtedness shall be outstanding, notwithstanding any contrary provision of the Security Documents or this Indenture; provided that (i) the aggregate principal amount of all related purchase money Indebtedness (and refinancings thereof) contemplated by this sentence shall not exceed $15.0 million, (ii) the related Indebtedness shall not be secured by any property or assets of an Issuer or any of its Subsidiaries other than the property or assets so acquired or constructed and (iii) each such purchase money Lien shall either
(x) exist at the time of acquisition or construction or (y) be created within 180 days of such acquisition or construction.

            SECTION 4.12. Limitation on Restricted Payments.

            (a) The Issuers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

            (i) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company (other than dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Disqualified Capital Stock));

            (ii) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company (other than any such Capital Stock owned by a Restricted Subsidiary);

            (iii) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, in each case, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than (A) the payment, redemption, repurchase, defeasance, acquisition or retirement of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in any case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) any such Subordinated Indebtedness owned by the Company or a Restricted Subsidiary); or

            (iv) make any Investment (other than any Permitted Investment) in any Person

(such payments or Investments described in the preceding clauses (i), (ii), (iii) and (iv) are collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment),

            (A) no Default shall have occurred and be continuing,

            (B) immediately after giving effect to such Restricted Payment, the Consolidated Fixed Change Coverage Ratio of the Company would be equal to or greater than 2.5 to 1, and

            (C) the aggregate amount of all Restricted Payments declared or made from and after the Issue Date would not exceed the sum of, without duplication, (1) 50% of the Consolidated Net Income of the Company accrued on a cumulative basis during the period (taken as one accounting period) beginning on October 1, 1999 and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit) plus (2) 100% of the aggregate net cash proceeds and the Fair Market Value of property other than cash received by the Company (other than net cash proceeds received as part of the Transactions) either
      (x) from the issuance or sale of Capital Stock (excluding Disqualified Capital Stock, but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Capital Stock)) of the Com-pany after the Issue Date or (y) as a capital contribution in respect of Capital Stock (other than Disqualified Capital Stock) of the Company after the Issue Date, in each case to or from any Person (other than (i) to or from a Restricted Subsidiary or (ii) to or from any employee, officer, director or employee stock ownership trust qualified under the Internal Revenue Code of 1986, as amended, to the extent the issuance and sale was directly or indirectly funded by a loan or advance by the Company or any Subsidiary of the Company to such trust or such Persons) plus (3) 100% of the aggregate net cash proceeds and the Fair Market Value of property (other than property constituting Investments that would be Restricted Payments) that are received upon the sale, liquidation or other disposition or other return of capital for cash in respect of any Investment constituting a Restricted Payment made after the Issue Date to the extent included in the calculation of this clause (C), less the cost of the disposition of such Investment plus (4) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with Section 4.18, the Fair Market Value of the interests of the Company and any of the Restricted Subsidiaries in such Subsidiary; provided that such amount shall not in any case exceed the Designation Amount with respect to such Subsidiary upon its Designation.

            For purposes of the preceding clause (C)(2), upon the issuance of Capital Stock either from the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights, the amount counted as net cash proceeds received will be the cash amount received by the Company at the original issuance of the Indebtedness that is so converted or exchanged or from the issuance of options, warrants or rights, as the case may be, plus the incremental amount of cash received by the Company, if any, upon the conversion, exchange or exercise thereof, in each case when so received.

            (b) None of the provisions of paragraph (a) above will prohibit:

            (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by paragraph (a) above;

            (ii) the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of,
      (x) a substantially concurrent issue and sale of other shares of Capital Stock (other than Disqualified Capital Stock) of the Company to any Person (other than to a Subsidiary of the Company) or (y) a capital contribution in respect of Capital Stock (other than Disqualified Capital Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C) of paragraph (a) above;

            (iii) any redemption, repurchase or other acquisition or retirement of (1) Subordinated Indebtedness in exchange for, or out of the net cash proceeds (excluding net cash proceeds received as part of the Transactions) of, a substantially concurrent issue and sale of (x) Capital Stock (other than Disqualified Capital Stock) of the Company to any Person (other than to a Subsidiary of the Company) or (y) a capital contribution from the Com-pany; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C) of paragraph (a) above; or
      (2) Indebtedness of the Company issued to any Person (other than a Subsidiary of the Company), so long as such Indebtedness is Subordinated Indebtedness which (x) has no scheduled principal payments earlier than the 91st day after the final maturity date of the Securities and (y) is subordinated to the Securities in the same manner and at least to the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired;

            (iv) Investments made out of the net cash proceeds (excluding net cash proceeds received as part of the Transactions) of a substantially concurrent issue and sale of shares of Capital Stock (other than Disqualified Capital Stock) of the Company to any Person (other than to a Subsidiary of the Company); provided that the amount of any such net cash proceeds shall be excluded from clause (C) of paragraph (a) above;

            (v) payments to Parent Guarantor, RES Holding Corporation and RTI to allow Parent Guarantor, RES Holding Corporation and RTI to pay their operating and administrative expenses, including, without limitation, directors fees, legal and audit expenses, SEC compliance expenses and corporate franchise and other taxes that are directly attributable to the Company and the Restricted Subsidiaries;

            (vi) payments made to Parent Guarantor, RES Holding Corporation and RTI or by the Company to permit the purchase or redemption of their Capital Stock (including related stock appreciation rights or similar securities) held by present or former officers, employees or consultants of RTI or the Company or any of its Subsidiaries or by any employee pension benefit plan or management equity or stock option plan or agreement upon such Person's death, disability, retirement or termination of employment or under the terms of any such employee pension benefit plan or any other agreement under which such Capital Stock or related rights were issued; provided that the aggregate amount of such purchases or redemptions that may be made under this clause (vi) shall not exceed $3.0 million per year (the "Base Amount"); provided that, to the extent that not all of the Base Amount is utilized in any year, the unused portion of such Base Amount may be carried forward to and be deemed part of the Base Amount only for the immediately subsequent year and not any succeeding year;

            (vii) provided that the Company is then treated as a partnership (or a pass-through or disregarded entity) for federal or state income tax purposes, distributions in respect of Capital Stock of the Company or Investments by the Company to the extent necessary to permit direct or indirect beneficial holders to receive tax distributions, as provided for in the limited liability company agreement of Parent Guarantor not to exceed the tax liabilities payable by such owners in respect of income of the Company and any of its Subsidiaries that, for tax purposes, are treated as pass-through or disregarded entities; provided that nothing in this clause (vii) will be deemed to permit any such distribution (1) in excess of amounts that a consolidated group that includes the Company as the "parent" and any of its Subsidiaries that, for tax purposes, are treated as pass-through or disregarded entities would be required to pay on a stand-alone basis were such entities taxable as a consolidated group of corporations, ex-cept for distributions to the extent necessary to permit such holders to pay their tax liabilities attributable to the disproportionate sharing of income or loss of the Company and its Subsidiaries and (2) to pay any tax liabilities of direct or indirect investors in the Company or Parent Guarantor resulting from the conversion of the Company from a limited liability company to corporate form, including pursuant to a Roll-up Transaction;

            (viii) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Capital Stock issued or incurred in compliance with Section 4.9;

            (ix) Restricted Payments made in connection with the completion of the Transactions;

            (x) so long as no Default shall have occurred and be continuing, Restricted Payments made in order to enable RTI to make dividend payments on, and the scheduled redemption of, the Bethlehem Preferred Stock, as in effect on the Issue Date;

            (xi) so long as no Default shall have occurred and be continuing, Restricted Payments the proceeds of which are or will be used to pay or to fund the payment of management fees and monitoring fees in an amount not to exceed $4.0 million in any calendar year; provided that (1) if such Restricted Payment is to be made on or after January 15, 2001, the Consolidated Fixed Charge Coverage Ratio of the Company would equal or exceed 1.75 to 1 at the time of such payment and (2) payments which are not permitted under this clause (xi) by reason of a Default or the preceding clause (1) may be accrued and carried forward to subsequent periods notwithstanding the $4.0 million limitation otherwise applicable;

            (xii) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; and

            (xiii) the exchange of an Investment constituting a Restricted Payment which was included in clause (C) of paragraph (a) above for another Investment which would constitute a Restricted Payment of approximately equal or greater Fair Market Value.

            In computing the amount of Restricted Payments previously made for purposes of clause (C) of paragraph (a) above, Restricted Payments made under clauses (i), (iv), (v), (vi), (viii), (x) and, without duplication to the extent deducted in arriving at Consolidated Net Income, (vii) and (xi) of this paragraph (b) shall be included and clauses (ii), (iii), (ix), (xii) and (xiii) of this paragraph (b) shall not be so included.

            SECTION 4.13. Disposition of Proceeds of Asset Sales.

            (a) The Issuers will not, and will not permit any of the Restricted Subsidiaries to, make any Asset Sale unless (i) such Asset Sale is for Fair Market Value, (ii) at least 75% of the proceeds therefrom consist of cash and/or Cash Equivalents; provided that (x) if such Asset Sale does not involve the sale, transfer or other disposition of any Collateral, Indebtedness (other than Subordinated

Indebtedness) of the Company or any of the Restricted Subsidiaries assumed by the purchaser shall be counted as cash for such purposes if the Company and the Restricted Subsidiaries are unconditionally released from any liability therefor, (y) if such Asset Sale involves the sale, transfer or other disposition of any Collateral, Indebtedness of any Pledgor secured by a Permitted Collateral Lien upon such Collateral that ranks prior to the Securities assumed by the purchaser shall be treated as cash for such purposes if such Pledgor is unconditionally released from any liability therefor and (z) to the extent such Asset Sale involves the Specialty Steel Assets or the Closed Facilities, this clause (ii) need not be complied with, (iii) if such Asset Sale involves the sale, transfer or other disposition of any Collateral, it shall be in compliance with the applicable provisions of Articles XI and XII and (iv) the Issuers shall apply the Net Cash Proceeds of such Asset Sale within 365 days of receipt thereof, as follows:

            (1) first, to the extent such Net Cash Proceeds are received from an Asset Sale (x) not involving the sale, transfer or disposition of any Collateral ("Non-Collateral Proceeds") or (y) involving the sale, transfer or disposition of Collateral which is subject to a Permitted Collateral Lien which is prior to the Lien granted to the Collateral Agent for the benefit of the Trustee and the Holders ("Senior Collateral Proceeds"), to satisfy all mandatory repayment obligations arising by reason of such Asset Sale under the terms of any instrument (or related security agreement) governing any Indebtedness which is secured by the assets which are the subject of such Asset Sale; provided that the available borrowings (if applicable) under, and the outstanding amount of; such Indebtedness shall be permanently reduced to the extent such Non-Collateral Proceeds or Senior Collateral Proceeds are so applied;

            (2) second, to the extent such Net Cash Proceeds are received from an Asset Sale involving the sale, transfer or disposition of Collateral which is subject to a Permitted Collateral Lien which ranks pari passu with the Lien granted to the Collateral Agent for the benefit of the Trustee and the Holders ("Pari Passu Proceeds"), that portion of the Pari Passu Proceeds not constituting the Securityholders' Pro Rata Share thereof to satisfy to the extent permitted by applicable law all mandatory prepayment obligations arising by reason of such Asset Sale under the terms of the New Credit Facility; provided that the available borrowings under, and the outstanding amount of, such Indebtedness shall be permanently reduced to the extent such Pari Passu Proceeds are so applied; and

            (3) third, with respect to any Non-Collateral Proceeds, Senior Collateral Proceeds and Pari Passu Proceeds remaining after application pursuant to the preceding paragraphs (1) and (2) and any Net Cash Proceeds received from an Asset Sale involving the sale, transfer or other disposition of any Collateral (other than Net Cash Proceeds from an Asset Sale of Collateral subject to a Permitted Collateral Lien that is prior to or pari passu with the Lien of the Trustee and the Holders ("Junior Collateral Proceeds")) (any such remaining Non-Collateral Proceeds, remaining Senior Collateral Proceeds, Junior Collateral Proceeds and Pari Passu Proceeds are referred to herein as the "Available Amount"), either or both of the Issuers shall make an offer to purchase (the "Asset Sale Offer") from all Holders, up to a maximum principal amount (expressed as a multiple of $1,000) of Securities plus accrued and unpaid interest thereon, if any, equal to the Available Amount at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase; provided that the Issuers will not be required to apply pursuant to this paragraph (3) any Available Amount received from any Asset Sale if, and only to the extent that, (x) such Net Cash Proceeds are applied by the Issuers or any Restricted Subsidiary to acquire or construct property or assets in lines of business related to the Issuers' and the Restricted Subsidiary's business at such time (a "Permitted Related Acquisition") and (y) if any of the Available Amount so invested pursuant to a Permitted Related Acquisition derived directly or indirectly from an Asset Sale of Collateral, the property and assets so acquired are made subject to a Lien securing the Securities and any other Indebtedness secured by such Collateral having the same relative priorities pursuant to the Intercreditor Agreements as the Lien on the Collateral subject to the Asset Sale pursuant to, and subject to, the provisions of Articles XI and XII and the relevant Pledgor becomes a Subsidiary Guarantor. The Issuers may defer the Asset Sale Offer until there is an aggregate unutilized Available Amount equal to or in excess of $25.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Available Amount, and not just the amount in excess of $25.0 million, shall be applied as required pursuant to this paragraph).

            Notwithstanding the foregoing, neither the Company nor any Restricted Subsidiary shall be subject to the terms of paragraphs (1) through
(3) above (x) with respect to any tax distributions as determined under clause
(vii) of paragraph (b) of Section 4.12 with respect to income from Asset Sales (without duplication for amounts deducted in arriving at the amount of Net Cash Proceeds) and (y) to the extent that the Net Cash Proceeds received by the Company or a Restricted Subsidiary in connection with any Asset Sale involving Specialty Steel Assets or the Closed Facilities are applied to repay Indebtedness under the New Credit Facility or to make capital expenditures or to acquire tangible assets.

            Whenever Net Cash Proceeds from an Asset Sale of Collateral are received by the Company or any Restricted Subsidiary, the Issuers shall deposit, or cause to be deposited, an amount equal to such Net Cash Proceeds with the Collateral Agent as Trust Moneys subject to disposition as provided in this
Section 4.13 or as provided under Articles XI and XII and such Net Cash Proceeds shall be set aside by the Collateral Agent pending application to either the purchase of Securities or their other permitted applications. At the direction of the Issuers, such Net Cash Proceeds shall be required to be invested by the Collateral Agent in Cash Equivalents. The Company or the Restricted Subsidiary, as applicable, shall be entitled to any interest or dividends accrued, earned or paid on such investments.

            (b) The Issuers shall provide the Trustee and the Collateral Agent with notice of the Asset Sale Offer as soon as reasonably practicable. Notice of an Asset Sale Offer shall be mailed by the Issuers to all Holders of Securities not less than 30 days before the Asset Sale Payment Date at their last registered address with a copy to the Trustee and the Paying Agent. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 5:00 p.m., New York City time, on the Business Day next preceding the Asset Sale Payment Date. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

            (i) that the Asset Sale Offer is being made pursuant to this Section 4.13;

            (ii) the purchase price (including the amount of accrued and unpaid interest, if any) for each Security and the Asset Sale Payment Date;

            (iii) that any Security not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;

            (iv) that, unless the Issuers default on making the payment, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Payment Date;

            (v) that Holders electing to have Securities purchased pursuant to an Asset Sale Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Business Day next preceding the Asset Sale Payment Date and must complete any form letter of transmittal proposed by the Issuers and acceptable to the Trustee and the Paying Agent;

            (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Business Day next preceding the Asset Sale Payment Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

            (vii) that if Securities in an aggregate principal amount in excess of the Available Amount are tendered pursuant to the Asset Sale Offer, the Issuers shall purchase Securities on a pro rata basis among the Securities tendered (with such adjustments as may be deemed appropriate by the Issuers so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

            (viii) that Holders whose certificated Securities are purchased only in part will be issued new certificated Securities equal in aggregate principal amount to the unpurchased portion of the Securities surrendered; and

            (ix) the instructions that Holders must follow in order to tender their Securities.

            On or before the Asset Sale Payment Date, the Issuers shall (i) accept for payment (subject to adjustment as contemplated by clause (vii) above) Securities or portions thereof tendered pursuant to the Asset Sale Offer, (ii) cause the Collateral Agent to liquidate the necessary amount of Cash Equivalents and to deposit with the Paying Agent on the Asset Sale Payment Date money, in immediately available funds, in an amount sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Collateral Agent and the Paying Agent an Officers' Certificate setting forth the Securities or portions thereof tendered and accepted for payment by the Issuers. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new certificated Security equal in principal amount to any unpurchased portion of any certificated Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. To the extent the Asset Sale Offer is not fully subscribed to by the Holders, the Company or the Restricted Subsidiary, as the case may be, may retain such unutilized portion of the Available Amount free and clear of the Lien of the Security Documents. Notwithstanding anything herein to the contrary, in no event shall the Trustee or the Collateral Agent be liable for any loss incurred as a result of the liquidation of any Cash Equivalents absent its gross negligence or willful misconduct.

            If the Issuers are required to make an Asset Sale Offer, the Issuers will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations and any applicable requirements of any securities exchange on which the Securities are listed and shall not be deemed to have breached their obligations under this Section 4.13 or any other provision of this Indenture by virtue thereof.

            SECTION 4.14. Limitation on Transactions with Affiliates.

            The Issuers shall not, and shall not permit, cause or suffer any of the Restricted Subsidiaries to, conduct any business or enter into any transaction or series of transactions with or for the benefit of any of their respective Affiliates (each an "Affiliate Transaction"), unless (a) such transaction or series of related transactions is on terms reasonably believed to be no less favorable to such Issuer or such Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time with an unrelated Person, and (b) with respect to a transaction or series of related transactions involving aggregate payments or Fair Market Value equal to or greater than $10.0 million, the Issuers shall have delivered an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with the preceding clause (a) and that such transaction or series of related transactions has been approved by the Requisite Managers; provided that, in lieu of complying with clause (b), the Issuers may obtain a written opinion from an Independent Financial Advisor qualified to pass upon the required matters stating that the terms of such transaction or series of transactions are fair to such Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view

            Notwithstanding the foregoing, this Section 4.14 will not restrict the Issuers or the Restricted Subsidiaries from: (a) making Restricted Payments permitted under Section 4.12; (b) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company; (c) transactions among an Issuer and Restricted Subsidiaries and transactions among Restricted Subsidiaries of an Issuer otherwise permitted by this Indenture; (d) the making of loans and advances and the payment of fees and indemnities to directors, officers and employees of the Issuers and the Restricted Subsidiaries in the ordinary course of business; (e) transactions pursuant to agreements in existence on the Issue Date (including, without limitation, the limited liability company agreement for the Company) or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect); (f) any employment agreements entered into by an Issuer or any of the Restricted Subsidiaries in the ordinary course of business; (g) any sale of Capital Stock (other than Disqualified Capital Stock) of an Issuer; (h) so long as no Default has occurred and is continuing, the payment of management, consulting, monitoring and advisory fees and related expenses to Blackstone, Veritas, USX and Kobe and their Affiliates not to exceed $4.0 million in the aggregate in any calendar year to the extent it would be permitted under clause
(xi) of paragraph (b) of Section 4.12 (including payment of accrued and unpaid amounts carried forward to subsequent periods, notwithstanding the $4.0 million limitation otherwise applicable); (i) payments by an Issuer or any of the Restricted Subsidiaries to Blackstone, Veritas, USX and Kobe and their Affiliates made for any financial advisory, underwriting or placement services or in respect of other investment banking activities consistent with past customary practice of Blackstone and Veritas, respectively, with respect to their portfolio companies, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors of the Issuer in good faith; (j) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture; (k) transactions and payments pursuant to the Supply and Service Agreements and any other agreements in effect as of the Issue Date or any amendment thereto (so long as any such amendment is not disadvantageous from the perspective of the Holders in any material respect) or any transaction explicitly contemplated thereby; (l) transactions pursuant to the management agreement with Haynes International, Inc. relating to the Specialty Steel Assets; (m) an Asset Sale of the Specialty Steel Assets made in compliance with
Section 4.13; and (n) the provision of reasonable assistance to any Affiliates of the Issuers in connection with processing financing transactions, including, without limitation, offerings of securities by RTI and its stockholders.

            SECTION 4.15. Change of Control.

            Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), either or both of the Issuers shall notify the Holders, in the manner prescribed below, of such occurrence and shall make an offer to purchase (the "Change of Control Offer") on a Business Day (the "Change of Control Payment Date") that is not later than 60 days following the Change of Control Date, all Securities then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the Change of Control Payment Date.

            Notice of a Change of Control Offer shall be mailed by the Issuers to the Securityholders not less than 30 days nor more than 60 days before the Change of Control Payment Date. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Business Day preceding the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

            (a) that a Change of Control Offer is being made pursuant to this
      Section 4.15 and that all Securities validly tendered and not properly withdrawn will be accepted for payment;

            (b) the purchase price (including the amount of accrued interest, if any) for each Security and the Change of Control Payment Date;

            (c) that any Security not tendered for payment will continue to accrue interest in accordance with the terms thereof;

            (d) that, unless the Issuers default on making the payment, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (e) that Holders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Business Day preceding the Change of Control Payment Date and must complete any form letter of transmittal proposed by the Issuers;

            (f) that Holders of Securities will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Business Day preceding the Change of Control Payment Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

            (g) that Holders whose certificated Securities are purchased only in part will be issued certificated Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

            (h) the instructions that Holders must follow in order to tender their Securities; and

            (i) the summary of the circumstances and relevant facts regarding such Change of Control.

            On the Change of Control Payment Date, the Issuers shall (i) accept for payment Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Issuers. The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new certificated Security equal in principal amount to any unpurchased portion of any certificated Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof.

            Notwithstanding the foregoing, the Issuers shall not be required to make a Change of Control Offer following a Change of Control if, with the prior consent of the Issuers, a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuers and purchases all Securities validly tendered and not properly withdrawn under such Change of Control Offer. Alternatively, the

Issuers may assign to any Person (the "Assignee") their rights pursuant to the foregoing paragraph as they may relate to all or any portion of the Securities tendered in a Change of Control Offer. To the extent of any such assignment, the Issuers' obligations under this Section 4.15 to purchase Securities shall be discharged if the Assignee shall (i) purchase such Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Change of Control Offer as to which the assignment is made and (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered in connection with the assignment, whereupon the Assignee shall be entitled to have delivered to it or to its nominee the Securities so purchased. Upon completion of any Change of Control Offer in connection with which an assignment is made, the Issuers shall deliver to the Trustee an Officers' Certificate setting forth all of the Securities or portions thereof tendered and accepted for payment pursuant to the Change of Control Offer. The Paying Agent shall promptly mail or deliver to the Holders of Securities purchased by the Issuers or the Assignee payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new certificated Security equal in principal amount to any unpurchased portion of the certificated Security surrendered. No assignment made pursuant to this paragraph shall relieve the Issuers of their obligations under the foregoing paragraph in the event that the Assignee shall fail to deposit with the Paying Agent money sufficient to pay the purchase price in respect of Securities or portions thereof as to which an assignment has been made pursuant to this paragraph. Nothing herein shall imply or create any liability by the Assignee to any Holder should the Assignee fail to make such deposit and purchase the assigned Securities nor shall any Assignee have any liability in respect of the Change of Control Offer.

            A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control to the extent a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. Securities repurchased by either Issuer pursuant to a Change of Control Offer will have the status of Securities issued but not outstanding or will be retired and cancelled, at the option of the Company. Securities purchased by a third party upon assignment or otherwise will have the status of Securities issued and outstanding and shall continue to accrue interest.

            The delivery to the Trustee of Securities accepted for payment pursuant to a Change of Control Offer may be for the purpose of transfer of registration or exchange or for the purpose of cancellation, as directed by the Issuers.

            Any Securities acquired by the Assignee pursuant to an assignment by the Issuers or acquired by the Issuers and held for the account of the Issuers shall take the form of certificated securities and shall bear substantially the Private Placement Legend.

            If the Issuers are required to make a Change of Control Offer, the Issuers will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations and any applicable requirements of any securities exchange on which the Securities are listed and shall not be deemed to have breached their obligations under this
Section 4.15 or any other provision of this Indenture by virtue thereof.

            SECTION 4.16. Limitation on Dividends and Other Payment Restrictions
                          Affecting Subsidiaries.

            The Issuers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to an Issuer or any other Restricted Subsidiary, (c) make loans or advances to, or any investment in, an Issuer or any other Restricted Subsidiary, or (d) sell, lease or transfer any of its properties or assets to an Issuer or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) this Indenture, the New Credit Facility and the Security Documents, (ii) any restrictions existing under or contemplated by agreements in effect on the Issue Date, (iii) with respect to a Restricted Subsidiary of an Issuer that is not a Restricted Subsidiary of such Issuer on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary of such Issuer (but not created in contemplation of such Person becoming a Restricted Subsidiary), (iv) applicable law or any applicable rule, regulation or order, (v) customary restrictions arising from Liens permitted under Section 4.11 to the extent related to the assets subject to such Liens,
(vi) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (vii) customary provisions contained in leases and other agreements entered into in the ordinary course of business, (viii) any restrictions existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clauses (i), (ii) and (iii) above; provided that the terms and conditions of any such restrictions under this clause (viii) are not materially less favorable to the Holders than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced, (ix) provisions contained in agreements or instruments which prohibit the transfer of all or substantially all of the assets of the obligor and its Subsidiaries unless the transferee shall assume the obligations of the obligor under such agreement or instrument, and (x) customary restrictions in any sale contract relating to any asset (including Capital Stock) which is the subject of the completed sale.

            SECTION 4.17. RTI Capital Corp.

            The Company will at all times own 100% of the Capital Stock of RTI Capital Corp. and RTI Capital Corp. will not hold any operating assets or other properties or conduct any business other than to serve as an Issuer and co-obligor with respect to the Securities and will not own any Capital Stock of any other Person.

            SECTION 4.18. Limitation on Designations of Unrestricted
                          Subsidiaries.

            An Issuer may designate any Subsidiary of the Company (other than RTI Capital Corp., a Subsidiary Guarantor or any Subsidiary which owns or holds any Collateral) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if: (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; (b) the Company would be permitted under this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of the Capital Stock of such Subsidiary on such date; and (c) the Company would be permitted under this Indenture to incur $1.00 of additional Indebtedness pursuant to paragraph (a) of Section 4.9 at the time of Designation (assuming the effectiveness of such Designation). In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 4.12 for all purposes of this Indenture in the Designation Amount.

            In addition, (i) the Issuers shall not, and shall not permit any Restricted Subsidiary to, at any time provide credit support for, or a guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (x) or (y) to the extent permitted under Section 4.12, and (ii) no Unrestricted Subsidiary shall at any time guarantee or otherwise provide credit support for any obligation of the Company or any Restricted Subsidiary (other than Indebtedness not under the New Credit Facility in amounts not to exceed $50.0 million in aggregate for all Unrestricted Subsidiaries).

            The Issuers may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if: (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and
(b) all Liens, Indebtedness and Affiliate Transactions of or involving such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

            All Designations and Revocations must be evidenced by Board Resolutions of the Issuers delivered to the Trustee certifying compliance with this Section 4.18.

            SECTION 4.19. Impairment of Security Interest.

            The Company shall not, and shall not permit any of its Subsidiaries to, take or knowingly or negligently omit to take any action which action or omission might or would have the result of impairing the security interest in favor of the Collateral Agent, on behalf of the Secured Creditors, with respect to any Property then constituting Collateral, and the Issuers shall not grant to any Person (other than the Collateral Agent on behalf of the Secured Creditors) any interest whatsoever in such Collateral other than Liens permitted by this Indenture, the Security Documents or the Intercreditor Agreements.

            SECTION 4.20. [Intentionally Omitted].

            SECTION 4.21. Waiver of Stay, Extension or Usury Laws.

            The Issuers covenant (to the extent permitted by law) that neither will at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive either Issuer from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent permitted by law) the Issuers hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee or the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE V

                              SUCCESSOR CORPORATION

            SECTION 5.1. When Company May Merge, Etc.

            The Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and the Company will not permit any of the Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries, taken as a whole, to any other Person or Persons, unless at the time of and after giving effect thereto:

            (a) either (i) if the transaction or series of transactions is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or (ii) the Person formed by any such consolidation or into which the Company or such Restricted Subsidiary is merged or to which the properties and assets of the Company and/or any Restricted Subsidiary, as the case may be, are transferred (any such surviving Person or transferee Person being a "Surviving Entity") shall be a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities, and this Indenture and the Security Documents, and in each case, this Indenture shall remain in full force and effect;

            (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing;

            (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred by the Company and the Restricted Subsidiaries in connection with or in respect of such transaction or series of transactions), the Company or the Surviving Entity, as the case may be, (i) could incur $1.00 of additional Indebtedness pursuant to the proviso of paragraph

      (a) of Section 4.9 and (ii) has a Consolidated Fixed Charge Coverage Ratio that is either (x) 3.0 to 1 or greater or (y) greater than the Consolidated Fixed Charge Coverage Ratio of Republic Technologies before giving effect to such transaction or series of transactions on a pro forma basis;

            (d) each Subsidiary Guarantor (other than a Guarantor whose Guarantee is to be released in accordance with the terms of this Indenture), unless it is the other party to the transaction, shall, to the extent permitted by applicable law, have by supplemental indenture confirmed that after consummation of such transaction its Subsidiary Guarantee shall apply, as such Subsidiary Guarantee applied on the date it was granted under the Securities to the obligations of the Company under the Securities, to the obligations of the Company or such Person, as the case may be, under this Indenture and the Securities; and

            (e) the Company or the surviving entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture comply with this
      Section 5.1, and that all conditions precedent in this Indenture relating to the transaction or series of transactions have been satisfied.

            The provisions of clause (c) above shall not prevent a Roll-up Transaction.

            SECTION 5.2. Successor Entity Substituted.

            Upon any consolidation, or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1 in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such surviving entity had been named as such.

                                   ARTICLE VI

                              DEFAULT AND REMEDIES

            SECTION 6.1. Events of Default.

            The following are "Events of Default" under this Indenture:

            (a) default in the payment of any interest on the Securities when it becomes due and payable and continuance of such default for a period of 30 days;

            (b) default in the payment of the principal of, or premium, if any, on the Securities when due and payable, at maturity, upon acceleration, redemption, pursuant to a required offer to purchase or otherwise;

            (c) the failure by the Issuers to comply with their obligations under Section 5.1, continued for 30 days after notice, or the failure by Issuers to comply for 30 days after notice with any of its obligations under Section 4.15;

            (d) default in the performance of or compliance with, or breach of, any term, covenant, condition or provision of the Securities, this Indenture or the Intercreditor Agreements (other than defaults specified in clause (a), (b) or (c) above), and continuance of such default or breach for a period of 60 days after written notice to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities;

            (e) default in the performance of or compliance with, or breach of, any term, covenant, condition, or provision of the Security Documents, which default or breach shall continue unremedied for 45 days after written notice to the Issuers and the applicable Pledgor by the Trustee or to the Issuers and the applicable Pledgor and the Trustee by Holders of at least 25% in aggregate principal amount of the outstanding Securities unless the remedy or cure of such default requires work to be performed, acts to be done or conditions to be removed which cannot, by their nature, reasonably be performed, done or removed within such 45-day period, or if such remedy or cure is prevented by causes outside of the control or responsibility of the Issuers, in which case no "Event of Default" shall be deemed to exist so long as the Issuers shall have commenced cure within such 45-day period and shall diligently prosecute the same to completion, but in no event longer than 90 days thereafter;

            (f) either (i) default or defaults in the payment of any principal, premium or interest under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness (a "Debt Instrument") under which the Company or one or more Restricted Subsidiaries or the Company and one or more Restricted Subsidiaries then have outstanding Indebtedness in excess of $25.0 million, individually or in the aggregate within five days after the date such payment was due and after the expiration of any applicable grace period, or (ii) any other default or defaults under one or more Debt Instruments under which the Company or one or more Restricted Subsidiaries or the Company and one or more Restricted Subsidiaries then have outstanding Indebtedness in excess of $25.0 million, individually or in the aggregate, and in the case of this clause
      (ii) either (x) such Indebtedness is already due and payable in full or
      (y) such default or defaults have resulted in the acceleration of such Indebtedness prior to its express maturity;

            (g) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $25.0 million, either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary of the Company or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect;

            (h) either (i) the collateral agent under the New Credit Facility,
      (ii) any holder of Indebtedness secured by any of the Collateral or (iii) any holder of at least $25.0 million in aggregate principal amount of Indebtedness of the Company or any of the Restricted Subsidiaries shall commence (or have commenced on its behalf) judicial proceedings to foreclose upon assets of the Company or any of the Restricted Subsidiaries having an aggregate Fair Market Value, individually or in the aggregate, in excess of $25.0 million or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure;

            (i) any Guarantee ceases to be in full force and effect or is declared null and void or any Guarantor denies that it has any further liability under any Guarantee or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with the Indenture);

            (j) except as contemplated by their terms, any of the Security Documents or the Intercreditor Agreements ceases to be in full force and effect or any of the Security Documents or the Intercreditor Agreements ceases to give the Collateral Agent or the Trustee, in any material respect, the Liens, rights, powers and privileges purported to be created thereby;

            (k) any Issuer, Guarantor or Significant Subsidiary of the Company within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case or proceeding,

                  (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                  (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (D) makes a general assignment for the benefit of its
            creditors or

                  (E) shall admit in writing its inability to pay its debts
            generally; or

            (l) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against any Issuer, Guarantor or Significant
            Subsidiary of the Company in an involuntary case or proceeding,

                  (B) appoints a Custodian of any Issuer, Guarantor or
            Significant Subsidiary of the Company for all or substantially all of its properties, or

                  (C) orders the liquidation of any Issuer, Guarantor or
            Significant Subsidiary of the Company,
      and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and thereafter dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

            For purposes of this Section 6.1, the term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors.

            Subject to the provisions of Sections 7.1 and 7.2, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Responsible Officer at the Corporate Trust Office of the Trustee by the Company or any other Person.

            SECTION 6.2. Acceleration.

            If an Event of Default (other than an Event of Default with respect to an Issuer or any Guarantor specified in clauses (k) and (l) of Section 6.1) occurs and is continuing, then the Holders of at least 25% in aggregate principal amount of the outstanding Securities may, by written notice to the Issuers, the Trustee and the Collateral Agent, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Securities shall, declare the principal of, premium, if any, and accrued interest on, all the Securities to be due and payable immediately. Upon any such declaration such principal shall become due and payable immediately. If an Event of Default specified in clause (k) or (l) of Section 6.1 with respect to an Issuer or any Guarantor occurs and is continuing, then the principal of, premium, if any, and accrued interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            After a declaration of acceleration under this Section 6.2, but before a judgment or decree for payment of the money due has been obtained by the Trustee and before any foreclosure (whether pursuant to judicial proceedings or otherwise), or the taking of ownership in lieu of foreclosure, upon any Collateral by the Collateral Agent (on behalf of the Trustee or Holders), by the Trustee or at the direction of the Holders, the Holders of not less than a majority in aggregate principal amount of outstanding Securities, by written notice to the Issuers and the Trustee, may rescind such declaration if (a) the Issuers have paid or deposited with the Trustee or the Collateral Agent a sum sufficient to pay (i) all sums paid or advanced by the Trustee or the Collateral Agent under this Indenture, the Security Documents and the Intercreditor Agreements and the reasonable compensation, expenses, disbursements and advances of the Trustee and the Collateral Agent and their respective agents and counsel,
(ii) all overdue interest on all Securities, (iii) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Securities which has become due otherwise than by such declaration of acceleration; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.

            SECTION 6.3. Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture or, subject to the terms of this Indenture, the Security Documents and the Intercreditor Agreements.

            All rights of action and claims under this Indenture or the Securities may be enforced by the Trustee even if the Trustee does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

            Each Holder, by accepting a Security, acknowledges that the exercise of remedies by the Collateral Agent with respect to the Collateral is subject to the terms and conditions of this Indenture, the Security Documents and the Intercreditor Agreements and the proceeds received upon realization of this Indenture and the Collateral shall be applied by the Collateral Agent in accordance with the Security Documents and the Intercreditor Agreements and the Trustee shall thereafter apply any proceeds received by it in accordance with
Section 6.11.

            By acceptance of the benefits of this Indenture and the Security Documents each Holder and the Trustee confirms that the Collateral Agent is authorized to execute and deliver and perform its obligations under the Intercreditor Agreements and the remedies set forth herein shall be subject to the terms of such Intercreditor Agreements.

            SECTION 6.4. Waiver of Past Default.

            Subject to Sections 6.7 and 9.2, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee may on behalf of the Holders of all the Securities waive any past Default or Event of Default and its consequences, except a Default specified in
Section 6.1(a) or (b) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to
Section 9.2. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease.

            SECTION 6.5. Control by Majority.

            Subject to Section 11.8, the Holders of at least a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it; provided, however, that the Trustee may refuse to follow any direction that (i) conflicts with law or this Indenture, any Security Document or any Intercreditor Agreement, (ii) the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or (iii) may involve the Trustee in personal liability unless the Trustee has indemnification satisfactory to it in its sole discretion against any loss or expense caused by its following such direction; and provided, further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

            SECTION 6.6. Limitation on Suits.

            Subject to Section 11.8, no Holder has any right to institute any proceeding with respect to this Indenture, the Security Documents, the Intercreditor Agreements, the Securities or the Guarantees or any remedy thereunder, unless the Holders of at least 25% (or, in the case of the Security Documents and the Intercreditor Agreements only, a majority) in aggregate principal amount of the outstanding Securities have made written request, and offered reasonable security or indemnity, to the Trustee and, if requested, the Collateral Agent to institute such proceeding as Trustee or Collateral Agent, as applicable, the Trustee or Collateral Agent, as applicable, has failed to institute such proceeding within 60 days after receipt of such notice and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Securities and, if applicable, the Collateral Agent, within such 60-day period, has not received directions inconsistent with such written request by the Trustee. Such limitations do not apply, however, to a suit instituted by a holder of a Security for the enforcement of the payment of the principal of, premium, if any, or interest on such Security on or after the respective due dates expressed in such Security.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

            SECTION 6.7. Rights of Holders To Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder except to the extent that the institution or prosecution of such suit or the entry of judgment therein would, under applicable law, result in the surrender, impairment or waiver of the Lien of this Indenture and the Security Documents upon the Collateral.

            SECTION 6.8. Collection Suit by Trustee.

            If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee and/or the Collateral Agent may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest overdue on principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the Interest Rate and in such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and/or the Collateral Agent, their respective agents and counsel.

            SECTION 6.9. Trustee May File Proofs of Claim.

            The Trustee and/or the Collateral Agent shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and/or the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and/or the Collateral Agent, its or their respective agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company, the Guarantors and the Pledgors, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and/or the Collateral Agent and, in the event that the Trustee and/or the Collateral Agent shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee and/or the Collateral Agent any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and/or the Collateral Agent, its or their respective agents and counsel, and any other amounts due the Trustee under
Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee and/or the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

            SECTION 6.10. Priorities.

            If the Trustee collects any money pursuant to this Article VI or as a result of a distribution by the Collateral Agent pursuant to any of the Security Documents, it shall pay out such money in the following order:

      First:  to the Trustee for all amounts due under Section 7.7;

      Second: to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

      Third: to Holders for principal amounts owing under the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and

      Fourth: to the Issuers or the Guarantors.

            The Trustee, upon prior written notice to the Issuers, may fix a record date and payment date for any payment to Securityholders pursuant to this
Section 6.10.

            SECTION 6.11. Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

                                   ARTICLE VII

                                     TRUSTEE

            SECTION 7.1. Duties of Trustee.

            (a) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, the Intercreditor Agreements and the Security Documents and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The Trustee shall not be deemed to have knowledge of an Event of Default unless it is actually known by a Responsible Officer or written notice thereof has been given to a Responsible Officer by the Company or another Person.

            (b) Except during the continuance of an Event of Default actually known to a Responsible Officer of the Trustee:

            (i) The Trustee need perform only those duties as are specifically set forth in this Indenture, in the Intercreditor Agreements and in the Security Documents and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

            (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions or such other documents furnished to the Trustee and conforming to the requirements of this Indenture, the Security Documents or the Intercreditor Agreements. However, in the case of any such certificates or opinions or such other documents which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether they conform to the requirements of this Indenture, the Security Documents or the Intercreditor Agreements.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

            (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, 6.4 or 6.5.

            (d) No provision of this Indenture, the Security Documents or the Intercreditor Agreements shall require the Trustee or the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under the Security Documents or exercise any of its rights or powers hereunder or under the Security Documents if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

            (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.1.

            (f) Neither the Trustee nor the Collateral Agent shall be liable for interest on any money received by it except as the Trustee or the Collateral Agent may agree in writing with the Issuers. Except as otherwise provided for in
Section 7.1(g) below, money held in trust by the Trustee or the Collateral Agent need not be segregated from other funds except to the extent required by law.

            (g) Notwithstanding anything herein to the contrary, all Net Cash Proceeds delivered to the Trustee or the Collateral Agent, as applicable, shall be invested on behalf of the Issuers in Cash Equivalents pursuant to the written directions of the Issuers delivered to the Trustee or the Collateral Agent, as applicable. Such written directions shall specify the Cash Equivalents into which the Net Cash Proceeds shall be invested and the maturity of such Cash Equivalents, all subject to the requirements of this Indenture.

            (h) Notwithstanding anything herein or in the Security Documents to the contrary, the Trustee may refuse to perform any duty or exercise any right or power arising hereunder or under the Security Documents unless it is provided adequate funds to enable it to do so and it receives indemnity satisfactory to it in its sole discretion against any loss, liability, fee or expense.

            SECTION 7.2. Rights of Trustee.

            Subject to Section 7.1:

            (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney.

            (b) Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to the provisions of Section 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than the negligence or willful misconduct of an agent who is an employee of the Trustee) appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

            (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) Subject to Section 9.2 and Section 11.8 hereof, the Trustee may (but shall not be obligated to), without the consent of the Holders, give any consent, waiver or approval required hereunder or under any of the Security Documents or Intercreditor Agreements or by the terms hereof with respect to the Collateral, but shall not without the consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding (i) give any consent, waiver or approval or (ii) agree to any amendment or modification of any of the Security Documents or Intercreditor Agreements, in each case which will have an adverse effect on the interests of any Holder.

            (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, the Intercreditor Agreements or the Security Documents at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee and/or the Collateral Agent security or indemnity satisfactory to the Trustee and/or the Collateral Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

            SECTION 7.3. Individual Rights of Trustee.

            The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers and their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

            SECTION 7.4. Trustee's Disclaimer.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities, the Intercreditor Agreements or the Security Documents or the Collateral covered thereby, or of any insurance thereon, and it shall not be accountable for the

Company's use of the proceeds from the issuance of the Securities, and it shall not be responsible for any statement of the Company or the Guarantors in this Indenture, the Intercreditor Agreements, the Security Documents or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

            SECTION 7.5. Notice of Defaults.

            If a Default or an Event of Default with respect to the Securities occurs and is continuing and is known to a Responsible Officer, the Trustee shall mail to each Securityholder and the Collateral Agent notice of the Default or Event of Default within 30 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice to such parties if a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of Securityholders.

            SECTION 7.6. Reports by Trustee to Holders.

            To the extent required by TIA Section 313(a), within 60 days after May 15 of each year commencing with the year 2000 and for as long as there are Securities outstanding hereunder, the Trustee shall mail to each Securityholder the Issuers' brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b) and TIA Section 313(c) and (d). A copy of such report at the time of its mailing to Securityholders shall be filed with the SEC, if requested by the Issuers, and each stock exchange, if any, on which the Securities are listed. A copy of each report at the time of its mailing to holders of Securities shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Securities are listed.

            The Issuers shall promptly notify the Trustee if the Securities become listed on any stock exchange, and the Trustee shall comply with TIA
Section 313(d).

            SECTION 7.7. Compensation and Indemnity.

            The Issuers shall pay to the Trustee, the Paying Agent, the Registrar and the Collateral Agent from time to time reasonable compensation for their respective services rendered hereunder. The Trustee's, the Paying Agent's, the Registrar's and the Collateral Agent's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee, the Paying Agent, the Registrar and the Collateral Agent upon request for all reasonable out-of-pocket disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by any of them in addition to the compensation for their respective services. Such expenses shall include the reasonable compensation, out-of-pocket disbursements and expenses of the Trustee's, the Paying Agent's, the Registrar's and the Collateral Agent's agents, accountants, experts, custodians and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.1 hereof.

            The Issuers shall indemnify the Trustee, the Paying Agent, the Registrar and the Collateral Agent for, and hold each of them harmless against, any claim, demand, expense (including but not limited to attorneys' fees and expenses), loss or liability incurred by any of them arising out of or in connection with the administration of this Indenture or the Security Documents, as applicable and their respective duties hereunder or thereunder. Each of the Trustee, the Paying Agent, the Registrar and the Collateral Agent shall notify the Issuers promptly of any claim asserted against it for which it may seek indemnity. However, failure by the Trustee, the Paying Agent, the Registrar and the Collateral Agent to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. Notwithstanding anything to the contrary herein, the Issuers need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee, the Paying Agent, the Registrar and the Collateral Agent which is determined by a court of competent jurisdiction by final judgment to have been caused by the Trustee's, the Paying Agent's, the Registrar's or the Collateral Agent's, as the case may be, own willful misconduct, negligence or bad faith.

            To secure the Issuers' payment obligations in this Section 7.7, each of the Trustee, the Paying Agent, the Registrar and the Collateral Agent shall have a lien prior to the Securities on all money or property held or collected by it, in its capacity as Trustee, Paying Agent, Registrar and the Collateral Agent, as the case may be, except money or property held in trust to pay principal of or interest on particular Securities.

            When any of the Trustee, the Paying Agent, the Registrar or the Collateral Agent incurs expenses (including the reasonable fees and expenses of counsel) or renders services after an Event of Default specified in Section 6.1(k) or (l) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

            The obligations under this Section 7.7 shall survive the resignation and removal of the Trustee, discharge of this Indenture and, to the extent permitted by applicable law, rejection or termination in bankruptcy.

            SECTION 7.8. Replacement of Trustee.

            The Trustee may resign at any time (subject to the further provisions of this Section 7.8) by so notifying the Issuers in writing, such resignation to be effective upon the appointment of a successor Trustee. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Issuers' consent. The Issuers may remove the Trustee within a reasonable period of time following a request by the Issuers if:

            (a) the Trustee fails to comply with Section 7.10;

            (b) the Trustee is adjudged a bankrupt or an insolvent;

            (c) a receiver or other public officer takes charge of the Trustee or its property; or

            (d) the Trustee becomes incapable of acting or fails to act in accordance with its obligations hereunder.

            If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee, whose identity shall be subject to the Issuers' consent, to replace the successor Trustee appointed by the Issuers.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and the Issuers. Immediately after that, the retiring Trustee shall transfer, after payment to it of all sums owing to the Trustee pursuant to this Indenture, all property held by it as Trustee to the successor Trustee (subject to the lien provided in Section 7.7), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 25% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Any successor Trustee appointed pursuant to this Indenture shall be deemed to be an appointment of such successor in all capacities of the former Trustee under each of the Intercreditor Agreements and the Security Documents and such successor shall assume all of the obligations of the Trustee pursuant to the Intercreditor Agreements and the Security Documents.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuers' obligations under Section 7.7 shall continue for the benefit of the retiring Trustee. The retiring Trustee shall have no liability for any act or omissions by any successor Trustee.

            SECTION 7.9. Successor Trustee by Merger, Etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee provided such corporation shall be otherwise qualified and eligible under this Article VII.

            SECTION 7.10. Eligibility; Disqualification.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuers are outstanding if the requirements for such exclusion set forth in TIA

Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Issuers, as co-obligors of the Securities.

            SECTION 7.11. Preferential Collection of Claims Against Issuers.

            The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Issuers as co-obligors on the Securities.

            SECTION 7.12. Co-Trustee.

            (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Trustee shall be advised by counsel satisfactory to it, that it is necessary or prudent in the interest of the Holders, or 25% of the Holders of the outstanding Securities shall in writing so request the Trustee and the Issuers, or the Trustee shall deem it desirable for its own protection in the performance of its duties hereunder, the Trustee and the Issuers shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more Persons approved by the Trustee and the Issuers, either to act as co-trustee or co-trustees (each a "co-trustee") of all or any of the Collateral, jointly with the Trustee, or to act as separate trustee or trustees of any such property. If the Issuers shall not have joined in the execution of such instruments and agreements within 10 days after they receive a written request from the Trustee to do so, or if a notice of acceleration is in effect, the Trustee may act under the foregoing provisions of this Section 7.12 without the concurrence of the Issuers. The Issuers hereby appoint the Trustee as their agent and attorney to act for them under the foregoing provisions of this Section 7.12 in either of such contingencies.

            (b) Every separate trustee and every co-trustee, other than any successor Trustee appointed pursuant to Section 7.8, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee hereunder shall be conferred or imposed and exercised or performed by the Trustee and such separate trustee or separate trustees or co-trustee or co-trustees, jointly, as shall be provided in the instrument appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;

            (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

            (iii) the Issuers and the Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any such separate trustee or co-trustee and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything contained herein to the contrary notwithstanding. If the Issuers shall not have joined in the execution of any such instrument within 10 days after they receive a written request from the Trustee to do so, or if a notice of acceleration is in effect, the Trustee shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of the Issuers, the Issuers hereby appointing the Trustee their agent and attorney to act for them in such connection in such contingency. If the Trustee shall have appointed a separate trustee or separate trustees or co-trustee or co-trustees as above provided, the Trustee may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee and the successor to any such separate trustee or co-trustee shall be appointed by the Issuers and the Trustee, or by the trustee alone pursuant to this Section.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

            SECTION 8.1. Satisfaction and Discharge.

            This Indenture will be discharged and will cease to be of further effect (except as to those obligations referred to in the penultimate paragraph of this Section 8.1) as to all outstanding Securities and all rights of the Trustee and the Holders in and to the Collateral under the Security Documents and the Intercreditor Agreements shall be released when:

            (a) either (i) all the Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or repaid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Securities not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed Securities which have been replaced or paid) have been called for redemption pursuant to the terms of the Securities or have otherwise become due and payable and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; and

            (b) the Issuers and the Guarantors have paid all other sums payable under this Indenture, the Securities, the Guarantees, the Security Documents and the Intercreditor Agreements (so long as such agreements relate to the Securities) by the Issuers and the Guarantors; and

            (c) there exists no Default under this Indenture; and

            (d) the Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Section 8.1 relating to satisfaction and discharge of this Indenture, the Securities and the Guarantees have been complied with.

            Notwithstanding the foregoing paragraph, the Issuers' obligations in Sections 2.5, 2.6, 2.7, 2.8, 4.1, 4.2, 7.7, 7.8, 8.2, 8.4 and 8.5 shall survive until the Securities are no longer outstanding. After the Securities are no longer outstanding, the Issuers' obligations in Sections 7.7, 8.4 and 8.5 shall survive.

            After such delivery or irrevocable deposit the Trustee shall acknowledge in writing the discharge of the Issuers' and the Guarantors' obligations under the Securities, the Guarantees and this Indenture except for those surviving obligations specified above.

            SECTION 8.2. Legal Defeasance and Covenant Defeasance.

            (a) The Issuers may, at their option by Board Resolution, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

            (b) Upon the Issuers' exercise under paragraph (a) of the option applicable to this paragraph (b), each of the Issuers and the Guarantors shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities and Guarantees on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Issuers' obligations with respect to such Securities under Sections 2.3, 2.6, 2.7. and 4.2, and, with respect to the Trustee, under Section 7.7, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 8.2. In addition, for this purpose, such legal defeasance means that the Guarantors shall be deemed to have discharged and satisfied their obligations under the Guarantees (and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging the same). Subject to compliance with this Section 8.2, the Issuers may exercise their option under this paragraph (b) notwithstanding the prior exercise of their option under paragraph (c) below with respect to the Securities.

            (c) Upon the Issuers' exercise under paragraph (a) of the option applicable to this paragraph (c), the Issuers and the Guarantors shall be released and discharged from their obligations under any covenant contained in Article V and in Sections 4.5 through 4.21, and 6.1(d) through 6.1(h) and Section 6.1(j) with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Issuers and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

            (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities (unless indicated otherwise below):

            (i) the Issuers shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this
      Section 8.2 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) cash in United States dollars in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal of, premium, if any, and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of an Independent Financial Adviser expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of, premium, if any, and interest on the outstanding Securities (except lost, stolen or destroyed Securities which have been replaced or paid) on the Maturity Date or the applicable Redemption Date, as the case may be, of such principal or installment of principal, premium, if any, or interest in accordance with the terms of this Indenture and of such Securities; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Issuers instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;

            (ii) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.1(k) and (l) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

            (iii) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other material agreement or instrument to which an Issuer or any of its Subsidiaries is a party or by which it is bound;

            (iv) in the case of an election under paragraph (b) above, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

            (v) in the case of an election under paragraph (c) above, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

            (vi) in the case of an election under either paragraph (b) or (c) above, an Opinion of Counsel to the effect that, (x) the trust funds will not be subject to any rights of any other holders of Indebtedness of the Company, and (y) after the 91st day following the deposit (or such longer period as may be provided in an applicable state Bankruptcy Law), the trust funds will not be subject to the effect of any applicable Bankruptcy Law; provided, however, that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Issuers, no opinion needs to be given as to the effect of such laws on the trust funds except the following: (A) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of Securities, the Trustee will hold, for the benefit of the Holders of Securities, a valid and enforceable security interest in such trust funds that is not avoidable in bankruptcy or otherwise, subject only to principles of equitable subordination, (B) the Trustee on behalf of the Holders of Securities will be entitled to receive adequate protection of its interests in such trust funds if such trust funds are used, and (C) property, rights in property or other interests granted to the Trustee or the Holders of Securities in exchange for or with respect to any of such funds will not be subject to any prior rights of any other Person, subject only to Sections 363 and 364 of Title 11 of the U.S. Bankruptcy Code (or any section of any other Bankruptcy Law having the same effect), but still subject to the foregoing clause (B);

            (vii) in the case of an election under either paragraph (b) or (c) above, such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Issuers for purposes of the TIA; and

            (viii) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with.

            (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

            Anything in this Section 8.2 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of an Independent Financial Adviser expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

            (f) In the event of a legal defeasance or covenant defeasance, all rights of the Trustee and the Holders in and to the Collateral under the Security Documents and the Intercreditor Agreements shall be released, except those related to the deposit in paragraph (e) above.

            SECTION 8.3. Application of Trust Money.

            The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 8.1 and 8.2, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.

            SECTION 8.4. Repayment to Company or the Guarantors.

            Subject to Sections 7.7, 8.1 and 8.2, the Trustee shall promptly pay to the Issuers, or if deposited with the Trustee by any Guarantor, to such Guarantor, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Sections 8.2(d)(i) and (e), held by it at any time. The Trustee and the Paying Agent shall pay to the Issuers, or if deposited with the Trustee by any Guarantor, to such Guarantor, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company or a Guarantor. After payment to the Issuers or a Guarantor, as the case may be, Securityholders entitled to money must look solely to the Issuers for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

            SECTION 8.5. Reinstatement.

            If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Issuers' and each Guarantor's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Issuers or any Guarantor, as the case may be, make or makes any payment of interest on, premium, if any, or principal of any Securities because of the reinstatement of their obligations, the Issuers or any Guarantor, as the case may be, shall be subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

            SECTION 9.1. Without Consent of Holders.

            The Issuers and the Guarantors, when authorized by Board Resolutions of their respective Boards of Directors, and the Trustee may amend, waive or supplement (or, if applicable, authorize the Collateral Agent to amend, waive or supplement) this Indenture, the Securities, the Guarantees, any Security Document and/or the Intercreditor Agreements without notice to or consent of any
Securityholder:

            (a) to cure any ambiguity, defect or inconsistency, provided that such amendment or supplement does not adversely affect the rights of any Holder;

            (b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

            (c) to comply with any requirements of the SEC under the TIA, including the qualification of the Indenture under the TIA or the requirement of the Canada Business Corporations Act;

            (d) to evidence the succession in accordance with Article V or X hereof of another Person to an Issuer or a Guarantor, as the case may be, and the assumption by any such successor of the covenants of an Issuer or a Guarantor herein and in the Securities;

            (e) to mortgage, pledge or grant a security interest in favor of the Collateral Agent as additional security for the payment and performance of its obligations under this Indenture, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted, to the Collateral Agent pursuant to Section 11.6 hereof, any Security Document or otherwise;

            (f) to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trust hereunder by more than one Trustee, pursuant to the requirements of Section 7.12;

            (g) to make any change that does not adversely affect the rights of any Holder;

            (h) to add or release any Guarantor strictly in accordance with another provision of this Indenture or under the Security Documents expressly providing for such addition or release; or

            (i) to release from the Lien of the Security Documents any Closed Facility, the Specialty Steel Assets or any Released Mortgaged Property, in each case in accordance with Section 11.3(b).

            SECTION 9.2. With Consent of Holders.

            Subject to Section 6.7, the Issuers, the Guarantors and the Trustee and, if applicable, the Collateral Agent may amend or supplement this Indenture, the Securities, the Guarantees, the Security Documents and/or the Intercreditor Agreements, without notice to any other holders of Securities, with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding. Subject to Section 6.7, the Holders of, in the aggregate, not less than a majority in aggregate principal amount of the outstanding Securities affected may waive compliance by the Issuers and the Guarantors with any provision of this Indenture, the Securities, the Guarantees, the Security Documents and/or the Intercreditor Agreements, without notice to any other Securityholder; provided, however, (1) without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may not:

            (a) reduce the principal amount of, extend the fixed maturity of or alter the redemption provisions of the Securities;

            (b) change the currency in which any Securities or any premium or the interest thereon is payable or make the principal of, premium, if any, or interest on any Securities payable in a currency other than that stated in the Securities;

            (c) reduce the percentage in principal amount of outstanding Securities that must consent to an amendment, supplement or waiver or consent to take any action under this Indenture, any Guarantee, the Securities, the Security Documents or the Intercreditor Agreements;

            (d) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities or any Guarantee;

            (e) waive a default in payment with respect to the Securities or any Guarantee;

            (f) following the occurrence of a Change of Control or the execution of a definitive agreement with respect to a Change of Control or the occurrence of an Asset Sale, as applicable, amend, change or modify the obligations of the Issuers to make and consummate a Change of Control Offer with respect to such Change of Control or make and consummate the Asset Sale Offer with respect to such Asset Sale or modify any of the provisions or definitions with respect thereto;

            (g) reduce or change the rate or time for payment of interest on the Securities;

            (h) except as expressly provided in Section 11.3(b), modify or change any provision of this Indenture, the Security Documents or the Intercreditor Agreements affecting the ranking of the Securities or any Guarantee or the priority of the claims of the Holders in and to the Collateral in any manner adverse to the Holders; or

            (i) release any Guarantor from any of its obligations under its Guarantee or the Indenture other than in compliance with this Indenture;

and (2) no such modification or amendment may, without the consent of the Holders of 95% of the aggregate principal amount of outstanding Securities, directly or indirectly release any Lien on the Collateral except in compliance with the terms of this Indenture (including, without limitation, Section 11.3(b)), the Securities, the Security Documents and the Intercreditor Agreements (for so long as such agreements relate to the Securities).

            It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

            SECTION 9.3. Compliance with Trust Indenture Act.

            Every amendment to or supplement of this Indenture, the Security Documents, the Intercreditor Agreements or the Securities shall comply with the TIA as then in effect.

            SECTION 9.4. Revocation and Effect of Consents.

            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security, provided that the consent was not by its terms an irrevocable consent. Any Permitted revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Securityholder under Section 316(b) of the TIA.

            The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or, provided that the consent was not by its terms an irrevocable consent, to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(a) through (i) of Section 9.2; if it makes such a change, the amendment, supplement or waiver shall bind every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

            SECTION 9.5. Notation on or Exchange of Securities.

            If an amendment, supplement or waiver changes the terms of a Security, the Trustee shall (in accordance with the specific written direction of the Issuers) request the Holder of the Security to deliver it to the Trustee. The Trustee shall (in accordance with the specific written direction of the Issuers) place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

            SECTION 9.6. Trustee and Collateral Agent To Sign Amendments, Etc.

            The Trustee and Collateral Agent shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties or immunities of the Trustee or Collateral Agent, as applicable. If it does, the Trustee or Collateral Agent, as applicable, may, but need not, sign it. In signing any amendment, supplement or waiver, the Trustee and Collateral Agent shall be entitled to receive, if requested, an indemnity satisfactory to it in its sole discretion and to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture. No Issuer or Guarantor may sign an amendment until its respective Board of Directors approves it.

                                    ARTICLE X

                                    GUARANTEE

            SECTION 10.1. Unconditional Guarantee.

            Each Guarantor hereby unconditionally, jointly and severally, guarantees, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (i) the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Securities and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses
(i) and (ii) above, to the limitations set forth in Section 10.4. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against any Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of any Issuer, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to any Issuer, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to any Issuer or any Guarantor, any amount paid by any Issuer or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, to the extent permitted by applicable law, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

            SECTION 10.2. Severability.

            In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 10.3. Release of a Guarantor.

            If no Default exists or would exist under this Indenture, concurrently with any sale or disposition of any Subsidiary Guarantor by merger, sale of all or substantially all of its assets, liquidation or otherwise which is in compliance with the terms of this Indenture (other than a transaction subject to the provisions described under Section 5.1), such Subsidiary Guarantor and each Subsidiary of such Guarantor that is also a Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Guarantee and any Collateral relating thereto, and Liens of this Indenture and the Security Documents thereon, shall concurrently be automatically and unconditionally released. In addition, subject to the foregoing conditions, any Subsidiary Guarantor and each Subsidiary of such Subsidiary Guarantor that is also a Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Guarantee and any Collateral relating thereto, and Liens of this Indenture and the Security Documents thereon, shall concurrently be automatically and unconditionally released, unless the Issuers otherwise elect, if such Subsidiary Guarantor is designated as an Unrestricted Subsidiary in compliance with the terms of this Indenture and all other guarantees of such Subsidiary Guarantor of Indebtedness of the Issuers and the Restricted Subsidiaries are released in connection therewith. A sale of assets or Capital Stock of a Subsidiary Guarantor may constitute an Asset Sale subject to Section 4.13.

            The Trustee shall execute and deliver an appropriate instrument evidencing such release upon receipt of a request by the Issuers accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section 10.3. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Securities as provided in this
Article X.

            SECTION 10.4. Limitation of Guarantor's Liability.

            Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal, state or foreign law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.6, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

            SECTION 10.5. Guarantors May Consolidate, etc., on Certain Terms.

            (a) Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into an Issuer or another Guarantor or shall prevent any sale of assets or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to an Issuer or another Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

            (b) Except in the case in which a Subsidiary Guarantor's Guarantee is subject to release as provided under Section 10.3, each Guarantor will not, and the Issuers will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than an Issuer or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia or, in the case of Canadian Drawn Steel Company, Inc., the laws of Canada or a political subdivision thereof; (ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; and (iii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing. Any merger or consolidation of a Guarantor with and into an Issuer (with an Issuer being the surviving entity) or another Guarantor need only comply with clauses (b) and (e) of Section 5.1.

            SECTION 10.6. Contribution.

            In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuer's obligations with respect to the Securities or any other Guarantor's obligations with respect to the Guarantee. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee, of such Guarantor at such date and
(y) the present fair saleable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidi-ary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

            SECTION 10.7. Waiver of Subrogation.

            Until all Obligations are paid in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against any Issuer that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantees and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against any Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from any Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
10.7 is knowingly made in contemplation of such benefits.

            SECTION 10.8. Execution of Guarantee.

            Each Guarantor hereby agrees that its Guarantee set forth in this
Article X shall remain in full force and effect notwithstanding the fact that no Guarantee is endorsed on the Securities.

            SECTION 10.9. Waiver of Stay, Extension or Usury Laws.

            Each Guarantor covenants (to the extent permitted by law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent permitted by law) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 10.10. Canadian Drawn Steel Company Inc.

            Notwithstanding anything in this Article X or elsewhere in this Indenture or in the Securities to the contrary, the Guarantee of Canadian Drawn Steel Company Inc. hereunder and the related obligations with respect thereto such as contribution extends only to the obligations of the Company and not RTI Capital Corp. and no other Guarantor shall have any right of contribution or other claim as against Canadian Drawn Steel Company, Inc. in respect of any obligation of RTI Capital Corp.

                                   ARTICLE XI

                               SECURITY DOCUMENTS
            SECTION 11.1.  Collateral and Security Documents.

            (a) In order to secure the due and punctual payment of the Securities, the Pledgors have entered into the respective Security Documents to which they are party to create the Security Interests and for related matters.

            (b) Each holder of a Security, by accepting a Security, agrees to all of the terms and provisions of the Intercreditor Agreements and the Security Documents, as the same may be amended from time to time pursuant to the provisions of the Intercreditor Agreements, the Security Documents and this Indenture.

            SECTION 11.2. Recording, Etc.

            (a) The Company will, and will cause each other Pledgor to, take or cause to be taken all action required or desirable to maintain, preserve and protect the Security Interests in the Collateral granted by the Security Documents, including, but not limited to, causing all financing statements, Mortgages, other instruments of further assurance, including, without limitation, continuation statements covering security interests in personal property, and all mortgages securing purchase money obligations delivered to the Trustee or to the trustee, mortgagee or other holder of a Permitted Lien under
Section 11.4 to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, and will execute and file such financing statements and cause to be issued and filed such continuation statements or renewals, as the case may be, all in such manner and in such places as may be required by law fully to preserve and protect the rights of the holders of the Securities, the Collateral Agent and the Trustee under this Indenture and the Security Documents to all property comprising the Collateral. Without limiting the generality of the foregoing covenant, the Company will cause each Wholly-Owned Restricted Subsidiary that is not in existence on the date hereof to execute and deliver to the Collateral Agent a supplement to the Master Pledge Agreement substantially in the form of Annex 1 thereto at such time as (A) such Subsidiary owns or possesses property that constitutes Collateral (as defined in the Master Pledge Agreement) or (B) such Subsidiary acquires or possesses property that constitutes Collateral (as defined in the Security Agreement).

            The Company will from time to time promptly pay and discharge all mortgage and financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance. Without limiting the generality of the foregoing covenant, in the event at any time the Trustee or the Collateral Agent shall determine that additional mortgage recording, transfer or similar taxes are required to be paid to perfect or continue any Lien on any Real Property in an amount at least equal to the Fair Market Value from time to time of such Real Property, the Company shall pay such taxes promptly upon demand by the Trustee or the Collateral Agent. Notwithstanding the foregoing, the Trustee and the Collateral Agent shall not have any duty or obligation to ascertain whether any such taxes are required to be paid at any time, and the determination referred to in the preceding sentence shall only be made by the Trustee or the Collateral Agent, as the case may be, upon receipt of written notice that such taxes are due and owing.

            (b) The Company shall furnish or cause to be furnished to the Trustee and the Collateral Agent:

            (i) at the time of execution and delivery of this Indenture, Opinion(s) of Counsel required by the terms of the Purchase Agreement, which the Trustee and the Collateral Agent may rely upon solely to the extent indicated therein; and

            (ii) at the time of execution and delivery of this Indenture, (1) with respect to each Mortgage (other than the Mortgage executed and delivered in respect of the Mortgaged Property located in Hamilton, Ontario, Canada), a policy of title insurance (or commitment to issue such a policy) insuring (or committing to insure) the Lien of such Mortgage as a valid first mortgage Lien on the Real Property and fixtures described herein in an amount not less than the fair market value of such Real Property and fixtures, which policy or commitment shall (a) be issued by Title Associates Inc., as agent for Chicago Title Insurance Company, (b) include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to the Collateral Agent, (c) have been supplemented by such endorsements, or, where such endorsements are not available at commercially reasonable premium costs, opinion letters of special counsel, architects or other professionals, which counsel, architects or other professionals shall be reasonably acceptable to the Collateral Agent, as shall be reasonably requested by the Collateral Agent (including, without limitation, endorsements or opinion letters on matters relating to usury, first loss, last dollar, zoning, non-imputation, public road access, contiguity (where appropriate), cluster, survey, doing business, variable rate and so-called comprehensive coverage over covenants and restrictions) and (d) contain only such exceptions to title as shall be agreed to by the Collateral Agent prior to the Issue Date with respect to such Mortgaged Property and (2) with respect to the Mortgage executed and delivered in respect of the Mortgaged Property located in Hamilton, Ontario, Canada, a title Opinion of Counsel in form and substance reasonably acceptable to the Collateral Agent;

            (iii) within 30 days after the Issue Date, Opinion(s) of Counsel either (a) substantially to the effect that, in the opinion of such counsel, this Indenture, each Security Document and all other instruments of further assurance or assignment have been properly recorded, registered and filed to the extent necessary to perfect the Security Interests created by each such Security Document and reciting the details of such action, and stating that as to the Security Interests created pursuant to each such Security Document, such recordings, registerings and filings are the only recordings, registerings and filings necessary to give notice thereof and that no re-recordings, re-registerings or refilings are necessary to maintain such notice (other than as stated in such opinion), or (b) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such Security Interests; and

            (iv) within 30 days after August 1 in each year beginning with August 1, 2000, an Opinion of Counsel, dated as of such date, either (a) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registerings, filings, re-recordings, re-registerings and refilings of all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Security Interests of each of the Security Documents and reciting with respect to such Security Interests the details of such action or referencing prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the holders and the Trustee hereunder and under each of the Security Documents with respect to the Security Interests, or (b) to the effect that, in the opinion of such Counsel, no such action is necessary to maintain such Security Interests.

            SECTION 11.3. Certain Dispositions of Collateral Without Release.

            (a) Notwithstanding the provisions of Section 11.4 or 11.5, as applicable, so long as no Event of Default shall have occurred and be continuing and the Fair Market Value of the Collateral sold, exchanged or otherwise disposed of in accordance with this Section 11.3 in no event exceeds $10,000,000 in the aggregate during the term of the Securities, the Pledgors may, without any requirement of release or consent by the Collateral Agent or the Trustee:

            (i) sell or otherwise dispose of any machinery, equipment, furniture, apparatus, tools or implements, materials or supplies or other similar property subject to the Lien of the Security Documents, which may have become worn out or obsolete, not exceeding in value in any one calendar year $500,000;

            (ii) grant rights-of-way and easements over or in respect of any Real Property; provided, however, that such grant will not, in the reasonable opinion of the Board of Directors of the relevant Pledgor, impair the usefulness of such property in the conduct of the relevant Pledgor's business and will not be prejudicial to the interests of the holders of Securities;

            (iii) abandon, terminate, cancel, release or make alterations in or substitutions of any leases, contracts or of rights-of-way subject to the Lien of the Security Documents; provided, however, that any altered or substituted leases, contracts or rights-of-way shall forthwith, without further action, be subject to the Lien of the Security Documents to the same extent as those previously existing; and provided, further, that if the relevant Pledgor shall receive any money or property in excess of such Pledgor's expenses in connection with such termination, cancellation, release, alteration or substitution as consideration or compensation for such termination, cancellation, release, alteration or substitution, such money or property, to the extent it exceeds $500,000 (in which case all of the money and property so received and not just the portion in excess of $500,000 shall be subject to this clause), forthwith upon its receipt by such Pledgor, shall be deposited with the Collateral Agent (unless otherwise required by a Prior Lien permitted under the applicable Security Documents) as Trust Moneys subject to disposition as provided in Article XII hereof or otherwise subjected to the Lien of Security Documents;

            (iv) surrender or modify any franchise, license or permit subject to the Lien of any of the Security Documents which it may own or under which it may be operating; provided, however, that, after the surrender or modification of any such franchise, license or permit, the relevant Pledgor shall still, in the reasonable opinion of the Board of Directors of such Pledgor, be entitled, under some other or without any franchise, license or permit, to conduct its business in the territory in which it is then operating; and provided, further, that if such Pledgor shall be entitled to receive any money or property in excess of such Pledgor's expenses in connection with such surrender or modification as consideration or compensation for such surrender or modification, such money or property, to the extent that it exceeds $500,000 (in which case all of the money and property so received and not just the portion in excess of $500,000 shall be subject to this clause), forthwith upon its receipt by such Pledgor, shall be deposited with the Collateral Agent (unless otherwise required by a Prior Lien permitted under the applicable Security Documents) as Trust Moneys subject to disposition as provided in
      Article XII hereof, or otherwise subjected to the Lien of the Security Documents;

            (v) alter, repair, replace, change the location or position of and add to its plants, structures, machinery, systems, equipment, fixtures and appurtenances; provided, however, that no change in the location of any such Collateral subject to the Lien of any of the Security Documents shall be made which (1) removes such property into a jurisdiction in which any instrument required by law to preserve the Lien of any of the Security Documents on such property, including all necessary financing statements and continuation statements, has not been recorded, registered or filed in the manner required by law to preserve the Lien of any of the Security Documents on such property, (2) does not comply with the terms of this Indenture and the Security Documents or (3) otherwise impairs the Lien of the Security Documents;

            (vi) demolish, dismantle, tear down or scrap any Collateral, or abandon any thereof other than land or interests in land (other than leases), if in the good faith opinion of the Board of Directors of the relevant Pledgor (as evidenced by a Board Resolution if it involves Collateral having a Fair Market Value in excess of the lesser of $100,000 or 1% of the aggregate principal amount of the outstanding Securities) such Collateral is no longer useful in the conduct of such Pledgor's business, and the Fair Market Value and utility of the Collateral as an entirety, and the security for the Securities, will not thereby be impaired;

            (vii) grant leases or subleases having a Fair Market Value in excess of $500,000 in respect of any Real Property in the event that the relevant Pledgor determines, in its reasonable business judgment, that such Real Property is no longer useful in the conduct of such Pledgor's business and that such lease or sublease would not be reasonably likely to have an adverse affect on the value of the property subject thereto; provided, however, that any such lease or sublease shall by its terms be subject and subordinate to the Lien, and otherwise comply with the provisions, of the Mortgage affecting such Real Property.

            (b) Notwithstanding the provisions of clause (a) of this Section 11.3, Section 11.4 or 11.5, as applicable, so long as no Event of Default shall have occurred and be continuing, and subject to the applicable provisions of
Section 4.13, the Pledgors may, without any requirement or consent by the Collateral Agent or the Trustee, sell or otherwise dispose of the Closed Facilities, the Specialty

Steel Assets or the Released Mortgaged Property; provided, however, that (1) in the reasonable opinion of the Board of Directors of such Pledgor, any such release could not reasonably be expected to have an adverse effect the practical utilization of the other Collateral, if any, used in connection with or located adjacent to such Closed Facilities, Specialty Steel Assets or the Released Mortgaged Property, (2) all representations and warranties set forth in any Security Document (including, without limitation, those specifically relating to such release) shall continue to be true and correct in all material respects as of the date of such release and (3) such Pledgor shall comply with Section 11.4(f) to the extent the same is applicable to such release.

            (c) in the event that a Pledgor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this Section 11.3 may be sold, exchanged or otherwise disposed of by such Pledgor without any release or consent of the Trustee or the Collateral Agent, and such Pledgor requests the Trustee or the Collateral Agent to furnish a written disclaimer, release or quitclaim of any interest in such property under any of the Security Documents, the Trustee and the Collateral Agent shall promptly execute such an instrument (in recordable form, where appropriate) upon delivery to the Trustee and the Collateral Agent of (i) an Officers' Certificate by such Pledgor reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and stating that such property is property which by the provisions of this Section 11.3 may be sold, exchanged or otherwise disposed of or dealt with by such Pledgor without any release or consent of the Trustee or the Collateral Agent and (ii) an Opinion of Counsel stating that the sale, exchange or other disposition made or proposed to be made was duly taken by such Pledgor in conformity with a designated subsection of Section 11.3(a) or Section 11.3(b), as applicable, and that the execution of such written disclaimer, release or quitclaim is appropriate under this Section 11.3.

            Any disposition of Collateral made in strict compliance with the provisions of this Section 11.3 shall be deemed not to impair the Security Interests in contravention of the provisions of this Indenture.

            SECTION 11.4. Release of Collateral.

            In addition to their rights under Section 11.3, the Pledgors shall have the right, at any time and from time to time, to sell, exchange or otherwise dispose of any of the Collateral (other than Trust Moneys (but not other than Trust Moneys constituting Net Cash Proceeds from an Asset Sale), which Trust Moneys are subject to release from the Lien of the Security Documents as provided under Article XII or upon substituting Substitute Collateral as provided under the provisions of Section 11.5), upon compliance with the requirements and conditions of this Section 11.4, and the Trustee shall promptly instruct the Collateral Agent to promptly release the same from the Lien of any of the Security Documents upon receipt by the Trustee and the Collateral Agent (other than in the case of Section 11.4(d) below) of a Release Notice requesting such release and describing the property to be so released, together with delivery of the following:

            (a) If the property to be released has a book value of at least $10,000,000, a Board Resolution of the applicable Pledgor requesting such release and authorizing an application to the Trustee and the Collateral Agent therefor.

            (b) An Officers' Certificate of the applicable Pledgor dated not more than 30 days prior to the date of the application for such release, and signed also, in the case of the following clauses (ii) and (iv), by an Independent Appraiser or, if such property consists of securities, by an Independent Financial Advisor, in each case stating in substance as follows:

                  (i) that, in the opinion of the signers, the security afforded by the Security Documents will not be impaired by such release in contravention of the provisions of the Indenture, and that either
            (1) other property (including, in the case of a Permitted Related Acquisition, the property so acquired) is to be substituted as Substitute Collateral in accordance with the provisions of Section
            11.5 or (2) the Collateral to be released is not Net Cash Proceeds from an Asset Sale and is not being replaced by comparable property, has a book value of less than $1.0 million and is not necessary for the operation of the remaining property of the Company and the Restricted Subsidiaries or in the conduct of the business of the Company and the Restricted Subsidiaries as conducted immediately prior thereto or (3) the Collateral to be released is Trust Moneys representing Net Cash Proceeds from an Asset Sale that are not required, or cannot be required through the passage of time or otherwise, to be used to purchase Securities under Section 4.13 or
            (4) the Collateral to be released is being released in connection with an Asset Sale of such Collateral and the Net Proceeds from such Asset Sale are being delivered to the Collateral Agent (if required by Section 4.13) in accordance with, and to the extent required by, the provisions of clause (ii) of Section 11.4(d) or (5) the Collateral to be released represents Specialty Steel Assets or Closed Facilities, subject to an Asset Sale;

                  (ii) except in the case of a release referred to in Section
            11.4(b)(i)(2), 11.4(b)(i)(3) or 11.4(b)(i)(5), that the applicable
            Pledgor has either disposed of or will dispose of the Collateral so to be released in compliance with all applicable terms of this Indenture and for a consideration representing, in the opinion of the signers, its Fair Market Value, which consideration may, subject to any other provision of this Indenture, consist of any one or more of the following: (A) cash or Cash Equivalents, (B) obligations secured by a purchase money Lien upon the property so to be released and (C) any other property or assets that in each case, upon acquisition thereof by the applicable Pledgor, would be subject to the Lien of the Security Documents (except as provided in clause
            (ii) of Section 11.4(d)), and subject to no Lien other than Liens which, under the applicable provisions of the Security Documents and Intercreditor Agreements relating thereto, are permitted to be superior to the Lien of the Collateral Agent for the benefit of the Trustee and the holders of the Securities therein, all of such consideration to be briefly described in the certificate;

                  (iii) that no Default has occurred and is continuing;

                  (iv) the Fair Market Value, in the opinion of the signers, of the property to be released at the date of such application for release; provided that it shall not be necessary under this clause
            (iv) to state the Fair Market Value of any property whose

            Fair Market Value is certified in a certificate of an Independent Appraiser or Independent Financial Advisor under Section 11.4(c); and

                  (v) that all conditions precedent herein, the Security
            Documents and the Intercreditor Agreements relating to the release of the Collateral in question have been complied with.

            (c) Other than in connection with an Asset Sale involving Specialty Steel Assets or Closed Facilities, if (i) the Fair Market Value of the property to be released and of all other property released from the Lien of the Security Documents since the commencement of the then current calendar year is 10% or more of the aggregate principal amount of the Securities outstanding on the date of the application and (ii) the Fair Market Value of the Collateral to be so released is at least $25,000 (or such greater amount not to exceed $1.0 million permitted by the Trust Indenture Act) and at least 1% of the aggregate principal amount of the Securities outstanding on the date of the application, a certificate of an Independent Appraiser or, if such property consists of securities, a certificate of an Independent Financial Advisor stating (1) the then Fair Market Value, in the opinion of the signer, of the property to be released; and (2) that such release, in the opinion of the signer, will not impair the Security Interests under any of the Security Documents in contravention of their terms.

            (d) Except in the case of any release of the Specialty Steel Assets or the Closed Facilities, either (i) possession of the Substitute Collateral (if and to the extent the Substitute Collateral consists of property the possession of which is necessary for the perfection by the Collateral Agent of a Lien thereon) and all documents required by the provisions of Section 11.5 or (ii) the Net Proceeds from any Asset Sale involving Collateral (excluding any Net Cash Proceeds from any Asset Sale which are not required, or cannot be required through the passage of time or otherwise, to be used to purchase or redeem Securities under Section 4.13) or, if the Collateral so to be released is subject to a Prior Lien permitted by the Security Documents (other than a Prior Lien in favor of a Secured Creditor), a certificate of the trustee, mortgagee or other holder of such Prior Lien permitted by the Security Documents that it has received such Net Proceeds and has been irrevocably authorized by the Company to pay over to the Collateral Agent any balance of such Net Proceeds remaining after the discharge of such Indebtedness secured by such Prior Lien permitted by the Security Documents; and, if any property other than cash, Cash Equivalents or obligations is included in such Net Proceeds, such instruments of conveyance, assignment and transfer, if any, as may be necessary, in the Opinion of Counsel, to subject to the Lien of the Security Documents all the right, title and interest of the applicable Pledgor in and to such property. "Net Proceeds" shall mean any cash, Cash Equivalents, obligations or other property received on the sale, transfer, exchange or other disposition of Collateral to be released, less a proportionate share of (i) brokerage commissions and other reasonable fees and expenses related to such transaction and (ii) any provision for Federal, state or local taxes payable as a result of such sale, transfer, exchange or other disposition.

            (e) One or more Opinions of Counsel which, when considered collectively, shall be substantially to the effect (i) that any obligation included in the consideration for any property so to be released and to be received by the Collateral Agent or the Trustee, as the case may be, pursuant to Section 11.4(d) is a valid and binding obligation enforceable in accordance with its terms, subject to such customary exceptions regarding equitable principles and creditors' rights generally as shall be reasonably acceptable to the Trustee in its sole judgment, and is effectively pledged under the Security Documents,
      (ii) that any Lien granted by a purchaser to secure a purchase money obligation is a fully perfected first priority Lien and such instrument granting such Lien is enforceable in accordance with its terms, (iii) either (x) that such instruments of conveyance, assignment and transfer as have been or are then delivered to the Collateral Agent are sufficient to subject to the Lien of the Security Documents all the right, title and interest of the applicable Pledgor in and to any property, other than cash, Cash Equivalents and obligations, that is included in the consideration for the Collateral so to be released and to be received by the Collateral Agent or the Trustee, as the case may be, pursuant to
      Section 11.4(d), subject to no Lien other than Liens of the type permitted on Collateral under the provisions of Section 4.11 or (y) that no instruments of conveyance, assignment or transfer are necessary for such purpose, (iv) that the applicable Pledgor has corporate or other equivalent power to own all property included in the consideration for such release, (v) in case any part of the money or obligations referred to in Section 11.4(d) has been deposited with a trustee or other holder of any Prior Lien permitted by the Security Documents, that the Collateral to be released, or a specified portion thereof, is or immediately before such release was subject to such Prior Lien and that such deposit is required by such Prior Lien and (vi) that all conditions precedent provided in this Indenture, the Security Documents and the Intercreditor Agreements relating to the release of such Collateral have been complied with; provided that in the case of clauses (i) and (ii) above, such Opinion of Counsel may be subject to such qualifications as to Liens which may be imposed as a matter of law or such assumptions as to the actual knowledge of any person as may be reasonably acceptable to the Trustee and the Collateral Agent.

            (f) If the Collateral to be released is only a portion of a discrete parcel of Real Property, evidence that a title company shall have committed to issue an endorsement to the title insurance policy relating to the affected Mortgaged Property (or, if the parcel to be released is located in Canada, a title Opinion of Counsel in form and substance acceptable to the Collateral Agent) confirming that after such release, the perfected Lien of the applicable Mortgage and the priority thereof continues unimpaired upon the remaining Mortgaged Property subject only to those Liens permitted by the applicable Mortgage.

            In connection with any release, the applicable Pledgor shall (i) execute, deliver and record or file and obtain such instruments as the Trustee or the Collateral Agent may reasonably require, including, without limitation, amendments to the Security Documents and (ii) deliver to the Trustee and the Collateral Agent such evidence of the satisfaction of the applicable provisions of this Indenture, the Intercreditor Agreements and the Security Documents as the Trustee or the Collateral Agent may reasonably require.

            The applicable Pledgor shall exercise its rights under this Section
11.4 by delivery to the Trustee and the Collateral Agent of a notice (each, a "Release Notice"), which shall (i) refer to this Section 11.4, (ii) contain all the resolutions, certificates, opinions, title insurance endorsements, Sur-veys and such other documents and statements as are required pursuant to this
Section 11.4 (including, without limitation, the Officers' Certificate required pursuant to Section 11.4(b)), (iii) describe with particularity the items of property proposed to be covered by the release and (iv) be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Collateral Agent and the Trustee and in form for execution by the Collateral Agent and the Trustee. Upon such compliance, the applicable Pledgor shall direct the Collateral Agent in writing to execute, acknowledge (if applicable) and deliver to such Pledgor such counterpart within 10 Business Days after receipt by the Trustee and the Collateral Agent of a Release Notice and the satisfaction of the requirements of this Section 11.4.

            Notwithstanding the foregoing provisions of this Section 11.4, the Company and the other Pledgors may obtain a release of (i) Available Amounts required to purchase Securities pursuant to an Asset Sale Offer on an Asset Sale Payment Date by directing the Collateral Agent in writing to cause to be applied such Available Amounts to such purchase in accordance with Section 4.13 and
Article XII and (ii) any Closed Facility by directing the Collateral Agent in writing in connection with any disposition, scrapping, dismantling or abandonment thereof following the discontinuance of operations thereat, in each case, without complying with paragraphs 11.4(a) through 11.4(e).

            In case an Event of Default shall have occurred and be continuing, the Company and the other Pledgors, while in possession of the Collateral (other than cash, Cash Equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Collateral Agent or the Trustee hereunder or under any Security Document or the Principal Intercreditor Agreement or with the trustee, mortgagee or other holder of a Prior Lien permitted by the Security Documents), may do any of the things enumerated in this Section 11.4 only if the Trustee, in its discretion, or the holders of a majority in aggregate principal amount of the Securities outstanding, by appropriate action of such holders, shall consent to such action, in which event any certificate filed under this Section 11.4 shall omit the statement to the effect that no Event of Default has occurred and is continuing.

            All cash or Cash Equivalents received by the Collateral Agent pursuant to this Section 11.4 shall be held by the Collateral Agent for the benefit of the Trustee and the holders of the Securities, as Trust Moneys subject to application as provided in this Section 11.4 (in the case of any Net Cash Proceeds from Asset Sales) and the Intercreditor Agreements or in Article
XII. All purchase money and other obligations received by the Collateral Agent pursuant to this Section 11.4 shall be held by the Collateral Agent for the benefit of the Trustee and the holders of the Securities, as Collateral.

            Any releases of Collateral made in strict compliance with the provisions of this Section 11.4 shall be deemed not to impair the Security Interests created by the Security Documents in favor of the Collateral Agent on behalf of the Trustee for the benefit of the holders of the Securities, in contravention of the provisions of this Indenture.

            SECTION 11.5. Substitute Collateral.

            The Company or any other Pledgor may, at its option, obtain a release of any of the Collateral (excluding the Capital Stock of the Company or of any of the Restricted Subsidiaries but including (x) any Trust Moneys (other than Trust Moneys representing Net Cash Proceeds which are required or may, through the passage of time or otherwise, possibly be required to be used to purchase or redeem Securities pursuant to
Section 4.13) and (y) any Trust Moneys representing Net Cash Proceeds to be applied to a Permitted Related Acquisition) by subjecting other property related to or used in the principal businesses of the Company and the Restricted Subsidiaries, if such substitute property (the "Substitute Collateral") has a Fair Market Value equal to or greater than the Collateral to be released, to the Lien of any Security Document or a similar instrument in place of and in exchange for any of the Collateral to be released upon presentation to the Collateral Agent and the Trustee of, among other things, the following documents:

            (a) an application of the applicable Pledgor requesting such substitution of Substitute Collateral and describing the property to be so released and the property to be substituted therefor;

            (b) the resolutions, certificates, opinions and other statements required by the provisions of Section 11.4, as applicable, in respect of any of the Collateral to be released;

            (c) an Officers' Certificate of the applicable Pledgor also signed by an Independent Appraiser or, if the property to be released consists of securities, by an Independent Financial Advisor stating in substance the Fair Market Value, in the opinion of the signers, of the Substitute Collateral;

            (d) an instrument or instruments in recordable form sufficient for the Lien of the Security Documents to cover the Substitute Collateral;

            (e) in the case of Substitute Collateral which constitutes personal property:

                  (1) an Opinion of Counsel stating that the Lien of the
            Security Documents constitutes a direct and valid and perfected Lien on such Substitute Collateral;

                  (2) an Officers' Certificate of the Company stating that any specific exceptions to such Lien are Liens of the character which were permitted to be Prior Liens under the Security Documents with respect to the Collateral being replaced by such Substitute Collateral; and

                  (3) evidence of payment or a closing statement indicating
            payments to be made by the applicable Pledgor of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Collateral Agent and the Trustee (and any local counsel) that may be incurred to validly and effectively subject such personal property to the Lien of any applicable Security Document to perfect such Liens;

            (f) in the case of Substitute Collateral which constitutes Real
      Property:

                  (1) a policy of title insurance (or a commitment to issue
            title insurance) insuring that the Lien of the Security Documents constitutes a direct and valid and per-fected mortgage Lien on such Substitute Collateral (subject to no Liens other than Liens which were permitted under the Security Documents with respect to the Collateral being replaced by such Substitute Collateral) in an aggregate amount equal to the Fair Market Value of such Substitute Collateral and containing such endorsements and other opinions as contemplated by Section 11.2(b)(ii) of this Indenture or, in the event such Substitute Collateral is located in Canada, a title Opinion of Counsel acceptable in form and substance to the Collateral Agent;

                  (2) an Officers' Certificate of the Company stating that any specific exceptions to such title insurance or title opinion are Liens permitted to be on Collateral pursuant to the provisions of
            Section 4.11 or Prior Liens;

                  (3) a Survey with respect to such Real Property;

                  (4) a policy or certificate of insurance as required by any
            Mortgage relating to such Real Property, which policy or certificate shall bear mortgagee endorsements of the character required by such Mortgage;

                  (5) evidence of payment or a closing statement indicating
            payments to be made by the applicable Pledgor of all title premiums, recording charges, transfer taxes and other costs and expenses including reasonable legal fees and disbursements of counsel for the Collateral Agent and the Trustee (and any local counsel) that may be incurred to validly and effectively subject such Real Property to the Lien of any applicable Security Document to perfect such Lien;

                  (6) copies of all Leases (as defined in the Mortgages), all of which Leases shall be in conformance with any applicable provisions of the Security Documents;

                  (7) an Officers' Certificate of the Company stating that there has been issued and is in effect a valid and proper certificate of occupancy or local or foreign equivalent, if required by the local or foreign codes or ordinances for the use then being made of such Real Property and that there is not outstanding any citation, violation or similar notice indicating that such Real Property contains conditions which are not in compliance with local or foreign codes or ordinances relating to building or fire safety or structural soundness; and

                  (8) such consents, approvals, amendments, supplements,
            estoppels, tenant subordination agreements or other instruments as shall be necessary in order for the owner or holder of the fee interest to grant the Lien contemplated by the Mortgage with respect to such Real Property; and

            (g) Opinion(s) of Counsel in each jurisdiction in which such Substitute Collateral is located substantially in the form of the local counsel opinions delivered on the Issue Date and otherwise in form and substance satisfactory to the Trustee and the Collateral Agent with re-spect to the documents executed and delivered by the applicable Pledgor and the Substitute Collateral encumbered thereby.

            Whenever the provisions of this Indenture require a determination of the Secured Creditors' relative priorities in property or assets which are to be substituted as Collateral for property or assets being released which are (x) comprised of more than one Category of Collateral and (y) any particular Class of Secured Creditors has a priority claim under the terms of such Intercreditor Agreement with respect to one such Category of Collateral that is different from any other such Category of Collateral, the Company or any other Pledgor may rely upon an opinion of an Independent Appraiser or, to the extent the relevant property or assets consists, in whole or in part, of securities, an Independent Financial Advisor, to value the Collateral to be released and the property or assets to be substituted, determine the relative Fair Market Values of the different Categories of the Collateral to be released and use that as a basis for allocating priorities (which shall be accomplished through percentage allocations) in the property or assets to be substituted; provided that, if the foregoing is impractical to accomplish the intended purposes, in the opinion of counsel to the Company or such Independent Appraiser or Independent Financial Advisor, then no substitution shall be permitted pursuant to clause (i)(A) of
Section 11.5(d). In determining relative Fair Market Values pursuant to this paragraph, the Independent Financial Advisor and/or Independent Appraiser shall make its determination of the Fair Market Value of each Category of Collateral to be released assuming each such Category of Collateral was separate and unrelated to any other Category of Collateral being released. The percentage determinations referred to in clause (i)(A) of Section 11.5(d) shall be made as follows: The Trustee and the holders of the Securities shall have an aggregate interest of 100% in the Substitute Collateral which shall be allocated, by percentage, among the various priorities in the Substitute Collateral on a basis that is intended to reflect the priorities of the Trustee and the holders of the Securities in the Collateral being released. The percentage interest of the Trustee and the holders of the Securities assigned to any particular priority level shall be obtained by dividing the Fair Market Value of all Categories of Collateral being released in which the Trustee and holders of the Securities are entitled to that particular priority under the terms of the applicable Intercreditor Agreement by the Fair Market Value of all of the Collateral being released.

            SECTION 11.6. New Bar Mill.

            The applicable Pledgor shall, subject to any prior Liens in accordance with subsection (vii) of the definition of Permitted Collateral Liens, grant a Lien in favor of the Collateral Agent on all the property and assets constituting the New Bar Mill, whether then-owned or after-acquired, other than inventory, accounts and other items or types of property of the character excluded by the Security Documents. In connection with the granting of such Lien, the applicable Pledgor shall comply with Sections 11.5(d), (e), (f) and (g) as if the New Bar Mill constituted "Substitute Collateral" under such Sections.

            SECTION 11.7. [Intentionally Omitted]

            SECTION 11.8. Eminent Domain and Other Governmental Takings.

            Should any of the Collateral be taken by eminent domain or be sold pursuant to the exercise by the United States of America or any state, municipality or other domestic or foreign governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of, all or any part of the Collateral, the Trustee shall cause the Collateral Agent to release the property so taken or purchased, but only upon receipt by the Trustee and the Collateral Agent of the following:

            (a) an Officers' Certificate of the Company stating that such property has been taken by eminent domain and the amount of the award therefor, or that such property has been sold pursuant to a right vested in the United States of America, or a state, municipality or other domestic or foreign governmental authority to purchase, or to designate a purchaser, or order a sale of such property and the amount of the proceeds of such sale, and that all conditions precedent herein provided for relating to such release have been complied with;

            (b) the award for such property or the proceeds of such sale (net of the costs of obtaining such award or proceeds, including reasonable fees of counsel), to be held as Trust Moneys subject to the disposition thereof pursuant to Article XII; provided, however, that, in lieu of all or any part of such award or proceeds, the applicable Pledgor shall have the right to deliver to the Trustee and the Collateral Agent a certificate of the trustee, mortgagee or other holder of a Prior Lien on all or any part of the property to be released, stating that such award or proceeds (net of the costs of obtaining such award or proceeds, including reasonable fees of counsel), or a specified portion thereof, has been deposited with such trustee, mortgagee or other holder pursuant to the requirements of such Prior Lien, in which case the balance of the award, if any, shall be delivered to the Collateral Agent; and

            (c) an Opinion of Counsel substantially to the effect:

                  (1) that such property has been taken by eminent domain, or has been sold pursuant to the exercise of a right vested in the United States of America or a state, municipality or other domestic or foreign governmental authority to purchase, or to designate a purchaser or order a sale of, such property;

                  (2) in the case of any taking by eminent domain, that the
            award for the property so taken has become final or that the Board of Directors of the applicable Pledgor has determined that an appeal from such award is not advisable in the interests of the Company or any other Pledgor, as applicable, or the holders of the Securities;

                  (3) in the case of any such sale, that the amount of the
            proceeds of the property so sold is not less than the amount to which the applicable Pledgor is legally en-titled under the terms of such right to purchase or designate a purchaser, or under the order or orders directing such sale, as the case may be;

                  (4) in case, pursuant to Section 11.8(b), the award for such property or the proceeds of such sale (net of the costs of obtaining such award or proceeds, including reasonable fees of counsel), or a specified portion thereof, shall be certified to have been deposited with the trustee, mortgagee or other holder of a Prior Lien, that the property to be released, or a specified portion thereof, is or immediately before such taking or purchase was subject to such Prior Lien, and that such deposit is required by such Prior Lien; and

                  (5) that the instrument or the instruments and the award or proceeds of such sale which have been or are therewith delivered to and deposited with the Trustee and/or the Collateral Agent conform in all material respects to the requirements of this Indenture and the applicable Security Documents and that, upon the basis of such application, the Collateral Agent and the Trustee are permitted by the terms hereof and of the Security Documents to execute and deliver the release requested, and that all conditions precedent herein provided for relating to such release have been complied with.

            In any proceedings for the taking or purchase or sale of any part of the Collateral, by eminent domain or by virtue of any such right to purchase or designate a purchaser or to order a sale, the Collateral Agent and the Trustee may be represented by counsel who may be counsel for the Company.

            All cash or Cash Equivalents received by the Collateral Agent pursuant to this Section 11.8 shall be held by the Collateral Agent as Trust Moneys under Article XII subject to application as therein provided. All purchase money and other obligations received by the Collateral Agent pursuant to this Section 11.8 shall be held by the Collateral Agent as Collateral subject to application as provided in Section 11.13.

            SECTION 11.9. Trust Indenture Act Requirements.

            The release of any Collateral, whether pursuant to this Article XI or Article XII, from the Lien of any of the Security Documents or the release of, in whole or in part, the Liens created by any of the Security Documents, will not be deemed to impair the Security Interests in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and pursuant to the terms hereof. The Trustee and each of the holders of the Securities acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Security Interests in contravention of the terms of this Indenture. To the extent applicable, without limitation, the Pledgors and each obligor on the Securities shall cause TIA Section 314(d) relating to the release of property or securities from the Liens hereof and of the Security Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an officer of the appropriate Pledgor, except in cases in which TIA Section 314(d) requires that such certificate or opinion be made by an independent person.

            SECTION 11.10. Suits To Protect the Collateral.

            Subject to the provisions of the Security Documents and the Intercreditor Agreements, the Trustee and the Collateral Agent shall have power to institute and to maintain such suits and proceedings as they may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee and the Collateral Agent may deem expedient to preserve or protect their interests and the interests of the Trustee and the holders of the Securities in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests or be prejudicial to the interests of the holders of the Securities, the Trustee or the Collateral Agent).

            SECTION 11.11. Purchaser Protected.

            In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Trustee or Collateral Agent to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article XI to be sold be under obligation to ascertain or inquire into the authority of the Company or any other Pledgor, as applicable, to make any such sale or other transfer.

            SECTION 11.12. Powers Exercisable by Receiver or Trustee.

            In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XI upon the Company or any other Pledgor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or any other Pledgor, as applicable, or of any officer or officers thereof required by the provisions of this Article XI.

            SECTION 11.13. Disposition of Obligations Received.

            All purchase money or other obligations received by the Collateral Agent or the Trustee under this Article XI shall be held by the Collateral Agent or the Trustee, as the case may be, as a part of the Collateral. Upon payment in cash or Cash Equivalents by or on behalf of the Company or the obligor thereof to the Collateral Agent or the Trustee of the entire unpaid principal amount of any such obligation, to the extent not constituting Net Cash Proceeds from an Asset Sale which may possibly be required, through the passage of time or otherwise, to be used to purchase Securities pursuant to Section 4.13, the Trustee shall promptly release and transfer, or cause the Collat-eral Agent to promptly release and transfer, such obligation and any mortgage securing the same upon receipt of any documentation that the Trustee and Collateral Agent may reasonably require. Any cash or Cash Equivalents received by the Collateral Agent or the Trustee in respect of the principal of any such obligations shall be held by the Collateral Agent or the Trustee, as the case may be, as Trust Moneys under Article XII subject to application as therein provided. Unless and until the Securities are accelerated, pursuant to Section 6.2, all interest and other income on any such obligations, when received by the Collateral Agent or the Trustee, shall be paid to the Company from time to time in accordance with Section 12.8. If the Securities have been accelerated pursuant to Section 6.2, any such interest or other income not theretofore paid, when collected by the Collateral Agent or the Trustee, shall be applied by the Collateral Agent or the Trustee, as the case may be, in accordance with Section 6.10.

            SECTION 11.14. Determinations Relating to Collateral.

            In the event (i) the Collateral Agent or the Trustee shall receive any written request from the Company or any other Pledgor under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or the Company's or any other Pledgor's obligations with respect thereto or (ii) there shall be due to or from the Collateral Agent or the Trustee under the provisions of any Security Document any performance or the delivery of any instrument or (iii) the Collateral Agent or the Trustee shall become aware of any nonperformance by the Company or any other Pledgor of any covenant or any breach of any representation or warranty of the Company or any other Pledgor set forth in any Security Document, then, in each such event, the Collateral Agent and the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Collateral Agent and the Trustee on the manner in which the Collateral Agent or the Trustee, as the case may be, should respond to such request or render any requested performance or response to such nonperformance or breach (the reasonable expenses of which shall be reimbursed to the Collateral Agent and the Trustee pursuant to Section 7.7). The Collateral Agent shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by a majority of holders of the Securities pursuant to Section 6.5.

            SECTION 11.15. Renewal and Refunding.

            Nothing in this Article XI shall prevent (a) the renewal or extension, without impairment of the Security Interests, at the same or at a lower or higher rate of interest, of any of the obligations or Indebtedness of any Person included in the Collateral or (b) the issue in substitution for any such obligations or Indebtedness of other obligations or Indebtedness of such Person for equivalent amounts and of substantially equal or superior rank as to security, if any; provided, however, that every such obligation or Indebtedness as so renewed or extended shall continue to be subject to the Lien of the Security Documents and every substituted obligation of Indebtedness and the evidence thereof shall be deposited and pledged with the Collateral Agent.

            SECTION 11.16. Release upon Termination of the Company's
                           Obligations.

            In the event that the Company delivers an Officers' Certificate certifying that its obligations under this Indenture have been satisfied and discharged by complying with the provisions of

Article VIII, the Collateral Agent and the Trustee shall (i) execute and deliver such releases, termination statements and other instruments (in recordable form, where appropriate) as the Company or any other Pledgor, as applicable, may reasonably request evidencing the termination of the Security Interests created by the Security Documents and (ii) not be deemed to hold the Security Interests for the benefit of the Trustee and the holders of the Securities.

                                   ARTICLE XII

                           APPLICATION OF TRUST MONEYS

            SECTION 12.1. Trust Moneys.

            All Trust Moneys shall be held by the Collateral Agent or the Trustee, as the case may be, for the benefit of the Trustee and the holders of Securities as a part of the Collateral in accordance with the provisions of this Indenture and the Intercreditor Agreements and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to any of the Security Documents, said Trust Moneys shall be applied in accordance with
Section 6.10 and the Intercreditor Agreements; but, prior to any such entry, sale or other disposition, all or any part of the Trust Moneys may be withdrawn, and shall be released, paid or applied by the Collateral Agent and the Trustee, from time to time as provided in Sections 12.2 through 12.6, inclusive, and the Intercreditor Agreements.

            SECTION 12.2. Retirement of Securities.

            The Trustee shall apply Trust Moneys from time to time to the payment of the principal of and interest on any Securities, when due or to the redemption thereof or the purchase thereof upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, including, without limitation, pursuant to an Asset Sale Offer under Section
4.13 or a Change of Control Offer under Section 4.15 as the Company shall request in writing, upon receipt by the Trustee of the following:

            (a) Board Resolutions of the Company directing the application pursuant to this Section 12.2 of a specified amount of Trust Moneys and, in case any such moneys are to be applied to payment, designating the Securities so to be paid and, in case any such moneys are to be applied to the purchase of Securities, prescribing the method of purchase, the price or prices to be paid and the maximum principal amount of Securities to be purchased and any other provisions of this Indenture governing such purchase;

            (b) cash in the maximum amount of the accrued interest, if any, required to be paid in connection with any such purchase, which cash shall be held by the Trustee in trust for such purpose;

            (c) an Officers' Certificate of the Company, dated not more than five Business Days prior to the date of the relevant application stating

                  (i) that no Default or Event of Default exists unless such
            Default or Event of Default would be cured thereby; and

                  (ii) that all conditions precedent and covenants herein
            provided for relating to such application of Trust Moneys have been complied with; and

            (d) an Opinion of Counsel stating that the documents and the cash or Cash Equivalents, if any, which have been or are therewith delivered to and deposited with the Trustee conform in all material respects to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

            Upon compliance with the foregoing provisions of this Section, the Trustee shall apply Trust Moneys as directed and specified by such Board Resolution, up to, but not exceeding, the principal amount of the Securities so paid or purchased, using the cash deposited pursuant to paragraph (b) of this
Section 12.2, to the extent necessary, to pay any accrued interest required in connection with such purchase.

            A Board Resolution expressed to be irrevocable directing the application of Trust Moneys under this Section 12.2 to the payment of the principal of particular Securities shall for all purposes of this Indenture be deemed the equivalent of the deposit of money with the Trustee in trust for such purpose. Such Trust Moneys and any cash deposited with the Trustee pursuant to paragraph (b) of this Section 12.2 for the payment of accrued interest shall not, after compliance with the foregoing provisions of this Section, be deemed to be part of the Collateral or Trust Moneys.

            SECTION 12.3. Withdrawals of Insurance Proceeds and Condemnation
                          Awards.

            To the extent that any Trust Moneys consist of either (a) the proceeds of insurance upon any part of the Collateral or (b) any award for or the proceeds of any of the Collateral being taken by eminent domain or sold pursuant to the exercise by the United States of America or any state, municipality or other governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of any part of the Collateral, such Trust Moneys may be withdrawn by the Company or any Guarantor, as applicable, and shall be paid by the Collateral Agent upon a request by the Company or the applicable Guarantor by the proper officer or officers of the Company or the applicable Guarantor to reimburse the Company or the applicable Guarantor for expenditures made, or to pay costs incurred, by the Company or the applicable Guarantor to repair, rebuild or replace the property destroyed, damaged or taken, upon receipt by the Trustee and the Collateral Agent of the following:

            (a) an Officers' Certificate of the Company or the applicable Guarantor dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys and (if required by the TIA) signed also, in the case of the following clauses (i), (iv) and
      (vi), by an Independent Appraiser or Independent Financial Advisor, setting forth:

                  (i) that expenditures have been made, or costs incurred, by the Company or the applicable Guarantor in a specified amount for the purpose of making certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the Fair Market Value thereof to the Company or the applicable Guarantor at the date of the acquisition thereof by the Company or the applicable Guarantor, except that it shall not be necessary under this clause (i) to state the fair value of any such repairs, rebuildings or replacements that are separately described pursuant to clause (vi) of this paragraph (a) and whose Fair Market Value is stated in the Independent Appraiser's or Independent Financial Advisor's certificate under paragraph (b) of this Section 12.3;

                  (ii) that no part of such expenditures in any previous or then pending application, has been or is being made the basis for the withdrawal of any Trust Moneys pursuant to this Section 12.03;

                  (iii) that no part of such expenditures or costs has been paid out of either the proceeds of insurance upon any part of the Collateral not required to be paid to the Collateral Agent under the relevant Mortgage or any award for or the proceeds from any of the Collateral being taken not required to be paid to the Collateral Agent under Section 11.05, as the case may be;

                  (iv) that there is no outstanding Indebtedness, other than costs for which payment is being requested, known to the Company or the applicable Guarantor, after due inquiry, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis of a vendor's, mechanics', laborers' materialmen's, statutory or other similar Lien upon any of such repairs, rebuildings or replacement, which Lien might, in the opinion of the signers of such certificate, materially impair the security afforded by such repairs, rebuildings or replacement;

                  (v) that the property to be repaired, rebuilt or replaced is necessary or desirable in the conduct of the Company's or the applicable Guarantor's business;

                  (vi) whether any part of such repairs, rebuildings or
            replacements within six months before the date of acquisition thereof by the Company or the applicable Guarantor, has been used or operated by others than the Company or the applicable Guarantor in a business similar to that in which such property has been or is to be used or operated by the Company or the applicable Guarantor, and whether the Fair Market Value to the Company or the applicable Guarantor, at the date of such acquisition, of such part of such repairs, rebuildings or replacement is at least $25,000 and 1% of the aggregate principal amount of the outstanding Securities; and, if all of such facts are present, such part of said repairs, rebuildings or replacements shall be separately described, and it shall be stated that an Independent Appraiser's or Independent Financial Advisor's certificate as to the Fair Market Value to the Company or the ap-plicable Guarantor of such separately described repairs, rebuildings or replacements will be furnished under paragraph (b) of this
            Section 12.3;

                  (vii) that no Default or Event of Default shall have occurred and be continuing; and

                  (viii) that all conditions precedent herein provided for
            relating to such withdrawal and payment have been complied with.

            (b) In case any part of such repairs, rebuildings or replacements is separately described pursuant to the foregoing clause (vi) of paragraph
      (a) of this Section 12.03, a certificate of an Independent Appraiser or Independent Financial Advisor (if required by the TIA) stating the Fair Market Value to the Company or the applicable Guarantor, in such Independent Appraiser's or Independent Financial Advisor's opinion, of such separately described repairs, rebuildings or replacements at the date of the acquisition thereof by the Company or the applicable Guarantor.

            (c) (i) In case any part of such repairs, rebuildings or replacements constitutes Real Property:

                  (1) with respect to any such repairs, rebuildings or
            replacements that are not encompassed within or are not erected upon Mortgaged Property, an instrument or instruments in recordable form sufficient for the Lien of this Indenture and any Mortgage to cover such repairs, rebuildings or replacements which, if such repairs, rebuildings or replacements include leasehold or easement interests, shall include normal and customary provisions with respect thereto and evidence of the filing of all such documents as may be necessary to perfect such Liens;

                  (2) a policy of title insurance (or a commitment to issue
            title insurance) insuring that the Lien of this Indenture and any Mortgage (other than the Mortgage executed and delivered in respect of the Mortgaged Property located in Canada) constitutes a direct and valid and perfected mortgage Lien on such repairs, rebuildings or replacements (subject to no Prior Liens other than Prior Liens which were permitted with respect to the Collateral repaired, rebuilt or replaced) in an aggregate amount equal to the Fair Market Value of such repairs, rebuildings or replacements, together with such endorsements and other opinions as are contemplated by Section 11.2(b)(ii), or with respect to any such repairs, rebuildings or replacements that are encompassed within or are erected upon Mortgaged Property (other than Mortgaged Property located in Canada) an endorsement to the title insurance policy issued pursuant to
            Section 11.02(b)(ii) regarding the affected Mortgaged Property confirming that such repairs, rebuildings or replacements are encumbered by the Lien of the applicable Mortgage (subject to no Prior Liens other than Prior Liens which were permitted under the Mortgage with respect to the Collateral repaired, rebuilt or replaced) or, with respect to any such repairs, rebuildings or replacements that are encompassed within or erected upon Mortgaged Property located in Canada, a title Opinion of Counsel in form and substance satisfactory to the Collateral Agent;

                  (3) in the event such repairs, rebuildings or replacements have a Fair Market Value in excess of $250,000, a Survey with respect thereto; and

                  (4) evidence of payment or a closing statement indicating
            payments to be made by the Company or the applicable Guarantor of all title premiums, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Collateral Agent (and any local counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any applicable Security Document to perfect such Lien; and

            (ii) in case any part of such repairs, rebuildings or replacements constitutes personal property interests:

                  (1) an instrument in recordable form sufficient for the Lien of any applicable Security Document to cover such repairs, rebuildings or replacements; and

                  (2) evidence of payment or a closing statement indicating
            payments to be made by the Company or the applicable Guarantor of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Collateral Agent (and any local counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any Security Document.

            (d) An Opinion of Counsel substantially stating:

                  (i) that the instruments that have been or are therewith
            delivered to the Collateral Agent conform in all material respects to the requirements of this Indenture and any other applicable Security Document, and that, upon the basis of such request of the Company or the applicable Guarantor and the accompanying documents specified in this Section 12.3, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Moneys whose withdrawal is then requested may be lawfully paid over under this Section 12.3; and

                  (ii) that all of the Company's or the applicable Guarantor's right, title and interest in and to said repairs, rebuildings or replacements, or combination thereof, are then subject to the Lien of any of the Security Documents.

            Upon compliance with the foregoing provisions of this Section 12.3, the Trustee shall cause the Collateral Agent to pay on the written request of the Company an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of paragraph (a) of this Section 12.3, or the Fair Market Value to the Company of such repairs, rebuildings and replacements stated in such Officers' Certificate (and in such Independent Appraiser's or Independent Financial Advisor's certificate, if required by paragraph (b) of this Section 12.3), whichever is less; provided, however, that notwithstanding the above, so long as no Default or Event of Default shall have occurred and be continuing, in the event that any insurance proceeds or award for such property or proceeds of such sale does not exceed the lesser of $25,000 or 1% of the principal amount of the outstanding Securities, and, in the good faith estimate of the Company or the applicable Guarantor, such destruction or damage resulting in such insurance proceeds or such taking or sale resulting in such award does not detrimentally affect the value or use of the applicable Collateral in any material respect, upon delivery to the Trustee and the Collateral Agent of an Officers' Certificate of the Company or the applicable Guarantor to such effect, the Trustee shall cause the Collateral Agent to release to the Company or the applicable Guarantor such insurance proceeds or award for such property or proceeds of such sale, free of the Lien hereof and of the applicable Security Documents; the Company shall take all steps necessary to notify the condemning authority of such assignment.

            SECTION 12.4. Withdrawal of Trust Moneys for Reinvestment.

            To the extent that any Trust Moneys consist of Net Cash Proceeds received by the Collateral Agent pursuant to Section 4.13 and the Company or any Guarantor, as applicable, intends to reinvest such Net Cash Proceeds in a manner that would constitute a Permitted Related Acquisition, such Trust Moneys may be withdrawn by the Company or any Guarantor, as applicable, and shall be paid by the Collateral Agent upon a written request by the Company by the proper officer or officers of the Company or any Guarantor, as applicable, to reimburse the Company or any Guarantor, as applicable, for expenditures made or to pay costs incurred by the Company or any Guarantor, as applicable, in connection with such Permitted Related Acquisition, upon receipt by the Trustee and the Collateral Agent of the following:

            (a) An Officer's Certificate of the Company, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys, stating in substance as follows:

                  (i) that the Trust Moneys to be released constitute Net Cash
            Proceeds from an Asset Sale;

                  (ii) setting forth with particularity the investment to be made with such Trust Moneys;

                  (iii) that the release of the Trust Moneys complies with all applicable terms of this Indenture;

                  (iv) that there is no Default or Event of Default (both before and after giving effect to the Permitted Related Acquisition) continuing; and

                  (v) that all conditions precedent herein provided for relating to the release of the Trust Moneys in question have been provided.

            (b) If the Permitted Related Acquisition to be made is an investment in Real Property, the Company shall also deliver to the Trustee and the Collateral Agent:

                  (i) an instrument or instruments in recordable form sufficient for the Lien of any Mortgage to cover such Real Property which, if the Real Property is a leasehold or easement interest, shall include normal and customary provisions with respect thereto and evidence of the filing of all such financing statements and other instruments as may be necessary to perfect such Liens;

                  (ii) a policy of title insurance (or a commitment to issue title insurance) insuring that the Lien of this Indenture and any Mortgage (other than the Mortgage executed and delivered in respect of the Mortgaged Property located in Canada) constitutes a direct and valid and perfected mortgage Lien on such Real Property (subject to no Prior Liens other than Prior Liens which were permitted with respect to the Collateral which was the subject of the Asset Sale) in an aggregate amount equal to the Fair Market Value of the Real Property, together with an Officers' Certificate stating that any specific exceptions to such title insurance are Permitted Collateral Liens, together with such endorsements and other opinions as are contemplated by Section 11.2(b)(ii) or, if such Real Property shall be located in Canada, a title Opinion of Counsel in form and substance satisfactory to the Collateral Agent; and

                  (iii) evidence of payment or a closing statement indicating payments to be made by the Company or the appropriate Guarantor of all title premiums, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of one counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Real Property to the Lien of any applicable Security Document to perfect such Lien.

            (c) if the Permitted Related Acquisition is a personal property interest, the Company or the appropriate Guarantor shall deliver to the Trustee and the Collateral Agent:

                  (i) an instrument in recordable form, if necessary, sufficient for the Lien of any applicable Security Document to cover such personal property interest; and

                  (ii) evidence of payment or a closing statement indicating payments to be made by the Company or the appropriate Guarantor of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of one counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Permitted Related Acquisition to the Lien of any Security Document.

            (d) An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Trustee and the Collateral Agent conform in all material respects to the requirements of this Indenture and that all conditions precedent herein relating to such application of Trust Moneys have been complied with.

            SECTION 12.5. Powers Exercisable Notwithstanding Event of Default.

            In case an Event of Default shall have occurred and shall be continuing, the Company or any Guarantor, as applicable, while in possession of Collateral (other than cash, Cash Equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Collateral Agent or the Trustee hereunder or under the Security Documents or with the trustee, mortgagee or other holder of a Prior Lien), may do any of the things enumerated in Sections 12.2, 12.3 and 12.4 if the holders of a majority in aggregate principal amount of the Securities outstanding, by appropriate action of such holders, shall consent to such action, in which event any certificate filed under any of such Sections shall omit the statement to the effect that no Event of Default has occurred and is continuing. This Section 12.05 shall not apply, however, during the continuance of an Event of Default of the type specified in Section 6.1(a) or (b).

            SECTION 12.6. Powers Exercisable by Collateral Agent or Receiver.

            In case the Collateral (other than any cash, Cash Equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Collateral Agent or the Trustee hereunder or under the Security Documents or with the trustee, mortgagee or other holder of a Prior
Lien) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article XII conferred upon the Company and any Guarantor, as applicable, with respect to the withdrawal or application of Trust Moneys may be exercised by such receiver or trustee, in which case a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officers' Certificate required by this Article XII. If the Collateral Agent or the Trustee shall be in possession of any of the Collateral hereunder or under any of the Security Documents, such powers may be exercised by the Collateral Agent or the Trustee, in its discretion.

            SECTION 12.7. Disposition of Securities Retired.

            All Securities received by the Trustee and for whose purchase Trust Moneys are applied under this Article XII, if not otherwise cancelled, shall be promptly delivered to the Trustee for cancellation and destruction unless the Trustee shall be otherwise directed in writing by the Company. Upon destruction of any Securities, the Trustee shall promptly issue a certificate of destruction to the Company.

            SECTION 12.8. Investment of Trust Moneys.

            All or any part of any Trust Moneys held by the Collateral Agent or the Trustee hereunder (except such as may be held for the account of any particular Securities) shall from time to time be invested or reinvested by the Collateral Agent or the Trustee in any Cash Equivalents pursuant to the written direction of the Company which shall specify the Cash Equivalents in which such Trust Moneys shall be invested. Unless an Event of Default occurs and is continuing, any interest on such Cash Equivalents (in excess of any accrued interest paid at the time of purchase) which may be received by the Collateral Agent or the Trustee shall be forthwith paid promptly to the Company. Such Cash Equivalents shall be held by the Collateral Agent or the Trustee, as the case may be, as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

            Neither the Collateral Agent nor the Trustee shall be liable or responsible for any loss resulting from such investments or sales except only for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct in complying with this Section 12.8.

                                  ARTICLE XIII

                                  MISCELLANEOUS

            SECTION 13.1. Trust Indenture Act Controls.

            If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

            SECTION 13.2. Notices.

            Any notice or communication shall be sufficiently given if in writing and delivered in Person or mailed by first-class mail addressed as follows:

            (a) if to the Issuers or the Guarantors:

                  c/o REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC
                  3770 Embassy Parkway
                  Akron, OH  44333
                  Attention: Vice President-Finance

            (b) if to the Trustee:

                  United States Trust Company of New York
                  114 West 47th Street, 25th Floor
                  New York, NY  10036
                  Re: Republic Technologies International, LLC
                  Attention: Cynthia Chaney

            (c) if to the Collateral Agent:

                  United States Trust Company of New York
                  114 West 47th Street, 25th Floor
                  New York, NY  10036
                  Re: Republic Technologies International, LLC
                  Attention: Cynthia Chaney

            Each of the Company, the Guarantors, the Trustee and the Collateral Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Securityholder, including any notice delivered in connection with TIA Section 310(b), TIA Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed to him, first-class postage prepaid, at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee or the Collateral Agent, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 13.3. Communications by Holders with Other Holders.

            Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuers, the Guarantors the Trustee, the Registrar, the Collateral Agent and any other Person shall have the protection of TIA Section 312(c).

            SECTION 13.4. Certificate and Opinion of Counsel as to Conditions
                          Precedent.

            Upon any request or application by the Issuers to the Trustee or the Collateral Agent to take any action under this Indenture, the Issuers shall furnish to the Trustee or the Collateral Agent, as applicable, at the request of the Trustee or the Collateral Agent, as applicable, (a) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (b) an Opinion of Counsel in form and substance satisfactory to the Trustee or the Collateral Agent, as applicable, stating that, in the opinion of counsel, all such conditions have been complied with and (c) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee or the Collateral Agent, as applicable, that complies with TIA Section 314(c).

            SECTION 13.5. Statements Required in Certificate and Opinion of
                          Counsel.

            Each certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (a) a statement that the Person making such certificate has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based; and

            (c) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

            SECTION 13.6. Rules by Trustee, Paying Agent, Registrar, Collateral
                          Agent.

            The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Securityholders. The Paying Agent, Collateral Agent or Registrar may make reasonable rules for its functions.

            SECTION 13.7. Legal Holidays.

            If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

            SECTION 13.8. Governing Law.

            The internal laws of the State of New York shall govern this Indenture, the Securities and the Guarantee.

            SECTION 13.9. No Recourse Against Others.

            A trustee, director, officer, employee, stockholder or beneficiary, as such, of the Issuers or the Guarantors shall not have any liability for any obligations of the Issuers or the Guarantors under the Securities or this Indenture or the Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

            SECTION 13.10. Successors.

            All agreements of the Issuers and the Guarantors in this Indenture and the Securities and the Guarantees shall bind their respective successors. All agreements of the Trustee and the Collateral Agent in this Indenture shall bind its successor.

            SECTION 13.11. Duplicate Originals.

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            SECTION 13.12. Severability.

            In case any provision in this Indenture or in the Securities or the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

            SECTION 13.13. Table of Contents, Headings, Etc.

            The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                    REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC, as Issuer

                                    By:  ______________________________________
                                         Name:
                                         Title:


                                    RTI CAPITAL CORP.,
                                    as Issuer

                                    By:  ______________________________________
                                         Name:
                                         Title:


                                    REPUBLIC TECHNOLOGIES INTERNATIONAL
                                    HOLDINGS, LLC,
                                    as Guarantor

                                    By:  ______________________________________
                                         Name:
                                         Title:

                                    NIMISHILLEN & TUSCARAWAS, LLC,
                                    as Guarantor

                                    By:  ______________________________________
                                         Name:
                                         Title:


                                    BLISS & LAUGHLIN, LLC,
                                    as Guarantor

                                    By:  ______________________________________
                                         Name:
                                         Title:


                                    CANADIAN DRAWN STEEL COMPANY INC.,
                                    as Guarantor

                                    By:  ______________________________________
                                         Name:
                                         Title:


                                    UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

                                    By:  ______________________________________
                                         Name:
                                         Title:


                                    UNITED STATES TRUST COMPANY OF NEW YORK, as Collateral Agent

                                    By:  ______________________________________
                                         Name:
                                         Title:

                                                                     EXHIBIT A-1

                               [FORM OF SECURITY]

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY OTHER STATE OR JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

            THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED AND REMAINS EFFECTIVE UNDER THE SECURITIES ACT,
(C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF, AND OTHERWISE IN COMPLIANCE WITH, REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2),
(3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR
(F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE ISSUERS AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.


                                     A-1-1

THE NOTE COMPRISING A PART OF THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT WITHIN THE MEANING OF SECTION 1273(A) OF THE INTERNAL REVENUE CODE OF 1986. THIS ISSUE PRICE IS $878.98 FOR EACH $1,000 OF STATED PRINCIPAL AMOUNT. THE ORIGINAL ISSUE DISCOUNT IS $121.02 FOR EACH $1,000 OF STATED PRINCIPAL AMOUNT. THE ISSUE DATE IS AUGUST 13, 1999. THE YIELD TO MATURITY IS 16.25% COMPOUNDED SEMIANNUALLY. ORIGINAL ISSUE DISCOUNT WILL BE ALLOCATED BASED ON ACCRUAL PERIODS ENDING ON EACH DATE ON WHICH AN INTEREST PAYMENT IS DUE AND THE 360 DAYS PER YEAR CONVENTION.

                    REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC
                                RTI CAPITAL CORP.

No.                                                             $
                                                                CUSIP No.

                      13 3/4% SENIOR SECURED NOTE DUE 2009

            REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC and RTI CAPITAL CORP. jointly and severally promise to pay Cede & Co. or registered assigns the
principal sum of              Dollars on July 15, 2009.

Interest Payment Dates: January 15 and July 15 of each year and at maturity

Record Dates: January 1 and July 1 of each year and 15 days prior to maturity

                                    REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC

                                    By:  ____________________________________

                                    By:  ____________________________________


                                    RTI CAPITAL CORP.

                                    By:  ____________________________________

                                    By:  ____________________________________

Dated:


                                     A-1-2

Certificate of Authentication

            This is one of the 13 3/4% Senior Secured Notes Due 2009 referred to in the within-mentioned Indenture.

                                    UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


                                    By:  ____________________________________
                                                 Authorized Signatory


                                     A-1-3

                              (REVERSE OF SECURITY)

                    REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC
                                RTI CAPITAL CORP.

                 13 3/4% SENIOR SECURED NOTE DUE 2009, SERIES A

            1. Interest. REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC, a Delaware limited liability company (the "Company"), and RTI CAPITAL CORP., a Delaware corporation (together with the Company, the "Issuers"), jointly and severally promise to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the reverse side hereof at a rate of 13.750% per annum (the "Initial Interest Rate"). Interest on this Security will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance through but excluding the date on which interest is paid. Interest shall be payable in arrears on each January 15, July 15 and at the stated maturity, commencing January 15, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by this Security plus 2% per annum and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

            2. Registration Rights. Pursuant to the Notes Exchange and Registration Rights Agreement by and among the Issuers, the Guarantors and the Initial Purchasers, the Issuers will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for 13 3/4% Senior Secured Notes Due 2009, Series B, of the Issuers (herein called the "Exchange Securities"), which have been registered under the Securities Act, in like principal amount and having identical terms as the Securities (except for this paragraph and terms related to transfer restrictions no longer applicable by virtue of such registration and terms relating to the payment of liquidated damages). The Holders of Securities shall be entitled to receive certain payments of liquidated damages in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Notes Exchange and Registration Rights Agreement.

            3. Method of Payment. The Issuers will pay interest on the Securities to the Persons who are registered Holders at the close of business on the January 1 or July 1 next preceding the interest payment date and the date of maturity. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Interest may be paid by wire transfer or check mailed to the person entitled thereto as shown on the Registrar for the Securities.

            4. Paying Agent and Registrar. Initially, United States Trust Company of New York (the "Trustee") will act as Paying Agent and Registrar. The Issuers may change any Paying


                                     A-1-4

Agent, Registrar or co-Registrar without notice. Neither of the Issuers nor any of their respective Affiliates may act as Paying Agent, Registrar or co-Registrar.

            5. Indenture and Guarantees. The Issuers have issued the Securities under an Indenture dated as of August 13, 1999 (the "Indenture") among the Issuers, the Guarantors, the Trustee and the Collateral Agent. This Security is one of an issue of 13 3/4% Senior Secured Notes Due 2009 of the Issuers issued, or to be issued, under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended from time to time ("TIA"). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Securities are senior secured obligations of the Issuers limited in aggregate principal amount to $425,000,000. Payment on each Security is guaranteed on a senior secured basis by the Guarantors in accordance with the terms of Article X of the Indenture. The Indenture limits, among other things, the incurrence of Indebtedness by the Issuers and the Restricted Subsidiaries; the creation of Liens by the Issuers and the Restricted Subsidiaries; purchases, redemptions, and other acquisitions or retirements of Capital Stock of the Company; transactions by the Company and the Restricted Subsidiaries with their respective Affiliates; and the ability of the Company or any of the Restricted Subsidiaries to merge with or into another entity. The limitations are subject to a number of important qualifications and exceptions.

            6. Redemption.

            (a) The Securities will be redeemable, in whole or in part, at the option of the Issuers, at any time on or after July 15, 2004, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date, if redeemed during the 12-month period beginning on of the years indicated below:

             Year                                      Percentage
             ----                                      ----------

             July 15, 2004..........................    106.875%
             July 15, 2005..........................    105.156%
             July 15, 2006..........................    103.438%
             July 15, 2007..........................    101.719%
             July 15, 2008 and thereafter...........    100.000%

            (b) In addition, at any time and from time to time prior to July 15, 2002, the Issuers may, at their option, following one or more Public Equity Offerings redeem up to an aggregate of 35% of the principal amount of Securities originally issued from the Holders, on a pro rata basis, at a redemption price equal to 113.750% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption; provided at least 65% aggregate principal amount of Securities would remain outstanding immediately after giving effect to any such redemption; provided, further, that if the Public Equity Offering is by Parent Guarantor, RTI or any other direct or indirect parent company of the Company, the net proceeds thereof shall have been contributed to the Company or used to buy Capital Stock (other than Disqualified Capital Stock) of the Company


                                     A-1-5
on or prior to the date of redemption. Notice of any such redemption must be mailed to Holders no later than 60 days after the applicable Public Equity Offering.

            7. Notice of Redemption. Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. On and after the Redemption Date, unless the Issuers default in making the redemption payment, interest ceases to accrue on the Securities or portions thereof called for redemption.

            8. Offers To Purchase. Sections 4.13 and 4.15 of the Indenture provide that after an Asset Sale or upon the occurrence of a Change of Control, subject to certain exceptions contained therein, the Issuers shall make an offer to purchase certain amounts of Securities in accordance with the procedures set forth in the Indenture.

            9. Security Documents. In order to secure the due and punctual payment of the principal of and interest on the Securities and all other amounts payable by the Issuers under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Pledgors have granted and, subject to the terms of the Indenture, will grant Liens on the Collateral to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Indenture and the Security Documents. The Securities will be secured by Liens on the Collateral that are subject only to certain permitted encumbrances, which shall include, among other things, an equal and ratable Lien on the Pledged Securities to secure Indebtedness under the New Credit Facility.

            Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

            The Trustee and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of any of the Security Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

            10. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities or portion of a Security selected for redemption, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

            11. Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of it for all purposes.

            12. Unclaimed Money. If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to


                                     A-1-6
the Issuers at their request. After that, Holders entitled to the money must look to the Issuers for payment as general creditors unless an "abandoned property" law designates another Person.

            13. Amendment, Supplement, Waiver. From time to time, the Issuers and the Guarantors, when authorized by Board Resolutions of their respective Boards of Directors, and the Trustee may, without the consent of the Holders of any outstanding Securities, amend, waive or supplement (or, if applicable, authorize the Collateral Agent to amend, waive or supplement) the Indenture, the Securities, the Guarantees, the Security Documents and/or the Intercreditor Agreements for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act, releasing certain Collateral described in the Indenture, acquiring a Lien on certain new property described in the Indenture or making any other change that does not adversely affect the rights of any holder of Securities. Other amendments and modifications of the Indenture, the Securities, the Guarantees, the Security Documents and the Intercreditor Agreements may be made by the Issuers, the Guarantors, the Trustee and, if applicable, the Collateral Agent with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities, subject to certain exceptions requiring the consent of the Holders of the particular Securities to be affected and certain exceptions requiring the consent of the Holders of 95% of the aggregate principal amount of outstanding Securities.

            14. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation will be released from those obligations.

            15. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default with respect to an Issuer or any Guarantor specified in clauses (k) and (l) of Section 6.1 of the Indenture) occurs and is continuing, then the Holders of at least 25% in aggregate principal amount of the outstanding Securities may, by written notice, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Securities shall, declare the principal of, premium, if any, and accrued and unpaid interest on, all the Securities to be due and payable immediately. Upon any such declaration such principal shall become due and payable immediately. If an Event of Default specified in clause
(k) or (l) of Section 6.1 of the Indenture with respect to an Issuer or any Guarantor occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            After a declaration of acceleration under Section 6.2 of the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee and before any foreclosure (whether pursuant to judicial proceedings or otherwise), or the taking of ownership in lieu of foreclosure, upon any Collateral by the Collateral Agent (on behalf of the Trustee or Holders), by the Trustee or at the direction of the Holders, the Holders of not less than a majority in aggregate principal amount of outstanding Securities, by written notice to the Issuers and the Trustee, may rescind such declaration if
(a) the Issuers have paid or deposited with the Trustee or the Collateral Agent a sum sufficient to pay (i) all sums paid or advanced by the Trustee or the Collateral Agent un-


                                     A-1-7
der the Indenture, the Security Documents and the Intercreditor Agreements and the reasonable compensation, expenses, disbursements and advances of the Trustee and the Collateral Agent and their respective agents and counsel, (ii) all overdue interest on all Securities, (iii) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Securities which has become due otherwise than by such declaration of acceleration; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture, the Guarantees, the Security Documents or the Securities. Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. The Issuers must furnish an annual compliance certificate to the Trustee.

            By acceptance of the benefits of the Indenture and the Security Documents each Holder confirms that the Collateral Agent is authorized to execute and deliver and perform its obligations under the Intercreditor Agreements and the remedies set forth in the Indenture shall be subject to the terms of such Intercreditor Agreements.

            16. Trustee Dealings with Issuers. Subject to certain limitations imposed by the TIA, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their respective Affiliates, and may otherwise deal with the Issuers or their respective Affiliates, as if it were not Trustee.

            17. No Recourse Against Others. A director, officer, employee or stockholder, as such, of an Issuer or a Guarantor shall not have any liability for any obligations of an Issuer or a Guarantor under the Securities or the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

            18. Discharge. The Issuers' and each Guarantor's obligations pursuant to the Indenture and the Guarantees will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of money and/or U.S. Government Obligations sufficient to pay when due principal of, premium, if any, and interest on the Securities to maturity or redemption, as the case may be.

            19. Definitions. Capitalized terms used but not defined herein have the meanings ascribed to them in the Indenture.


                                     A-1-8

            20. Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

            21. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            22. CUSIP. Pursuant to the recommendations promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


                                     A-1-9

                                 ASSIGNMENT FORM

If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to

________________________________________________________________________________

(Insert assignee's social security or tax ID number)____________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Print or type assignee's name, address and zip code) and irrevocably appoint

________________________________________________________________________________

agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for such agent.

            In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Securities and Exchange Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

                                   [Check One]

[ ] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

[ ] (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein, in the applicable sections of the Indenture shall have been satisfied.


                                     A-1-10

________________________________________________________________________________

Date:____________________   Your signature:_____________________________________
                                             (Sign exactly as your name appears
                                             on the other side of this Security)

Signature Guarantee:____________________________________________________________

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:__________________           _____________________________________________
                                   NOTICE:  To be executed by
                                                an executive officer


                                     A-1-11

                                                                     EXHIBIT A-2

THE NOTE COMPRISING A PART OF THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT WITHIN THE MEANING OF SECTION 1273(A) OF THE INTERNAL REVENUE CODE OF 1986. THIS ISSUE PRICE IS $878.98 FOR EACH $1,000 OF STATED PRINCIPAL AMOUNT. THE ORIGINAL ISSUE DISCOUNT IS $121.02 FOR EACH $1,000 OF STATED PRINCIPAL AMOUNT. THE ISSUE DATE IS AUGUST 13, 1999. THE YIELD TO MATURITY IS 16.25% COMPOUNDED SEMIANNUALLY. ORIGINAL ISSUE DISCOUNT WILL BE ALLOCATED BASED ON ACCRUAL PERIODS ENDING ON EACH DATE ON WHICH AN INTEREST PAYMENT IS DUE AND THE 360 DAYS PER YEAR CONVENTION.

                               [FORM OF SECURITY]

                    REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC
                                RTI CAPITAL CORP.

No.                                                            $
                                                               CUSIP No.

                      13 3/4% SENIOR SECURED NOTE DUE 2009

            REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC and RTI CAPITAL CORP. promise to pay Cede & Co. or registered assigns the principal sum of Dollars on July 15, 2009.

Interest Payment Dates: January 15 and July 15 of each year and at maturity

Record Dates: January 1 and July 1 of each year and 15 days prior to maturity

                                    REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC

                                    By:  ____________________________________

                                    By:  ____________________________________


                                    RTI CAPITAL CORP.

                                    By:  ____________________________________


                                     A-2-1

                                    By:  ____________________________________

Dated:


                                     A-2-2

                         Certificate of Authentication

            This is one of the 13 3/4% Senior Secured Notes Due 2009 referred to in the within-mentioned Indenture.

                                    UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


                                    By:  ____________________________________
                                                 Authorized Signatory


                                     A-2-3

                              (REVERSE OF SECURITY)

                    REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC
                                RTI CAPITAL CORP.

                 13 3/4% SENIOR SECURED NOTE DUE 2009, SERIES B


            1. Interest. REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC, a Delaware limited liability company (the "Company"), and RTI CAPITAL CORP., a Delaware corporation (together with the Company, the "Issuers"), jointly and severally promise to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the reverse side hereof at a rate of 13.750% per annum (the "Initial Interest Rate"). Interest on this Security will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance through but excluding the date on which interest is paid. Interest shall be payable in arrears on each January 15, each July 15, and at the stated maturity, commencing January 15, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by this Security plus 2% per annum and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

            2. Method of Payment. The Issuers will pay interest on the Securities to the Persons who are registered Holders at the close of business on the January 1 or July 1 next preceding the interest payment date and the date of maturity. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Interest may be paid by wire transfer or check mailed to the person entitled thereto as shown on the Registrar for the Securities.

            3. Paying Agent and Registrar. Initially, United States Trust Company of New York (the "Trustee") will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-Registrar without notice. Neither of the Issuers nor any of their respective Affiliates may act as Paying Agent, Registrar or co-Registrar.

            4. Indenture and Guarantees. The Issuers have issued the Securities under an Indenture dated as of August 13, 1999 (the "Indenture") among the Issuers, the Guarantors, the Trustee and the Collateral Agent. This Security is one of an issue of 13 3/4% Senior Secured Notes Due 2009 of the Issuers issued, or to be issued, under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended from time to time ("TIA"). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Securities are senior secured obligations of the Issuers limited in aggregate principal amount to $425,000,000. Payment on each Security is guaranteed on a senior se-


                                     A-2-4
cured basis by the Guarantors in accordance with the terms of Article X of the Indenture. The Indenture limits, among other things, the incurrence of Indebtedness by the Issuers and the Restricted Subsidiaries; the creation of Liens by the Issuers and the Restricted Subsidiaries; purchases, redemptions, and other acquisitions or retirements of Capital Stock of the Company; transactions by the Company and the Restricted Subsidiaries with their respective Affiliates; and the ability of the Company or any of the Restricted Subsidiaries to merge with or into another entity. The limitations are subject to a number of important qualifications and exceptions.

            5. Redemption.

            (a) The Securities will be redeemable, in whole or in part, at the option of the Issuers, at any time on or after July 15, 2004, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date, if redeemed during the 12-month period beginning on of the years indicated below:

             Year                                      Percentage
             ----                                      ----------

             July 15, 2004..........................    106.875%
             July 15, 2005..........................    105.156%
             July 15, 2006..........................    103.438%
             July 15, 2007..........................    101.719%
             July 15, 2008 and thereafter...........    100.000%

            (b) In addition, at any time and from time to time prior to July 15, 2002, the Issuers may, at their option, following one or more Public Equity Offerings redeem up to an aggregate of 35% of the principal amount of Securities originally issued from the Holders, on a pro rata basis, at a redemption price equal to 113.750% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption; provided at least 65% aggregate principal amount of Securities would remain outstanding immediately after giving effect to any such redemption; provided, further, that if the Public Equity Offering is by Parent Guarantor, RTI or any other direct or indirect parent company of the Company, the net proceeds thereof shall have been contributed to the Company or used to buy Capital Stock (other than Disqualified Capital Stock) of the Company on or prior to the date of redemption. Notice of any such redemption must be mailed to Holders no later than 60 days after the applicable Public Equity Offering.

            6. Notice of Redemption. Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. On and after the Redemption Date, unless the Issuers default in making the redemption payment, interest ceases to accrue on the Securities or portions thereof called for redemption.

            7. Offers To Purchase. Sections 4.13 and 4.15 of the Indenture provide that after an Asset Sale or upon the occurrence of a Change of Control, subject to certain exceptions contained therein, the Issuers shall make an offer to purchase certain amounts of Securities in accordance with the procedures set forth in the Indenture.


                                     A-2-5

            8. Security Documents. In order to secure the due and punctual payment of the principal of and interest on the Securities and all other amounts payable by the Issuers under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Pledgors have granted and, subject to the terms of the Indenture, will grant Liens on the Collateral to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Indenture and the Security Documents. The Securities will be secured by Liens on the Collateral that are subject only to certain permitted encumbrances, which shall include, among other things, an equal and ratable Lien on the Pledged Securities to secure Indebtedness under the New Credit Facility.

            Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

            The Trustee and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of any of the Security Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

            9. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities or portion of a Security selected for redemption, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

            10. Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of it for all purposes.

            11. Unclaimed Money. If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuers at their request. After that, Holders entitled to the money must look to the Issuers for payment as general creditors unless an "abandoned property" law designates another Person.

            12. Amendment, Supplement, Waiver. From time to time, the Issuers and the Guarantors, when authorized by Board Resolutions of their respective Boards of Directors, and the Trustee may, without the consent of the Holders of any outstanding Securities, amend, waive or supplement (or, if applicable, authorize the Collateral Agent to amend, waive or supplement) the Indenture, the Securities, the Guarantees, the Security Documents and/or the Intercreditor Agreements for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act, releasing certain Collateral described in the Indenture, acquiring a Lien on certain new property described in the Indenture or making any other change that does not adversely affect the rights of any holder of Securities. Other amendments and modifications of the Indenture, the Securities, the Guarantees, the Security Documents and the Intercreditor Agreements may be made by the Issuers, the


                                     A-2-6

Guarantors, the Trustee and, if applicable, the Collateral Agent with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities, subject to certain exceptions requiring the consent of the Holders of the particular Securities to be affected and certain exceptions requiring the consent of the Holders of 95% of the aggregate principal amount of outstanding Securities.

            13. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation will be released from those obligations.

            14. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default with respect to an Issuer or any Guarantor specified in clauses (k) and (l) of Section 6.1 of the Indenture) occurs and is continuing, then the Holders of at least 25% in aggregate principal amount of the outstanding Securities may, by written notice, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Securities shall, declare the principal of, premium, if any, and accrued and unpaid interest on, all the Securities to be due and payable immediately. Upon any such declaration such principal shall become due and payable immediately. If an Event of Default specified in clause
(k) or (l) of Section 6.1 of the Indenture with respect to an Issuer or any Guarantor occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            After a declaration of acceleration under Section 6.2 of the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee and before any foreclosure (whether pursuant to judicial proceedings or otherwise), or the taking of ownership in lieu of foreclosure, upon any Collateral by the Collateral Agent (on behalf of the Trustee or Holders), by the Trustee or at the direction of the Holders, the Holders of not less than a majority in aggregate principal amount of outstanding Securities, by written notice to the Issuers and the Trustee, may rescind such declaration if
(a) the Issuers have paid or deposited with the Trustee or the Collateral Agent a sum sufficient to pay (i) all sums paid or advanced by the Trustee or the Collateral Agent under the Indenture, the Security Documents and the Intercreditor Agreements and the reasonable compensation, expenses, disbursements and advances of the Trustee and the Collateral Agent and their respective agents and counsel, (ii) all overdue interest on all Securities,
(iii) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Securities which has become due otherwise than by such declaration of acceleration; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture, the Guarantee, the Security Documents or the Securities. Subject to certain limitations, Holders at least of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust


                                     A-2-7
or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. The Issuers must furnish an annual compliance certificate to the Trustee.

            By acceptance of the benefits of the Indenture and the Security Documents each Holder confirms that the Collateral Agent is authorized to execute and deliver and perform its obligations under the Intercreditor Agreements and the remedies set forth in the Indenture shall be subject to the terms of such Intercreditor Agreements.

            15. Trustee Dealings with Issuers. Subject to certain limitations imposed by the TIA the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their respective Affiliates, and may otherwise deal with the Issuers or their respective Affiliates, as if it were not Trustee.

            16. No Recourse Against Others. A director, officer, employee or stockholder, as such, of an Issuer or a Guarantor shall not have any liability for any obligations of an Issuer or a Guarantor under the Securities or the Indenture or the Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

            17. Discharge. The Issuers' and each Guarantor's obligations pursuant to the Indenture and the Guarantees will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of money and/or U.S. Government Obligations sufficient to pay when due principal of, premium, if any, and interest on the Securities to maturity or redemption, as the case may be.

            18. Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

            19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            20. Definitions. Capitalized terms used but not defined herein have the meanings ascribed to them in the Indenture.

            21. CUSIP. Pursuant to the recommendations promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


                                     A-2-8

                                     A-2-9

                                 ASSIGNMENT FORM

If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to

________________________________________________________________________________

(Insert assignee's social security or tax ID number)____________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Print or type assignee's name, address and zip code) and irrevocably appoint

________________________________________________________________________________

agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for such agent.

________________________________________________________________________________

Date:____________________    Your signature:____________________________________
                                             (Sign exactly as your name appears
                                             on the other side of this Security)

Signature Guarantee:____________________________________________________________


                                     A-2-10

                                                                       EXHIBIT B

                    FORM OF LEGEND FOR BOOK-ENTRY SECURITIES

            Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

            THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C

                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

Republic Technologies International, LLC
RTI Capital Corp.
c/o Republic Technologies International, LLC
3770 Embassy Parkway
Akron, OH  44333

Ladies and Gentlemen:

            In connection with our proposed purchase of $ aggregate principal amount of the 13 3/4% Senior Secured Notes due 2009 (the "Securities") of Republic Technologies International, LLC and RTI Capital Corp. (the "Issuers"), we confirm that:

            1. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to (x) the date which is two years (or such shorter period of time as permitted by Rule 144 under the Securities Act) after the later of the date of original issue of the Securities being acquired or any predecessor to such Securities or the last date on which the Issuers or any affiliate of either of the Issuers was the owner of the Securities being acquired or any predecessor of such Securities or (y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale Restriction Termination Date") only (a) to the Issuers, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a "qualified institutional buyer" under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States to "foreign purchasers" (as defined below) in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act (an "Institutional Accredited Investor") that is purchasing for its own account or for the account of such an institutional "accredited investor" in each case in a minimum principal amount of the Securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, in each case in accordance with applicable securities laws of any state of the United States or any other applicable juris-diction, subject, in each of the foregoing cases, to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Trustee, which shall provide, among other things, that the transferee is an Accredited Investor within the meaning of subparagraph (a)(1), (2), (3) or
      (7) of Rule 501 under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers, the Trustee and the Transfer Agent and Registrar reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certification and/or other information satisfactory to the Issuers and the Trustee.

            2. We are an Institutional Accredited Investor or a QIB purchasing Securities for our own account or for the account of one or more Institutional Accredited Investors, and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or the securities laws of any state of the United States and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment in the Securities for an indefinite period.

            3. We are acquiring the Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion and we and any such account are (a) a QIB, aware that the sale is being made in reliance on Rule 144A under the Securities Act, (b) an Institutional Accredited Investor, or (c) a person other than a U.S. person ("foreign purchasers"), which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust) in offshore transactions meeting the requirements of Rules 903 and 904 of Regulation S under the Securities Act.

            4. We have received a copy of the Offering Memorandum and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Issuers and receive answers thereto, as we deem necessary in order to verify the information contained in the Offering Memorandum.

            5. We are not purchasing the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of ERISA), except as may be permitted under ERISA.

            6. In the event that we purchase any Securities, we will acquire Securities having an outstanding principal amount of at least $250,000 for our own account and $250,000 for each account for which we are acting.

            We understand that the Trustee and the Registrar will not be required to accept for registration of transfer any Securities acquired by us, except upon presentation of evidence satisfactory to the Issuers and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Securities purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the first paragraph of this letter. We further agree to provide to any person acquiring any of the Securities from us a notice advising such person that transfers of such Securities are restricted as stated herein and that certificates representing such Securities will bear a legend to that effect.

            We represent that you, the Issuers, the Trustee and others are entitled to rely upon the truth and accuracy of our acknowledgments, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein cease to be accurate and complete. You are also irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

            We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any investor account for which we are acting as fiduciary agent.

            As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the respective meanings given to them in Regulation S under the Securities Act.

            THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                    Very truly yours,

                                    (Name of Purchaser)


                                    By:   ______________________________________


                                    Date: ______________________________________

            Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:


Name:______________________________


Address: __________________________

                                                                       EXHIBIT D

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                     _____________________, ____

United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, New York  10036
Attention:  Corporate Trust Department

            Re:   Republic Technologies International, LLC and
                  RTI Capital Corp. (the "Issuers") 13 3/4% Senior Secured Notes Due 2009 (the "Securities")

Ladies and Gentlemen:

            In connection with our proposed sale of $       aggregate principal
amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (1) the offer of the Securities was not made to a person in the United States;

            (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

            (5) we have advised the transferee of the transfer restrictions applicable to the Securities;

            (6) if the circumstances set forth in Rule 904(c) under the Securities Act are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Securities may be offered and sold during the restricted period specified in Rule 903(c)(2) or (3), as applicable, in accordance with the provisions of Regulation S; pursuant to registration of the Securities under the Securities Act; or pursuant to an available exemption from the registration requirements under the Securities Act; and

            (7) if the sale is made during a restricted period and the provisions of Rule 903(c)(3) are applicable thereto, we confirm that such sale has been made in accordance with such provisions.

            You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                    Very truly yours,

                                    [Name of Transferor]


                                    By:___________________________
                                       Authorized Signature


                                       D-2